FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-180779-08

MSBAM 2014-C15

Free Writing Prospectus
Structural and Collateral Term Sheet

$1,079,759,197

(Approximate Total Mortgage Pool Balance)

$933,991,000

 (Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC
Bank of America, National Association
CIBC Inc.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2014-C15

March 18, 2014

MORGAN STANLEY	BofA MERRILL LYNCH

Co-Lead Bookrunning Manager CIBC World Markets	Co-Lead Bookrunning Manager Drexel Hamilton

Co-Managers

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File Number 333-180779) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. This Term Sheet was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Please see additional important information and qualifications at the end of this Term Sheet.

Neither this term sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This term sheet is subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the Free Writing Prospectus. The information contained herein supersedes any such information previously delivered. The information contained herein should be reviewed only in conjunction with the entire Free Writing Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Free Writing Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Free Writing Prospectus and the Prospectus attached thereto as Exhibit A. The information contained herein will be more fully described in the Free Writing Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Free Writing Prospectus its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this term sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this term sheet may have been attached are not applicable to this term sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this term sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE

THIS TERM SHEET HAS BEEN PREPARED FOR INFORMATION PURPOSES TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN. THIS IS NOT A RESEARCH REPORT AND WAS NOT PREPARED BY THE UNDERWRITERS’ RESEARCH DEPARTMENTS. IT WAS PREPARED BY UNDERWRITER SALES, TRADING, BANKING OR OTHER NON-RESEARCH PERSONNEL. THIS TERM SHEET WAS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER UNDER U.S. FEDERAL TAX LAWS. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR. PLEASE SEE ADDITIONAL IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS TERM SHEET.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. This Term Sheet was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/Moody’s/DBRS)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description(4)	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)(8)	Certificate Principal to Value Ratio(7)(8)
Class A-1	AAAsf/Aaa(sf)/AAA(sf)	$48,500,000	30.000%	(4)	2.67	1-57	17.3%	45.1%
Class A-2	AAAsf/Aaa(sf)/AAA(sf)	$89,500,000	30.000%	(4)	4.83	57-59	17.3%	45.1%
Class A-SB	AAAsf/Aaa(sf)/AAA(sf)	$86,600,000	30.000%	(4)	7.37	59-116	17.3%	45.1%
Class A-3	AAAsf/Aaa(sf)/AAA(sf)	$210,000,000	30.000%	(4)	9.70	116-117	17.3%	45.1%
Class A-4	AAAsf/Aaa(sf)/AAA(sf)	$321,231,000	30.000%	(4)	9.81	117-118	17.3%	45.1%
Class X-A	AAAsf/Aaa(sf)/AAA(sf)	$808,469,000(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class A-S(11)	AAAsf/Aaa(sf)/AAA(sf)	$52,638,000	25.125%	(4)	9.83	118-118	16.2%	48.3%
Class B(11)	AA-sf/Aa3(sf)/AA(sf)	$80,982,000	17.625%	(4)	9.91	118-119	14.7%	53.1%
Class PST(11)	A-sf/A1(sf)/A(high)(sf)	$178,160,000	13.500%	(4)	9.89	118-119	14.0%	55.8%
Class C(11)	A-sf/A3(sf)/A(high)(sf)	$44,540,000	13.500%	(4)	9.92	119-119	14.0%	55.8%

Privately Offered Certificates(12)

Class	Expected Ratings (Fitch/Moody’s/DBRS)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description(4)	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class X-B	A-sf/A3(sf)/AAA(sf)	$125,522,000(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class X-C	NR/NR/AAA(sf)	$67,485,197(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class D	BBB-sf/NR/BBB(sf)	$64,786,000	7.500%	(4)	9.99	119-120	13.1%	59.7%
Class E	BB+sf/NR/BBB(low)(sf)	$13,497,000	6.250%	(4)	10.00	120-120	12.9%	60.5%
Class F	BB-sf/NR/BB(sf)	$10,797,000	5.250%	(4)	10.00	120-120	12.8%	61.1%
Class G	NR/NR/BB(low)(sf)	$10,798,000	4.250%	(4)	10.00	120-120	12.6%	61.8%
Class H	NR/NR/B(low)(sf)	$18,896,000	2.500%	(4)	10.00	120-120	12.4%	62.9%
Class J	NR/NR/NR	$26,994,197	0.000%	(4)	10.00	120-120	12.1%	64.5%

(1)
Ratings shown are those of Fitch Ratings, Inc., Moody’s Investors Service, Inc. and DBRS, Inc. Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates Do Not Represent Any Assessment of the Yield to Maturity That a Certificateholder May Experience and Such Ratings May Be Reviewed, Revised, Suspended, Downgraded, Qualified or Withdrawn By the Applicable Rating Agency” and “Ratings” in the other free writing prospectus, which is expected to be dated March 19, 2014 (the “Free Writing Prospectus”), to which the prospectus dated October 1, 2013 (the “Prospectus”) is attached as Exhibit A. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Free Writing Prospectus.

(2)
The certificate principal balances and notional amounts are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within the same maximum permitted variance. Any reduction or increase in the aggregate principal balance of mortgage loans within these parameters will result in changes to the initial certificate principal balance or notional amount of each class of certificates (other than the Class V and Class R Certificates) and to the other statistical data contained herein and in the Free Writing Prospectus. In addition, the notional amounts of the Class X-A, Class X-B and Class X-C Certificates may vary depending upon the final pricing of the classes of certificates and/or trust components whose certificate principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of the Class X-A, Class X-B or Class X-C Certificates, as applicable, would be equal to zero, such class of certificates will not be issued on the Closing Date.

(3)
The percentages indicated under the column “Approximate Initial Credit Support” with respect to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates in the aggregate. The percentage indicated under the column “Approximate Initial Credit Support” with respect to the Class C Certificates and the Class PST Certificates represents the approximate credit support for the underlying Class C trust component, which will have an initial outstanding balance on the closing date of $44,540,000.

(4)
The Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) or (iii) a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) less a specified percentage, which percentage may be zero. The Class PST Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the Class PST components. The pass-through rates for the Class A-S Certificates, the Class A-S trust component and the Class PST Component A-S will, at all times, be the same. The pass-through rates for the Class B Certificates, the Class B trust component and the Class PST Component B will, at all times, be the same. The pass-through rates for the Class C Certificates, the Class C trust component and the Class PST Component C will, at all times, be the same.

(5)
The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The expected weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the mortgage loans; (ii) no extensions of maturity dates of the mortgage loans; (iii) payment in full on the stated maturity date or, in the case of any mortgage loan having an anticipated repayment date, on the anticipated repayment date; and (iv) no prepayments of the mortgage loans prior to maturity or, in the case of a mortgage loan having an anticipated repayment date, prior to such anticipated repayment date. See the structuring assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in the Free Writing Prospectus.

(Footnotes continued on next page)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Structural Overview

(6)
Certificate Principal UW NOI Debt Yield for any class of principal balance certificates (other than the Exchangeable Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and the trust components, and the denominator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the Exchangeable Certificates) and trust components, if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(7)
Certificate Principal to Value Ratio for any class of principal balance certificates (other than the Exchangeable Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the Exchangeable Certificates) and trust components, if any, that are senior to such class, and the denominator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and the trust components. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(8)
Certificate Principal UW NOI Debt Yield for the Class A-S, Class B and Class C Certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and the trust components, and the denominator of which is the total initial principal balance of the Class A-S trust component, the Class B trust component or the Class C trust component, as applicable, and all other classes of principal balance certificates (other than the Exchangeable Certificates) and trust components that are senior to such trust component. Certificate Principal to Value Ratio for the Class A-S, Class B and Class C Certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of the Class A-S trust component, the Class B trust component or the Class C trust component, as applicable, and all other classes of principal balance certificates (other than the Exchangeable Certificates) and trust components that are senior to such trust component, and the denominator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and the trust components. The Certificate Principal UW NOI Debt Yield and Certificate Principal to Value Ratio of the Class PST Certificates are equal to the respective amounts for the Class C Certificates.

(9)
The Class X-A, Class X-B and Class X-C Certificates will not have certificate principal balances and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B and Class X-C Certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A Certificates will equal the aggregate certificate principal balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-S Certificates outstanding from time to time (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates). The notional amount of the Class X-B Certificates will equal the aggregate certificate principal balance of the Class B and Class C Certificates outstanding from time to time (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates). The notional amount of the Class X-C Certificates will equal the aggregate certificate principal balance of the Class F, Class G, Class H and Class J Certificates outstanding from time to time.

(10)
The pass-through rate on the Class X-A Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-S Certificates (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates) as described in the Free Writing Prospectus. The pass-through rate on the Class X-B Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (b) the weighted average of the pass-through rates of the Class B and Class C Certificates (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates) as described in the Free Writing Prospectus. The pass-through rate on the Class X-C Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (b) the weighted average of the pass-through rates of the Class F, Class G, Class H and Class J Certificates as described in the Free Writing Prospectus.

(11)
The Class A-S, Class B, Class PST and Class C Certificates are “Exchangeable Certificates.” On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C trust components (each a “trust component”), which will have outstanding principal balances on the closing date of $52,638,000, $80,982,000 and $44,540,000, respectively. The trust components will be held in the grantor trust for the benefit of the holders of the Class A-S, Class B, Class PST and Class C Certificates. The Class A-S, Class B, Class PST and Class C Certificates will, at all times, represent undivided beneficial ownership interests, held through the grantor trust, in one or more of such trust components. Each class of the Class A-S, Class B and Class C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding certificate principal balance of the trust component with the same alphabetical class designation. The Class PST Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding certificate principal balances of the Class A-S, Class B and Class C trust components, and such portions of those trust components are respectively referred to in this Term Sheet as the Class PST Component A-S, Class PST Component B and Class PST Component C (collectively, the “Class PST Components”). Following any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates or any exchange of Class PST Certificates for Class A-S, Class B and Class C Certificates as described in the Free Writing Prospectus, the percentage interests of the outstanding certificate principal balances of the Class A-S, Class B and Class C trust components that are represented by the Class A-S, Class B, Class PST and Class C Certificates will be increased or decreased accordingly. The initial certificate principal balance of each class of the Class A-S, Class B and Class C Certificates shown in the table represents the maximum certificate principal balance of such class without giving effect to any exchange. The initial certificate principal balance of the Class PST Certificates shown in the table is equal to the aggregate of the initial certificate principal balances of the Class A-S, Class B and Class C Certificates shown in the table and represents the maximum certificate principal balance of the Class PST Certificates that could be issued in an exchange; such initial certificate principal balance is not included in the aggregate certificate principal balance of the offered certificates set forth on the cover page of this Term Sheet. The certificate principal balances of the Class A-S, Class B and Class C Certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal balance of the Class PST Certificates issued on the closing date. Distributions and allocations of payments and losses with respect to the Exchangeable Certificates are described in this Term Sheet under “Allocations and Distributions on the Exchangeable Certificates” and under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus.

* For purposes of the foregoing chart, the Class A Senior Certificates includes the Class X-A Certificates, which are also offered certificates, in regards to payments of interest.
** For purposes of the foregoing chart, the Class X-B and Class X-C Certificates have the same payment priority as the Class A Senior Certificates in regards payments of interest.

(Footnotes continued on next page)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Structural Overview

(12)
Not offered pursuant to the Prospectus, the Free Writing Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R Certificates, which do not have a certificate principal balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class V Certificates represent a beneficial ownership interest held through the grantor trust in certain excess interest in respect of any mortgage loans having anticipated repayment dates, if any. The Class R Certificates represent the beneficial ownership of the residual interest in each of the three real estate mortgage investment conduits, as further described in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Structural Overview

Issue Characteristics

Offered Certificates:
$933,991,000 (approximate) monthly pay, multi-class, commercial mortgage Pass-Through Certificates, consisting of nine principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class PST and Class C) and one interest only class (Class X-A)

Co-Lead Bookrunning Managers:	Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated

Co-Manager:	CIBC World Markets Corp. and Drexel Hamilton, LLC

Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC, Bank of America, National Association and CIBC Inc.

Rating Agencies:	Fitch Ratings, Inc., Moody’s Investors Service, Inc. and DBRS, Inc.

Master Servicer:	Wells Fargo Bank, National Association

Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association

Certificate Administrator/ Certificate Registrar/Custodian:	Wells Fargo Bank, National Association

Trustee:	Deutsche Bank Trust Company Americas

Trust Advisor:	Situs Holdings, LLC

Initial Controlling Class Representative:	Eightfold Real Estate Capital Fund III, L.P. or an affiliate thereof

Cut-off Date:
April 1, 2014. For purposes of the information contained in this term sheet (this “Term Sheet”), scheduled payments due in April 2014 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on April 1, 2014, not the actual day on which such scheduled payments were due

Expected Pricing Date:	Week of March 24, 2014

Expected Closing Date:	Week of April 14, 2014

Determination Dates:	The 11th calendar day of each month (if the 11th calendar day is not a business day, the next succeeding business day), commencing in May 2014

Distribution Dates:	The 4th business day following the Determination Date in each month, commencing in May 2014

Rated Final Distribution Date:	The Distribution Date in April 2047

Interest Accrual Period:	Preceding calendar month

Payment Structure:	Sequential pay

Tax Treatment:	REMIC, except that the Class A-S, Class B, Class PST and Class C Certificates will evidence an interest in the grantor trust

Optional Termination:	1.00% clean-up call

Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A); $100,000 for the Class X-A Certificates

Settlement Terms:	DTC, Euroclear and Clearstream

Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of certificates is SMMEA eligible

Analytics:
The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services (i.e., BlackRock Financial Management, Inc., Bloomberg, L.P., Intex Solutions, Inc., Markit, CMBS.com, Inc. and Trepp LLC)

Bloomberg Ticker:	MSBAM 2014-C15 <MTGE><GO>

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS AND THE “RISK FACTORS” SECTION OF THE PROSPECTUS.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.

Amount and Order of Distributions:
On each distribution date, certificateholders will be entitled to receive distributions of interest and principal from funds received with respect to the mortgage loans and available for distribution. Funds available for distribution on the certificates will be net of excess interest, excess liquidation proceeds and specified trust expenses, including, without limitation, all advance reimbursements (with interest) and all servicing fees and expenses, certificate administrator fees (including trustee fees and custodian fees) and expenses, special servicer compensation, trust advisor fees (together with certain trust advisor consulting fees), CREFC® License Fees and expenses as set forth below. Distributions to certificateholders on each distribution date out of payments (or advances in lieu thereof) and other collections on the mortgage loans will be in an amount equal to each class’s interest and principal entitlement, subject to:

(i) payment of the respective interest entitlement for any other class of certificates bearing an earlier alphanumeric designation (except (x) in respect of the distribution of interest among the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-C Certificates, which will have the same senior priority and be distributed pro rata and (y) in respect of the distribution of interest among the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Exchangeable Certificates”);

(ii) if applicable, payment of the respective principal entitlement for the distribution date to the outstanding classes of principal balance certificates, first, to the Class A-SB Certificates, until the principal balance of such class has been reduced to the planned principal balance for the related distribution date set forth on Appendix VII to the Free Writing Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, in that order (or pro rata among such classes if the principal balance of all other classes of certificates has been reduced to zero as a result of the allocation of mortgage loan losses or trust advisor expenses to such other classes, or if the aggregate appraisal reduction equals or exceeds the aggregate principal balance of the Class A-S through Class J Certificates (including the Class PST Certificates)), until the principal balance of each such class has been reduced to zero, then, to the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Exchangeable Certificates” until the principal balance of each such class has been reduced to zero, and then to the Class D, Class E, Class F, Class G, Class H and Class J Certificates, in that order, until the principal balance of each such class has been reduced to zero; and

(iii) the allocation of trust advisor expenses, (a) first, to reduce payments of interest on the Class E Certificates, the Class D Certificates, the Class C trust component and the Class B trust component, in that order, (b) second, to reduce payments of principal on the Class E Certificates, the Class D Certificates, the Class C trust component, the Class B trust component and the Class A-S trust component, in that order, and (c) third, to reduce payments of principal on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates on a pro rata basis.

No trust advisor expenses (other than the trust advisor fee) will be allocated to or otherwise borne by the Control Eligible Certificates. As a result, none of the classes of such certificates will provide protection to the more senior classes of certificates for the purposes of allocating losses based on trust advisor expenses.

Trust advisor expenses allocated to the Class A-S trust component, the Class B trust component and the Class C trust component will be allocated to the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Exchangeable Certificates.”

Interest and Principal Entitlements:
Interest distributable on any class of certificates (other than the Exchangeable Certificates and the Class V and Class R Certificates) or trust component on any distribution date, with various adjustments described under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, represents all unpaid interest accrued with respect to that class of certificates or trust component through the end of the interest accrual period that corresponds to that distribution date. Interest accrues with respect to each such interest-bearing certificate and each trust component during each interest accrual period at the applicable pass-through rate for, and on the principal balance or notional amount, as applicable, of that certificate or trust component outstanding immediately prior to, the distribution date that corresponds to that interest accrual period. However, as described in “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, there are circumstances relating to the timing of prepayments in which the interest entitlement with respect to any certificate or trust component for a distribution date could be less than one full month’s interest at the pass-through rate on the certificate’s or trust component’s principal balance or notional amount. In addition, certain specified trust fund expenses, the right of the master servicer, the special servicer and the trustee to reimbursement for payment of advances (with interest thereon), and the rights of such parties and of the certificate administrator, the custodian and, subject to certain limitations, the trust advisor to the payments of compensation and reimbursement of certain costs and expenses will be prior to a certificateholder’s right to receive distributions of principal or interest. In addition, the right of the trust advisor to receive reimbursement of trust advisor expenses will be prior to the right of the holders of the Class B, Class PST, Class C, Class D and Class E Certificates to receive payments of interest, and to the right of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class PST, Class C, Class D and Class E Certificates to receive payments of principal.

The amount of principal available to be distributed on the classes entitled to principal on a particular distribution date will, in general, be equal to the sum of: (i) the principal portion of all scheduled payments, other than balloon payments, to the extent received during the related collection period or advanced by the master servicer or other party (in accordance with the pooling and servicing agreement) in respect of such distribution date; (ii) all principal prepayments and the principal portion of balloon payments received during

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Structural Overview

the related collection period; (iii) the principal portion of other collections on the mortgage loans received during the related collection period, for example liquidation proceeds, condemnation proceeds, insurance proceeds and income on other “real estate owned” (“REO”); and (iv) the principal portion of proceeds of mortgage loan repurchases received during the related collection period; subject, to certain adjustments described in the Free Writing Prospectus relating to the payment or reimbursement of nonrecoverable advances, workout-delayed reimbursement amounts and trust advisor expenses, and exclusive of any late collections of principal received during the related collection period for which there is an outstanding advance. The Class V, Class R, Class X-A, Class X-B and Class X-C Certificates will not be entitled to principal distributions.

Allocations and Distributions on the Exchangeable Certificates:
On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C trust components (each a “trust component”) which will have outstanding principal balances on the closing date of $52,638,000, $80,982,000 and $44,540,000, respectively. The trust components will be held in the grantor trust for the benefit of the holders of the Class A-S, Class B, Class PST and Class C Certificates. Each class of the Class A-S, Class B and Class C Certificates will, at all times, represent an undivided beneficial ownership interest, held through the grantor trust, in a percentage of the outstanding principal balance of the trust component with the same alphabetical class designation. The Class PST Certificates will, at all times, represent an undivided beneficial ownership interest, held through the grantor trust, in the remaining percentages of the outstanding principal balances of the Class A-S, Class B and Class C trust components, which portions of these trust components are respectively referred to in this Term Sheet as the “Class PST Component A-S,” “Class PST Component B” and “Class PST Component C” (collectively, the “Class PST Components”).

Distributions of principal and interest will be made sequentially with respect to the trust components in alphabetic order of class designation after all required distributions of interest and principal have been made with respect to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-C Certificates.

Interest, principal, prepayment premiums, yield maintenance charges and voting rights that are allocated to the Class A-S, Class B or Class C trust component will be distributed or allocated, as applicable, as between the Class A-S, Class B or Class C Certificates, as applicable, on the one hand, and Class PST Component A-S, Class PST Component B or Class PST Component C, as applicable (and correspondingly, the Class PST Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C trust component, as applicable. In addition, any losses (including, without limitation, as a result of trust advisor expenses) or collateral support deficit that are allocated to the Class A-S, Class B or Class C trust component will correspondingly be allocated as between the Class A-S, Class B or Class C Certificates, as applicable, on the one hand, and Class PST Component A-S, Class PST Component B or Class PST Component C, as applicable (and correspondingly, the Class PST Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C trust component, as applicable. For a complete description of the allocations and distributions with respect to the Class A-S trust component, the Class B trust component and the Class C trust component (and correspondingly the Class A-S, Class B, Class PST and Class C Certificates and the Class PST Component A-S, Class PST Component B and Class PST Component C), see “Description of the Offered Certificates” in the Free Writing Prospectus. See “Material Federal Income Tax Consequences” in the Free Writing Prospectus for a discussion of the tax treatment of the Exchangeable Certificates.

Exchanges of Exchangeable Certificates:
If you own Class A-S, Class B and Class C Certificates, you will be able to exchange them for a proportionate interest in the Class PST Certificates, and vice versa, as described in the Free Writing Prospectus. You can exchange your Exchangeable Certificates by notifying the certificate administrator. Holders of Class PST Certificates will be entitled to receive principal and interest that would otherwise be payable on the applicable proportion of the Class A-S, Class B and Class C Certificates exchangeable therefor. Any such allocations of principal and interest as between classes of Exchangeable Certificates will have no effect on the principal or interest entitlements of any other class of certificates. The Free Writing Prospectus describes the available combinations of Exchangeable Certificates eligible for exchange.

Special Servicer Compensation:
The special servicer is entitled to a special servicing fee payable from general collections on the mortgage loans. The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan that is a specially serviced mortgage loan or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be 0.25% per annum. Any primary servicing fee or sub-servicing fee will be paid by the special servicer out of the fees described above. The special servicer is also entitled to additional fees and amounts, including, without limitation, income on the amounts held in certain permitted investments. The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds in respect of a specially serviced mortgage loan or REO property and (ii) workout fees generally equal to 1.0% of interest and principal payments made in respect of a rehabilitated mortgage loan, subject to a cap with respect to each such fee of $1,000,000 with respect to any mortgage loan or REO property and subject to certain adjustments and exceptions as described in the Free Writing Prospectus under “Servicing of the Mortgage Loans—The Special Servicer—Special Servicer Compensation.”

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Free Writing Prospectus, although there may be a higher (or no) cap on liquidation and workout fees.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Structural Overview

Prepayment Premiums/Yield Maintenance Charges:
On any distribution date, prepayment premiums or yield maintenance charges collected in respect of each mortgage loan during the related collection period will be distributed by the certificate administrator on the classes of certificates or trust components as follows: to each class of principal balance certificates (other than the Exchangeable Certificates and the Class E, Class F, Class G, Class H and Class J Certificates) and each trust component then entitled to distributions of principal on such distribution date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to that class or trust component on that distribution date, and the denominator of which is the total amount distributed as principal to all classes of principal balance certificates and, without duplication, trust components on that distribution date, (b) the Base Interest Fraction for the related principal prepayment and that class or trust component and (c) the amount of the prepayment premium or yield maintenance charge collected in respect of such principal prepayment during the one month period ending on the related determination date. Any prepayment premiums or yield maintenance charges relating to the mortgage loans collected during the related collection period and remaining after those distributions described above (as to the applicable distribution date, the “Class X YM Distribution Amount”) will be distributed to the holders of the Class X Certificates, as follows: first, to holders of the Class X-A Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed on the applicable distribution date with respect to the classes of certificates and/or trust components whose certificate principal balances comprise the notional amount of the Class X-A Certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to the principal balance certificates, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date; second, to holders of the Class X-B Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed on the applicable distribution date with respect to the classes of certificates and/or trust components whose certificate principal balances comprise the notional amount of the Class X-B Certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to the principal balance certificates, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date; and third, to the holders of the Class X-C Certificates in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of the Class X-A and Class X-B Certificates. Distributions of prepayment premiums and yield maintenance charges made on the Class A-S trust component, the Class B trust component and the Class C trust component will be distributed to the Class A-S, Class B and Class C Certificates and the Class PST Components (and correspondingly the Class PST Certificates) as described above in “Allocations and Distributions on the Exchangeable Certificates.” No prepayment premiums or yield maintenance charges will be distributed to holders of the Class E, Class F, Class G, Class H, Class J, Class V or Class R Certificates.

The “Base Interest Fraction,” with respect to any principal prepayment of any mortgage loan that provides for payment of a prepayment premium or yield maintenance charge, and with respect to any class of principal balance certificates (other than the Exchangeable Certificates and the Class E, Class F, Class G, Class H and Class J Certificates) or trust component, is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class of certificates or trust component, as applicable, and (ii) the applicable discount rate and (B) whose denominator is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided that under no circumstances will the Base Interest Fraction be greater than one. If the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, then the Base Interest Fraction will equal zero; provided that if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, but is less than the pass-through rate on the subject class of certificates or trust component, then the Base Interest Fraction shall be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

Collateral Support Deficits:
On each distribution date, immediately following the distributions made to the certificateholders on that date, the certificate administrator will be required to calculate the amount, if any, by which (1) the aggregate stated principal balance of the mortgage loans, including any mortgage loans as to which the related mortgaged properties have become REO properties, expected to be outstanding immediately following that distribution date, is less than (2) the aggregate principal balance of the principal balance certificates after giving effect to distributions of principal on that distribution date and the allocation of any excess trust advisor expenses to reduce the principal balances of the principal balance certificates that are not Control Eligible Certificates on that distribution date (any such deficit, a “Collateral Support Deficit”).

On each distribution date, the certificate administrator will be required to allocate any Collateral Support Deficit to the respective classes of principal balance certificates (other than the Exchangeable Certificates) and the trust components in the following order:  to the Class J Certificates, the Class H Certificates, the Class G Certificates, the Class F Certificates, the Class E Certificates, the Class D Certificates, the Class C trust component, the Class B trust component, and the Class A-S trust component, in that order, in each case in reduction of and until the remaining principal balance of that class of certificates or trust components has been reduced to zero. Following the reduction of the principal balances of all such classes of certificates to zero, the certificate administrator will be required to allocate the Collateral Support Deficit to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, pro rata (based upon their respective principal balances), until the remaining principal balances of those classes of certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of certificates will be allocated to the respective certificates of such class in proportion to the percentage interests evidenced by the respective certificates. Collateral Support Deficit allocated to the Class A-S, Class B and Class C trust components will, in turn, be allocated to the Class A-S, Class B, Class PST and Class C Certificates as described above in “Allocations and Distributions on the Exchangeable Certificates.”

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Structural Overview

Appraisal Reductions:
The occurrence of certain adverse events affecting a mortgage loan (other than a non-serviced mortgage loan and the Marriott Philadelphia Downtown Mortgage Loan on and after the securitization of the controlling portion of the related companion loan (such date, the “Marriott Philadelphia Downtown Companion Loan Securitization Date”)) (“Appraisal Events”) will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of a mortgage loan plus all other amounts due under the mortgage loan and interest on advances made with respect to the mortgage loan exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in the Free Writing Prospectus.

Any appraisal reduction in respect of any non-serviced mortgage loan or the Marriott Philadelphia Downtown Mortgage Loan (on and after the Marriott Philadelphia Downtown Companion Loan Securitization Date) generally will be calculated in accordance with the related non-serviced mortgage loan pooling and servicing agreement (the pooling and servicing agreement entered into in connection with the securitization of the controlling portion of the Marriott Philadelphia Downtown companion loan is referred to herein as the “Marriott Philadelphia Downtown PSA”), which calculations are, or with respect to the Marriott Philadelphia Downtown Mortgage Loan are expected to be, generally similar to those provided for in the pooling and servicing agreement for this transaction.

Notwithstanding the foregoing, if an appraisal is required to be obtained in accordance with the applicable pooling and servicing agreement (including with respect to any non-serviced mortgage loan) but is not obtained within one hundred twenty (120) days following the applicable Appraisal Event, then, until such appraisal is obtained and solely for purposes of determining the amounts of P&I advances, the appraisal reduction will equal 25% of the stated principal balance of the related mortgage loan; provided that, upon receipt of an appraisal, the appraisal reduction for such mortgage loan will be recalculated generally in accordance with the preceding paragraphs.

If any mortgage loan is part of an A/B whole loan, a loan pair or a non-serviced loan combination, any appraisal reduction will be calculated in respect of such A/B whole loan, loan pair or non-serviced loan combination taken as a whole. With respect to an A/B whole loan, any such appraisal reduction will be allocated first to the related B note and then to the related A note. With respect to a loan pair or non-serviced loan combination, any such appraisal reduction will be allocated between the mortgage loan and the related serviced companion loan or non-serviced companion loan, respectively, on a pro rata basis by unpaid principal balance.

If an appraisal reduction exists for, or is allocable to, any mortgage loan, the interest portion of the amount required to be advanced on that mortgage loan will be reduced in the same proportion that the appraisal reduction bears to the stated principal balance of that mortgage loan. This will reduce the funds available to pay interest on the certificates or trust components, as applicable, then outstanding.

For a discussion of how appraisal reductions are calculated and allocated, see “Description of the Offered Certificates—Appraisal Reductions” in the Free Writing Prospectus.

A/B Whole Loans and Loan Pairs:
The mortgaged property identified on Appendix I to the Free Writing Prospectus as Arundel Mills & Marketplace secures on a pari passu basis (i) a mortgage loan (the “Arundel Mills & Marketplace Mortgage Loan”) with an outstanding principal balance as of the Cut-off Date of $150,000,000, representing approximately 13.9% of the initial pool balance, and (ii) a serviced companion loan that has an outstanding principal balance as of the Cut-off Date of $235,000,000 and that is not part of the mortgage pool and is currently held by Bank of America, National Association and Barclays Bank PLC. The Arundel Mills & Marketplace Mortgage Loan and the related serviced companion loan together constitute a serviced “loan pair,” are pari passu in right of payment and are expected to be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction.

The mortgaged property identified on Appendix I to the Free Writing Prospectus as La Concha Hotel & Tower secures on a pari passu basis (i) a mortgage loan (the “La Concha Hotel & Tower Mortgage Loan”) with an outstanding principal balance as of the Cut-off Date of $85,000,000, representing approximately 7.9% of the initial pool balance, and (ii) a serviced companion loan that has an outstanding principal balance as of the Cut-off Date of $42,000,000, that is not part of the mortgage pool and that is currently held by Bank of America, National Association. The La Concha Hotel & Tower Mortgage Loan and the related serviced companion loan together constitute a serviced “loan pair,” are pari passu in right of payment and are expected to be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction.

The mortgaged property identified on Appendix I to the Free Writing Prospectus as Marriott Philadelphia Downtown secures on a pari passu basis (i) a mortgage loan (the “Marriott Philadelphia Downtown Mortgage Loan”) with an outstanding principal balance as of the Cut-off Date of $69,828,471, representing approximately 6.5% of the initial pool balance, and (ii) a serviced companion loan that has an outstanding principal balance as of the Cut-off Date of $159,607,934, that is not part of the mortgage pool and that is currently held by Morgan Stanley Mortgage Capital Holdings LLC. The Marriott Philadelphia Downtown Mortgage Loan and the related serviced companion loan together constitute a serviced “loan pair” and are pari passu in right of payment.

The Marriott Philadelphia Downtown Loan Pair will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement related to this transaction only until the Marriott Philadelphia Downtown Companion Loan Securitization Date. On and after the Marriott Philadelphia Downtown Companion Loan Securitization Date, the Marriott Philadelphia Downtown Loan Pair will be serviced pursuant to the Marriott Philadelphia Downtown PSA and the related intercreditor agreement. Accordingly, on and after the Marriott Philadelphia Downtown Companion Loan Securitization Date, various servicing actions described in this Term Sheet will be performed by the master servicer and/or special servicer under, and in accordance with, the Marriott Philadelphia Downtown PSA, which provisions are expected to be substantially similar to or

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Structural Overview

consistent with the pooling and servicing agreement related to this transaction. For additional information regarding the Marriott Philadelphia Downtown Loan Pair, see “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Marriott Philadelphia Downtown Loan Pair” in the Free Writing Prospectus.

The serviced companion loan related to each of the foregoing mortgage loans may be sold or further divided at any time (subject to compliance with the terms of the related intercreditor agreement). For additional information, see “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in the Free Writing Prospectus.

There are no mortgage loans that are part of an A/B whole loan included in the mortgage pool.

Non-Serviced Loan Combinations:
The mortgaged property identified on Appendix I to the Free Writing Prospectus as AmericasMart secures on a pari passu basis (i) a mortgage loan (the “AmericasMart Mortgage Loan”) with an outstanding principal balance as of the Cut-off Date of $139,136,752, representing approximately 12.9% of the initial pool balance, and (ii) another mortgage loan (the “AmericasMart Non-Serviced Companion Loan”) that has an aggregate outstanding principal balance as of the Cut-off Date of $417,410,255 and is not part of the mortgage pool. The promissory notes comprising the AmericasMart Non-Serviced Companion Loan are currently held by WFRBS Commercial Mortgage Trust 2013-C18, Morgan Stanley Bank of America Merrill Lynch Trust 2014-C14 and WFRBS Commercial Mortgage Trust 2014-LC14. The AmericasMart Mortgage Loan and the AmericasMart Non-Serviced Companion Loan are pari passu in right of payment. The AmericasMart Mortgage Loan is a “non-serviced mortgage loan” and the AmericasMart Non-Serviced Companion Loan is a “non-serviced companion loan.”

The AmericasMart Mortgage Loan and the AmericasMart Non-Serviced Companion Loan are currently being serviced pursuant to the pooling and servicing agreement related to the WFRBS 2013-C18 securitization and the related intercreditor agreement. Accordingly, in the case of such non-serviced mortgage loan and non-serviced companion loan, various servicing actions described in this Term Sheet are actually being performed by the master servicer and/or special servicer under, and in accordance with, the WFRBS 2013-C18 pooling and servicing agreement, and the subordinate class representative under such securitization will generally have certain consent rights over major decisions and other matters with respect to the AmericasMart mortgage loan.

The mortgaged property identified on Appendix I to the Free Writing Prospectus as JW Marriott and Fairfield Inn & Suites secures on a pari passu basis (i) a mortgage loan (the “JW Marriott and Fairfield Inn & Suites Mortgage Loan”) that has an outstanding principal balance as of the Cut-off Date of $50,000,000, representing approximately 4.6% of the initial pool balance, and (ii) another mortgage loan (the “JW Marriott and Fairfield Inn & Suites Non-Serviced Companion Loan”) that has an aggregate outstanding principal balance as of the Cut-off Date of $75,000,000, is not part of the mortgage pool and is currently held by Morgan Stanley Bank of America Merrill Lynch Trust 2014-C14. The JW Marriott and Fairfield Inn & Suites Mortgage Loan and the JW Marriott and Fairfield Inn & Suites Non-Serviced Companion Loan are pari passu in right of payment. The JW Marriott and Fairfield Inn & Suites Mortgage Loan is a “non-serviced mortgage loan” and the JW Marriott and Fairfield Inn & Suites Non-Serviced Companion Loan is a “non-serviced companion loan.”

The JW Marriott and Fairfield Inn & Suites Mortgage Loan and the JW Marriott and Fairfield Inn & Suites Non-Serviced Companion Loan are currently being serviced pursuant to the pooling and servicing agreement related to the MSBAM 2014-C14 securitization and the related intercreditor agreement. Accordingly, in the case of such non-serviced mortgage loan and non-serviced companion loan, various servicing actions described in this Term Sheet are actually being performed by the master servicer and/or special servicer under, and in accordance with, the MSBAM 2014-C14 pooling and servicing agreement, and the controlling class representative under such securitization will generally have certain consent rights over major decisions and other matters with respect to the JW Marriott and Fairfield Inn & Suites mortgage loan.

For additional information, see “Description of the Mortgage Pool—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

Control Rights:
Subject to the limitations described below under “A/B Whole Loan, Loan Pair and Non-Serviced Loan Combination Control Rights” in respect of any A/B whole loans, loan pairs or non-serviced loan combinations, during any Subordinate Control Period, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Subordinate Control Period” means any period when the aggregate principal balance of the Class F Certificates (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) is at least 25% of the initial aggregate principal balance of that class.

During any Collective Consultation Period, the controlling class representative will not have any consent rights, but the controlling class representative and the trust advisor will each have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Collective Consultation Period” means any period when both (i) the aggregate principal balance of the Class F Certificates (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class), is less than 25% of the initial aggregate principal balance of the Class F Certificates and (ii) the aggregate principal balance of that class (without regard to any appraisal reductions allocable to such class), is at least 25% of the initial aggregate principal balance of that class.

During any Senior Consultation Period, the controlling class representative will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the trust advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Senior Consultation Period”

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Structural Overview

means a period when the aggregate principal balance of the Class F Certificates (without regard to any appraisal reductions allocable to such class) is less than 25% of the initial aggregate principal balance of that class. See “Servicing of the Mortgage Loans—The Controlling Class Representative” in the Free Writing Prospectus.

A/B Whole Loan, Loan Pair and Non-Serviced Loan Combination Control Rights:
If any mortgage loan is part of an A/B whole loan, a loan pair or a non-serviced loan combination, the controlling class representative’s consent and/or consultation rights with respect thereto may be limited as described in the Free Writing Prospectus. Prior to the Marriott Philadelphia Downtown Companion Loan Securitization Date, the controlling holder of the Marriott Philadelphia Downtown Loan Pair will be the holder of the promissory notes designated Note A-2 and Note A-3, comprising a portion of the related serviced companion loan.

The controlling class representative under the pooling and servicing agreement for this transaction will only have certain consultation rights with respect to certain major decisions and other matters related to the AmericasMart Non-Serviced Loan Combination, the JW Marriott and Fairfield Inn & Suites Non-Serviced Loan Combination and the Marriott Philadelphia Downtown Loan Pair, in each case only during a Subordinate Control Period and a Collective Consultation Period.

With respect to each of the Arundel Mills & Marketplace Mortgage Loan and the La Concha Hotel & Tower Mortgage Loan, any holder of the related serviced companion loan will have certain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters related to such mortgage loan and the related serviced companion loan.

See “Risk Factors—Risks Related to the Offered Certificates—Realization on a Mortgage Loan That Is Part of an A/B Whole Loan or Loan Pair May Be Adversely Affected by the Rights of the Related Directing Holder” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “Description of the Mortgage Pool—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

Control Eligible Certificates:	The “Control Eligible Certificates” will be the Class F, Class G, Class H and Class J Certificates.

Controlling Class Representative/ Controlling Class:
The controlling class representative will be the representative appointed by more than 50% of the Controlling Class (by principal balance). The “Controlling Class” will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class; provided that if no class of Control Eligible Certificates has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class, then the Controlling Class will be the most senior class of Control Eligible Certificates. A summary of the consent and consultation rights of the controlling class representative, and the limitations thereon, is set forth above under “Control Rights.” The Controlling Class on the closing date will be the Class J Certificates.

The initial controlling class representative will be Eightfold Real Estate Capital Fund III, L.P. or an affiliate thereof.

Appraised-Out Class:
Any class of Control Eligible Certificates, the aggregate principal balance of which (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) has been reduced to less than 25% of its initial aggregate principal balance, is referred to as an “Appraised-Out Class.”

Appraisal Remedy:
The holders of the majority (by principal balance) of an Appraised-Out Class will have the right, at their sole expense, to present to the special servicer a second appraisal for any mortgage loan (other than with respect to any non-serviced mortgage loan and the Marriott Philadelphia Downtown Mortgage Loan following the Marriott Philadelphia Downtown Companion Loan Securitization Date) for which an Appraisal Event has occurred prepared by an MAI appraiser on an “as-is” basis acceptable to the special servicer in accordance with the Servicing Standard. Upon receipt of such second appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable appraisal reduction is warranted and, if so warranted, will recalculate such appraisal reduction based upon such second appraisal. If required by any such recalculation, any applicable Appraised-Out Class will have its related principal balance notionally restored to the extent required by such recalculation of the appraisal reduction, and there will be a redetermination of whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect. However, until an Appraised-Out Class is restored as the Controlling Class, the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class (or, if all classes of Control Eligible Certificates are Appraised-Out Classes, the most senior class of Control Eligible Certificates), if any, will be the Controlling Class. The right of any Appraised-Out Class to present a second appraisal of any mortgage loan for which an Appraisal Event has occurred is limited to one appraisal with respect to each mortgaged property relating to the affected mortgage loan, subject to certain exceptions regarding a material change in circumstance. No certificateholders of an Appraised-Out Class will have appraisal remedies in respect of a non-serviced mortgage loan or, following the Marriott Philadelphia Downtown Companion Loan Securitization Date, the Marriott Philadelphia Downtown Mortgage Loan, under the pooling and servicing agreement for this transaction.

Sale of Defaulted Loans:
Defaulted serviced mortgage loans will be sold in a process similar to the sale process for REO property, as described under “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in the Free Writing Prospectus. There will be no “fair market value purchase option,” and the controlling class representative will have no right of first refusal with respect to the sale of defaulted loans. Non-serviced

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Structural Overview

mortgage loans that become defaulted loans may be sold pursuant to a similar process under the related pooling and servicing agreement.
Appointment and Termination of Special Servicer:
The controlling class representative will appoint the initial special servicer (but not with respect to any non-serviced mortgage loan or the Marriott Philadelphia Downtown Mortgage Loan). During any Subordinate Control Period, the special servicer (other than with respect to any non-serviced mortgage loan or the Marriott Philadelphia Downtown Mortgage Loan) may be replaced at any time by the controlling class representative. During any Collective Consultation Period and any Senior Consultation Period, the special servicer (other than with respect to any non-serviced mortgage loan or the Marriott Philadelphia Downtown Mortgage Loan) will be subject to termination without cause if certificateholders evidencing not less than 25% of voting rights request a vote of certificateholders to replace the special servicer. The certificate administrator would present the proposal to all certificateholders and replacement would be conditioned on receipt, within one hundred eighty (180) days thereafter, of approval of the termination from holders of 75% of the voting rights of the certificates. The holders initiating such vote will be responsible for the fees and expenses of the issuing entity in connection with the replacement.

During any Senior Consultation Period, if the trust advisor determines that the special servicer is not performing its duties in accordance with the Servicing Standard, the trust advisor will have the right to recommend the replacement of the special servicer. The trust advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of a majority of the voting rights of the principal balance certificates.

For purposes of the voting rights described above, the Class A-S, Class B, Class PST and Class C Certificates will be allocated voting rights in accordance with their respective percentage interests in the applicable Class A-S, Class B and Class C trust components as described in the Free Writing Prospectus.

In addition, if any mortgage loan is part of an A/B whole loan, a loan pair or a non-serviced loan combination, to the extent set forth in the related intercreditor agreement, the related directing holder may have the right to replace the special servicer, with respect to the related A/B whole loan, loan pair or non-serviced loan combination to the extent set forth in the related intercreditor agreement. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in the Free Writing Prospectus.

Servicing Standard:
Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the related B notes and serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Free Writing Prospectus and the terms of the pooling and servicing agreement; provided, that each of the AmericasMart Mortgage Loan, the JW Marriott and Fairfield Inn & Suites Mortgage Loan and the Marriott Philadelphia Downtown Mortgage Loan (on and after the Marriott Philadelphia Downtown Companion Loan Securitization Date) will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of the related companion loan or applicable portion thereof.

Defaulted Mortgage Loan Waterfall:
Amounts received by the issuing entity in respect of defaulted mortgage loans in connection with liquidation of any mortgage loan, net of unreimbursed advances and interest thereon, servicing compensation and other amounts payable or reimbursable therefrom, will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions. After the adjusted interest amount is so allocated, any remaining net proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions.

Trust Advisor:
The trust advisor will be required to promptly review all information available to certain privileged persons on the certificate administrator’s website related to any specially serviced mortgage loan or REO property and each asset status report with respect to specially serviced mortgage loans (provided that during any Subordinate Control Period, the trust advisor may only review final asset status reports).

During any Collective Consultation Period and any Senior Consultation Period, within sixty (60) days after the end of each calendar year during which any mortgage loan was a specially serviced mortgage loan or any mortgaged property was an REO property, the trust advisor will be required to meet with representatives of the special servicer to review certain operational practices of the special servicer related to specially serviced mortgage loans and REO properties.

In addition, during any Collective Consultation Period and any Senior Consultation Period, based on (i) the trust advisor’s annual meeting with the special servicer and (ii) the trust advisor’s review of any asset status reports and other information delivered to the trust advisor by the special servicer and any other information available to certain privileged persons on the certificate administrator’s website, the trust advisor will be required to prepare an annual report to be provided to the certificate administrator (and to be made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement during the prior calendar year on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans and REO properties. No such annual report will be required to be prepared or delivered with respect to any calendar year during which no annual meeting has occurred or with respect to any calendar year during which no asset status reports have been prepared in connection with a specially serviced mortgage loan or REO property.

Furthermore, during any Collective Consultation Period and any Senior Consultation Period, the special servicer will be required to consult (on a non-binding basis) the trust advisor in connection with certain major decisions involving any serviced mortgage loan, A/B whole loan, loan pair or any related REO property to the

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Structural Overview

extent described in this Term Sheet and the Free Writing Prospectus and as set forth in the pooling and servicing agreement; provided that, with respect to matters relating to any A/B whole loan or loan pair, the special servicer will only be required to consult the trust advisor with regard to such matters if the holder of the related B note or serviced companion loan, as applicable, is not (or is no longer) the directing holder with respect to such A/B whole loan or loan pair pursuant to the terms of the applicable intercreditor agreement. The trust advisor will have no consultation rights with respect to any non-serviced mortgage loan or any related non-serviced companion loan or the Marriott Philadelphia Downtown Loan Pair.

During any Subordinate Control Period, there will be no annual meeting between the trust advisor and the special servicer or any annual report prepared by the trust advisor, the trust advisor will not be permitted to consult or consent with regard to any particular servicing actions, and the trust advisor will not distribute any report based on any review of the special servicer’s actions or otherwise opine on the actions of the special servicer with respect to any mortgage loan.

Trust Advisor Expenses:
The trust advisor will be entitled, on each distribution date, to reimbursement for any trust advisor expenses, including unreimbursed indemnification amounts and other expenses (other than trust advisor fees) payable to the trust advisor pursuant to the terms of the pooling and servicing agreement. No trust advisor expenses will be allocated to or otherwise borne by the Control Eligible Certificates, and all trust advisor expenses will be allocated to reduce amounts due and owing to certain classes of the non-Control Eligible Certificates as described in the Free Writing Prospectus and above in this Term Sheet.

Termination and Replacement of Trust Advisor:
The trust advisor may be terminated or replaced without cause as described in the Free Writing Prospectus under “Servicing of the Mortgage Loans—The Trust Advisor—Termination of the Trust Advisor Without Cause.”

Deal Website:
The certificate administrator will be required to maintain a deal website which will include, among other items, (i) distribution date statements, (ii) CREFC® reports, (iii) summaries of final asset status reports, (iv) inspection reports, (v) appraisals, (vi) various special notices described in the Free Writing Prospectus, (vii) the “Investor Q&A Forum” and (viii) a voluntary “Investor Registry.” Investors may access the deal website following execution of an investor certification as described in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Bank of America, National Association	19	46	$655,587,236	60.7%
Morgan Stanley Mortgage Capital Holdings LLC	22	23	$333,233,863	30.9%
CIBC Inc.	7	7	$90,938,098	8.4%
Total:	48	76	$1,079,759,197	100.0%

Pool Statistics
Aggregate Cut-off Date Balance:	$1,079,759,197
Number of Mortgage Loans:	48
Average Cut-off Date Balance per Mortgage Loan:	$22,494,983
Number of Mortgaged Properties:	76
Average Cut-off Date Balance per Mortgaged Property:	$14,207,358
Weighted Average Mortgage Rate:	4.924%
% of Pool Secured by 5 Largest Mortgage Loans:	47.8%
% of Pool Secured by 10 Largest Mortgage Loans(2):	67.7%
% of Pool Secured by ARD Loans:	0.0%
Weighted Average Original Term to Maturity (months):	115
Weighted Average Remaining Term to Maturity (months):	113
Weighted Average Seasoning (months):	2
% of Pool Secured by Single Tenant Mortgaged Properties:	4.9%

Additional Debt
% of Pool with Pari Passu Mortgage Debt:	45.7%
% of Pool with Subordinate Mortgage Debt:	0.0%
% of Pool with Mezzanine Debt:	5.6%

Credit Statistics(3)
Weighted Average UW NOI DSCR:	2.02x
Weighted Average UW NOI Debt Yield:	12.1%
Weighted Average UW NCF DSCR:	1.87x
Weighted Average UW NCF Debt Yield:	11.2%
Weighted Average Cut-off Date LTV Ratio:	64.5%
Weighted Average Maturity Date LTV Ratio:	56.6%

(1)
Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to April 2014.

(2)	References to the “10 largest mortgage loans” and the “top 10 mortgage loans” herein include the 10 largest mortgage loans or groups of cross-collateralized loans.
(3)
With respect to the Arundel Mills & Marketplace Mortgage Loan, AmericasMart Mortgage Loan, La Concha Hotel & Tower Mortgage Loan, Marriott Philadelphia Downtown Mortgage Loan and JW Marriott and Fairfield Inn & Suites Mortgage Loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Collateral Overview

Amortization
Weighted Average Original Amortization Term (months):	349
Weighted Average Remaining Amortization Term (months):	348
% of Pool Amortizing Balloon:	46.5%
% of Pool Interest Only followed by Amortizing Balloon:	31.5%
% of Pool Interest Only through Maturity:	22.0%
% of Pool Fully Amortizing:	0.0%

Lockboxes
% of Pool with Hard Lockboxes:	54.2%
% of Pool with Soft Lockboxes:	22.3%
% of Pool with Springing Lockboxes:	21.7%
% of Pool with No Lockboxes:	1.8%

Reserves
% of Pool Requiring Tax Reserves:	74.0%
% of Pool Requiring Insurance Reserves:	25.5%
% of Pool Requiring Replacement Reserves:	67.3%
% of Pool Requiring TI/LC Reserves(4):	47.7%

Call Protection
% of Pool with lockout period, followed by defeasance until open period:	81.2%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	6.7%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	12.1%

(4)	Based only on mortgage loans secured by retail, office, mixed use, and industrial properties.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	BANA	Arundel Mills & Marketplace(1)	Hanover	MD	Retail	$150,000,000	13.9%	1,655,776	$232.51	2.84x	12.8%	52.7%	52.7%
2	BANA	AmericasMart(2)	Atlanta	GA	Special Purpose	$139,136,752	12.9%	4,563,219	$121.96	1.68x	13.0%	60.5%	46.4%
3	BANA	La Concha Hotel & Tower(3)	San Juan	PR	Hospitality	$85,000,000	7.9%	483	$262,939.96	1.98x	15.4%	68.3%	56.6%
4	BANA	Sun Communities Portfolio II	Various	Various	Manufactured Housing	$72,438,339	6.7%	3,344	$21,662.18	1.88x	12.2%	63.7%	56.4%
5	MSMCH	Marriott Philadelphia Downtown(4)	Philadelphia	PA	Hospitality	$69,828,471	6.5%	1,408	$162,951.99	1.61x	12.8%	74.7%	62.2%
6	MSMCH	Aspen Lake Office Portfolio	Austin	TX	Office	$60,000,000	5.6%	379,898	$157.94	1.84x	8.9%	75.0%	75.0%
7	BANA	JW Marriott and Fairfield Inn & Suites(5)	Indianapolis	IN	Hospitality	$50,000,000	4.6%	1,173	$106,564.36	3.20x	23.8%	35.8%	32.9%
8	MSMCH	Miami Airport Hotel Portfolio - Hilton Garden Inn(6)	Miami	FL	Hospitality	$21,905,101	2.0%	189	$120,882.06	1.52x	11.7%	73.9%	62.0%
9	MSMCH	Miami Airport Hotel Portfolio - Homewood Suites by Hilton(6)	Miami	FL	Hospitality	$15,930,983	1.5%	124	$120,882.06	1.52x	11.7%	73.9%	62.0%
10	BANA	Victoria Park	Davenport	FL	Multifamily	$36,300,000	3.4%	348	$104,310.34	1.25x	8.3%	78.9%	70.0%
11	MSMCH	Aspen Heights - Harrisonburg	Harrisonburg	VA	Multifamily	$30,570,000	2.8%	180	$169,833.33	1.22x	8.1%	74.6%	68.9%
		Total/Wtd. Avg.				$731,109,646	67.7%			2.02x	12.9%	64.8%	54.4%

(1)
The Arundel Mills & Marketplace Mortgage Loan is part of a $385,000,000 pari passu loan pair that is evidenced by six pari passu promissory notes. The Arundel Mills & Marketplace Mortgage Loan is evidenced by two of such pari passu notes (Notes A-1-1 and A-1-2) with an aggregate outstanding principal balance as of the Cut-off Date of $150,000,000. The pari passu notes not included in the Issuing Entity (Notes A-2-1, A-2-2, A-3-1 and A-3-2) evidence the related serviced companion loan, which has an outstanding balance as of the Cut-off Date of $235,000,000. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include the related pari passu serviced companion loan. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Arundel Mills & Marketplace Loan Pair” in the free writing prospectus.

(2)
The AmericasMart Mortgage Loan is part of a $560,000,000 pari passu non-serviced loan combination that is evidenced by eight pari passu promissory notes. The AmericasMart Mortgage Loan is evidenced by two of such pari passu notes (Notes 4-1 and 4-2) with an aggregate outstanding principal balance as of the Cut-off Date of $139,338,340. The pari passu notes not included in the Issuing Entity (Notes 1-1, 1-2, 2-1, 2-2, 3-1 and 3-2) evidence, in the aggregate, the related non-serviced companion loan, which has an outstanding balance as of the Cut-off Date of $417,410,255. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include the related pari passu non-serviced companion loan. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The AmericasMart Non-Serviced Loan Combination” in the free writing prospectus.

(3)
The La Concha Hotel & Tower Mortgage Loan is part of a $127,000,000 pari passu loan pair that is evidenced by two pari passu promissory notes. The La Concha Hotel & Tower Mortgage Loan is evidenced by one of such pari passu notes (Note A-1) with an outstanding principal balance as of the Cut-off Date of $85,000,000. The pari passu note not included in the Issuing Entity (Note A-2) evidences the related serviced companion loan, which has an outstanding balance as of the Cut-off Date of $42,000,000. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include the related pari passu serviced companion loan. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The La Concha Hotel & Tower Loan Pair” in the free writing prospectus.

(4)
The Marriott Philadelphia Downtown Mortgage Loan is part of a $230,000,000 pari passu loan pair that is evidenced by four pari passu promissory notes. The Marriott Philadelphia Downtown Mortgage Loan is evidenced by one of such pari passu notes (Note A-1) with an outstanding principal balance as of the Cut-off Date of $69,828,471. The pari passu notes not included in the Issuing Entity (Notes A-2, A-3 and A-4) evidence, in the aggregate, the related serviced companion loan, which has an outstanding balance as of the Cut-off Date of $159,607,934. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include the related pari passu serviced companion loan. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Marriott Philadelphia Downtown Loan Pair” in the free writing prospectus.

(5)
The JW Marriott and Fairfield Inn & Suites Mortgage Loan is part of a $125,000,000 pari passu non-serviced loan combination that is evidenced by two pari passu promissory notes. The JW Marriott and Fairfield Inn & Suites Mortgage Loan is evidenced by one of such pari passu notes (Note A-2) with an outstanding principal balance as of the Cut-off Date of $50,000,000. The pari passu note not included in the Issuing Entity (Note A-1) evidences the related non-serviced companion loan, which has an outstanding balance as of the Cut-off Date of $75,000,000. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include the related pari passu non-serviced companion loan. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The JW Marriott and Fairfield Inn & Suites Non-Serviced Loan Combination” in the free writing prospectus.

(6)
The Miami Airport Hotel Portfolio - Hilton Garden Inn Mortgage Loan and the Miami Airport Hotel Portfolio - Homewood Suites by Hilton Mortgage Loan are cross-collateralized and cross-defaulted. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations are calculated on an aggregate crossed-pool basis.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans(1)
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Controlling Pooling and Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Total Mortgage Debt Cut-off Date LTV
1	BANA	Arundel Mills & Marketplace	$150,000,000	$235,000,000	$385,000,000	MSBAM 2014-C15	Wells Fargo	Midland	MSBAM 2014-C15	2.84x	12.8%	52.7%
2	BANA	AmericasMart	$139,136,752	$417,410,255	$556,547,007	WFRBS 2013-C18	Wells Fargo	Midland	WFRBS 2013-C18	1.68x	13.0%	60.5%
3	BANA	La Concha Hotel & Tower	$85,000,000	$42,000,000	$127,000,000	MSBAM 2014-C15	Wells Fargo	Midland	MSBAM 2014-C15	1.98x	15.4%	68.3%
5	MSMCH	Marriott Philadelphia Downtown	$69,828,471	$159,607,934	$229,436,406	(2)	Wells Fargo(2)	Midland(2)	(2)	1.61x	12.8%	74.7%
7	BANA	JW Marriott and Fairfield Inn & Suites	$50,000,000	$75,000,000	$125,000,000	MSBAM 2014-C14	Wells Fargo	Rialto Capital	MSBAM 2014-C14	3.20x	23.8%	35.8%

(1)	With respect to the above listed mortgage loans, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan.

(2)
Upon a securitization of the controlling portion of the Marriott Philadelphia Downtown Companion Loan, servicing of the Marriott Philadelphia Downtown Mortgage Loan will be governed by the pooling and servicing agreement to be entered into in connection with that securitization, and the representative of the controlling class under that pooling and servicing agreement will have certain consent rights regarding servicing of the Marriott Philadelphia Downtown Loan Pair, and the master servicer and the special servicer under that pooling and servicing agreement may not be Wells Fargo or Midland, respectively.

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Loan per Unit/SF	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
6	MSMCH	Aspen Lake Office Portfolio(1)	$60,000,000	$157.94	$12,000,000	1.84x	8.9%	75.0%	1.29x	7.4%	90.0%

(1)
With respect to the Aspen Lake Office Portfolio Mortgage Loan, the Aspen Lake Office Portfolio Mezzanine Borrower has the right to obtain a future funding of up to $8,500,000, for a total of $20,500,000 in mezzanine loan proceeds, provided that the following conditions, among others, are met: (i) the additional loan proceeds are used in connection with the reconstruction of a portion of the Aspen Lake Office Portfolio Property, (ii) the aggregate debt service coverage ratio is equal to or greater than 1.30x, (iii) the aggregate debt yield is equal to or greater than 7.4%, (iv) the aggregate loan-to-value ratio is equal to or less than 90%, (v) the additional mezzanine funding does not exceed 85% of the cost of the reconstruction work, (vi) the non-recourse carveout guarantor provides a completion guaranty with respect to the reconstruction work, and (vii) the Aspen Lake Office Portfolio Mezzanine Borrower has obtained a modification, renewal or replacement of the lease to Q2 Software that complies with the terms of the mezzanine loan documents and provides for a term or extension period of at least 10 years.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Characteristics of the Mortgage Loans

Prior Securitization History(1)(2)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut- off Date LTV	Maturity Date LTV	Prior Securitization
1	BANA	Arundel Mills & Marketplace	Hanover	MD	Retail	$150,000,000	13.9%	1,655,776	$232.51	2.84x	12.8%	52.7%	52.7%
1.1	BANA	Arundel Mills	Hanover	MD	Retail	$146,250,000		1,554,241						BACM 2007-4; BACM 2007-5; BACM 2008-1; MLMT 2008-C1
1.2	BANA	Arundel Marketplace	Hanover	MD	Retail	$3,750,000		101,535						BSCMS 2004-PWR3
2	BANA	AmericasMart	Atlanta	GA	Special Purpose	$139,136,752	12.9%	4,563,219	$121.96	1.68x	13.0%	60.5%	46.4%	WBCMT 2005-C19; WBCMT 2005-C20
4	BANA	Sun Communities Portfolio II	Various	Various	Manufactured Housing	$72,438,339	6.7%	3,344	$21,662.18	1.88x	12.2%	63.7%	56.4%
4.2	BANA	Alpine Meadows	Alpine Township	MI	Manufactured Housing	$11,397,269		403						GECMC 2004-C3
4.8	BANA	Country Acres	Cadillac	MI	Manufactured Housing	$4,507,395		182						MLMT 2004-BPC1
4.9	BANA	Forest Meadows	Philomath	OR	Manufactured Housing	$2,623,948		75						MLMT 2004-BPC1
4.10	BANA	St. Clair Place	St. Clair	MI	Manufactured Housing	$1,722,469		100						MLMT 2004-BPC1
15	BANA	Northway Mall	Colonie	NY	Retail	$22,473,429	2.1%	353,440	$63.58	1.87x	12.3%	59.3%	48.2%	GMACC 2002-C2
20	MSMCH	The Pointe at Western	Kalamazoo	MI	Multifamily	$16,000,000	1.5%	324	$49,382.72	1.28x	9.0%	72.7%	67.3%	CGCMT 2005-C3
23	CIBC	Fairfield Lakes Apartments	Pensacola	FL	Multifamily	$14,250,000	1.3%	268	$53,171.64	1.30x	9.3%	69.5%	60.9%	GMACC 2004-C3
26	CIBC	Chelsea Business Park	Boothwyn	PA	Industrial	$10,500,000	1.0%	144,319	$72.76	1.45x	10.9%	68.0%	50.9%	GCCFC 2004-GG1
28	BANA	Fullerton Self Storage	Nottingham	MD	Self Storage	$9,200,000	0.9%	1,096	$8,394.16	2.38x	11.7%	55.0%	55.0%	BACM 2005-4
36	BANA	Old Sarasota Self Storage	Sarasota	FL	Self Storage	$5,685,592	0.5%	675	$8,423.10	1.51x	10.0%	69.3%	57.4%	BACM 2005-2
40	BANA	Seven Star MHC	Carson City	NV	Manufactured Housing	$5,094,644	0.5%	180	$28,303.58	1.72x	11.3%	57.6%	47.6%	BSCMS 2006-PW13
45	BANA	US Storage Harbor City	Harbor City	CA	Self Storage	$3,989,194	0.4%	488	$8,174.58	2.09x	13.1%	51.5%	42.1%	MLMT 2004-MKB1
		Total				$619,019,031	41.6%

(1)
Includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such property was included in a securitization. The table above describes the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers.

(2)
With respect to the Arundel Mills & Marketplace Mortgage Loan, AmericasMart Mortgage Loan, La Concha Hotel & Tower Mortgage Loan, Marriott Philadelphia Downtown Mortgage Loan and JW Marriott and Fairfield Inn & Suites Mortgage Loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($89,500,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Certificate Principal Balance	NSF/ Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
6	MSMCH	Aspen Lake Office Portfolio	TX	Office	$60,000,000	5.6%	$60,000,000	67.0%	379,898	$157.94	1.84x	8.9%	75.0%	75.0%	58	58
19	BANA	Canyon Club at Metropolis	IN	Multifamily	$17,168,911	1.6%	$15,842,506	17.7%	206	$83,344.23	1.46x	9.4%	72.4%	66.8%	0	57
31	MSMCH	Country Hills Apartments	NV	Multifamily	$8,400,000	0.8%	$7,857,255	8.8%	208	$40,384.62	1.31x	8.8%	75.0%	70.2%	11	59
46	MSMCH	Natural Grocers - Wichita Falls, TX	TX	Retail	$3,514,924	0.3%	$3,249,363	3.6%	15,000	$234.33	1.41x	9.6%	65.1%	60.2%	0	58
		Total/Wtd. Avg.			$89,083,835	8.3%	$86,949,124	97.1%			1.64x	9.0%	74.2%	71.8%	34	58

(1)
The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 Certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Characteristics of the Mortgage Loans

Property Type Distribution(1)(2)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Retail	30	$282,714,492	26.2%	4.567%	2.19x	11.4%	59.2%	54.7%
Super Regional Mall	1	$146,250,000	13.5%	4.288%	2.84x	12.8%	52.7%	52.7%
Anchored	28	$128,739,492	11.9%	4.865%	1.50x	9.7%	65.7%	56.5%
Unanchored	1	$7,725,000	0.7%	4.860%	1.43x	10.8%	72.9%	63.0%
Hospitality	6	$242,664,556	22.5%	5.132%	2.05x	15.8%	64.3%	54.2%
Full Service	3	$200,628,471	18.6%	5.085%	2.13x	16.4%	63.1%	53.1%
Select Service	1	$21,905,101	2.0%	5.430%	1.52x	11.7%	73.9%	62.0%
Limited Service	2	$20,130,983	1.9%	5.270%	1.87x	14.2%	65.9%	55.9%
Multifamily	14	$208,758,182	19.3%	4.911%	1.41x	9.2%	72.9%	65.6%
Garden	10	$146,950,083	13.6%	4.845%	1.47x	9.4%	72.8%	65.1%
Student Housing	4	$61,808,098	5.7%	5.068%	1.27x	8.6%	73.2%	67.0%
Special Purpose	1	$139,136,752	12.9%	5.451%	1.68x	13.0%	60.5%	46.4%
Trade Mart	1	$139,136,752	12.9%	5.451%	1.68x	13.0%	60.5%	46.4%
Office	6	$78,346,293	7.3%	4.781%	1.79x	9.7%	71.7%	69.3%
Suburban	5	$77,143,724	7.1%	4.779%	1.79x	9.7%	72.0%	69.6%
Medical	1	$1,202,569	0.1%	4.905%	1.68x	11.6%	54.7%	51.4%
Manufactured Housing	11	$77,532,983	7.2%	4.901%	1.87x	12.1%	63.3%	55.8%
Manufactured Housing	9	$64,029,797	5.9%	4.903%	1.86x	12.1%	63.2%	55.7%
Manufactured Housing/RV Community	2	$13,503,186	1.3%	4.890%	1.88x	12.2%	63.7%	56.4%
Self Storage	5	$26,117,283	2.4%	4.782%	2.05x	11.9%	57.0%	50.7%
Self Storage	5	$26,117,283	2.4%	4.782%	2.05x	11.9%	57.0%	50.7%
Mixed Use	2	$13,988,657	1.3%	4.696%	1.62x	10.2%	64.0%	52.3%
Self Storage/Retail	1	$9,788,657	0.9%	4.630%	1.78x	11.2%	60.4%	49.3%
Multifamily/Office/Retail	1	$4,200,000	0.4%	4.850%	1.25x	8.0%	72.4%	59.4%
Industrial	1	$10,500,000	1.0%	4.940%	1.45x	10.9%	68.0%	50.9%
Flex	1	$10,500,000	1.0%	4.940%	1.45x	10.9%	68.0%	50.9%
Total/Wtd. Avg.	76	$1,079,759,197	100.0%	4.924%	1.87x	12.1%	64.5%	56.6%

(1)
All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)
With respect to the Arundel Mills & Marketplace Mortgage Loan, AmericasMart Mortgage Loan, La Concha Hotel & Tower Mortgage Loan, Marriott Philadelphia Downtown Mortgage Loan and JW Marriott and Fairfield Inn & Suites Mortgage Loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Characteristics of the Mortgage Loans

Geographic Distribution(1)(2)
State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Maryland	3	$159,200,000	14.7%	4.315%	2.82x	12.8%	52.9%	52.9%
Georgia	3	$141,202,984	13.1%	5.443%	1.68x	13.0%	60.4%	46.5%
Florida	8	$108,525,985	10.1%	5.187%	1.45x	10.2%	73.3%	63.5%
Indiana	7	$106,179,364	9.8%	4.745%	2.28x	16.3%	54.6%	49.3%
Pennsylvania	7	$100,007,693	9.3%	5.154%	1.55x	11.9%	73.7%	61.8%
Texas	10	$94,110,112	8.7%	4.744%	1.75x	9.8%	71.5%	67.5%
Puerto Rico	1	$85,000,000	7.9%	5.187%	1.98x	15.4%	68.3%	56.6%
Michigan	8	$81,288,850	7.5%	4.934%	1.63x	10.8%	68.0%	60.4%
Illinois	5	$66,979,900	6.2%	4.849%	1.54x	9.1%	66.4%	58.4%
California	9	$38,704,834	3.6%	4.878%	1.64x	10.7%	60.9%	50.9%
California – Northern(3)	0	$0	0.0%	N/A	N/A	N/A	N/A	N/A
California – Southern(3)	9	$38,704,834	3.6%	4.878%	1.64x	10.7%	60.9%	50.9%
Virginia	1	$30,570,000	2.8%	5.070%	1.22x	8.1%	74.6%	68.9%
New York	1	$22,473,429	2.1%	4.541%	1.87x	12.3%	59.3%	48.2%
Nevada	2	$13,494,644	1.2%	4.701%	1.46x	9.8%	68.4%	61.6%
Oregon	2	$9,606,226	0.9%	4.999%	1.81x	12.5%	61.2%	51.6%
Kentucky	1	$8,650,000	0.8%	4.800%	1.50x	10.1%	74.9%	66.1%
Missouri	1	$7,725,000	0.7%	4.860%	1.43x	10.8%	72.9%	63.0%
Ohio	4	$3,323,463	0.3%	4.905%	1.68x	11.6%	54.7%	51.4%
Alabama	2	$1,842,117	0.2%	4.905%	1.68x	11.6%	54.7%	51.4%
Wisconsin	1	$874,596	0.1%	4.905%	1.68x	11.6%	54.7%	51.4%
Total/Wtd. Avg.	76	$1,079,759,197	100.0%	4.924%	1.87x	12.1%	64.5%	56.6%

(1)
All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)
With respect to the Arundel Mills & Marketplace Mortgage Loan, AmericasMart Mortgage Loan, La Concha Hotel & Tower Mortgage Loan, Marriott Philadelphia Downtown Mortgage Loan and JW Marriott and Fairfield Inn & Suites Mortgage Loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan.

(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Collateral Statistics

Collateral Statistics(1)(3)

Cut-off Date Balance ($)				Mortgage Rate (%)				Cut-off Date LTV Ratio (%)
	No. of	Aggregate			No. of	Aggregate			No. of	Aggregate
	Mortgage	Cut-off Date	% of		Mortgage	Cut-off Date	% of		Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool		Loans	Balance ($)	Pool		Loans	Balance ($)	Pool
1,820,383 - 10,000,000	24	131,929,113	12.2	4.288 - 4.500	3	164,376,207	15.2	35.8 - 40.0	1	50,000,000	4.6
10,000,001 - 20,000,000	12	183,177,992	17.0	4.501 - 5.000	28	482,800,221	44.7	40.1 - 50.0	1	1,992,497	0.2
20,000,001 - 30,000,000	3	71,378,530	6.6	5.001 - 5.500	17	432,582,769	40.1	50.1 - 60.0	8	213,473,474	19.8
30,000,001 - 40,000,000	2	66,870,000	6.2	Total:	48	$1,079,759,197	100.0%	60.1 - 70.0	20	441,579,520	40.9
40,000,001 - 50,000,000	1	50,000,000	4.6	Min: 4.288%	Max: 5.451%	Wtd Avg: 4.924%		70.1 - 80.0	18	372,713,706	34.5
50,000,001 - 60,000,000	1	60,000,000	5.6	Original Term to Maturity/ARD (mos.)				Total:	48	$1,079,759,197	100.0%
60,000,001 - 70,000,000	1	69,828,471	6.5		No. of	Aggregate		Min: 35.8%	Max: 78.9%	Wtd Avg: 64.5%
70,000,001 - 80,000,000	1	72,438,339	6.7		Mortgage	Cut-off Date	% of	Maturity Date LTV Ratio (%)
80,000,001 - 90,000,000	1	85,000,000	7.9		Loans	Balance ($)	Pool		No. of	Aggregate
130,000,001 - 140,000,000	1	139,136,752	12.9	60	4	89,083,835	8.3		Mortgage	Cut-off Date	% of
140,000,001 - 150,000,000	1	150,000,000	13.9	84	1	11,188,098	1.0		Loans	Balance ($)	Pool
Total:	48	$1,079,759,197	100.0%	120	43	979,487,264	90.7	32.9 - 40.0	2	51,992,497	4.8
Min: $1,820,383	Max: $150,000,000	Avg: $22,494,983		Total:	48	$1,079,759,197	100.0%	40.1 - 50.0	8	198,691,160	18.4
State or Other Jurisdiction				Min: 60	Max: 120	Wtd Avg: 115		50.1 - 60.0	18	432,658,812	40.1
	No. of	Aggregate		Remaining Term to Maturity/ARD (mos.)				60.1 - 70.0	18	328,016,729	30.4
	Mortgaged	Cut-off Date	% of		No. of	Aggregate		70.1 - 80.0	2	68,400,000	6.3
	Properties	Balance ($)	Pool		Mortgage	Cut-off Date	% of	Total:	48	$1,079,759,197	100.0%
Maryland	3	159,200,000	14.7		Loans	Balance ($)	Pool	Min: 32.9%	Max: 75.0%	Wtd Avg: 56.6%
Georgia	3	141,202,984	13.1	57 - 60	4	89,083,835	8.3	UW DSCR (x)
Florida	8	108,525,985	10.1	79 - 84	1	11,188,098	1.0		No. of	Aggregate
Indiana	7	106,179,364	9.8	115 - 120	43	979,487,264	90.7		Mortgage	Cut-off Date	% of
Pennsylvania	7	100,007,693	9.3	Total:	48	$1,079,759,197	100.0%		Loans	Balance ($)	Pool
Texas	10	94,110,112	8.7	Min: 57	Max: 120	Wtd Avg: 113		1.22 - 1.30	11	172,754,487	16.0
Puerto Rico	1	85,000,000	7.9	Original Amortization Term (mos.)				1.31 - 1.40	6	60,623,338	5.6
Michigan	8	81,288,850	7.5		No. of	Aggregate		1.41 - 1.50	7	57,221,872	5.3
Illinois	5	66,979,900	6.2		Mortgage	Cut-off Date	% of	1.51 - 1.60	3	43,521,677	4.0
California	9	38,704,834	3.6		Loans	Balance ($)	Pool	1.61 - 1.70	6	236,112,916	21.9
California – Northern(2)	0	0	0.0	Interest Only	4	238,050,000	22.0	1.71 - 1.80	4	30,331,450	2.8
California – Southern(2)	9	38,704,834	3.6	300	2	149,636,752	13.9	1.81 - 1.90	3	154,911,768	14.3
Virginia	1	30,570,000	2.8	360	42	692,072,446	64.1	1.91 - 2.00	2	90,250,000	8.4
New York	1	22,473,429	2.1	Total:	48	$1,079,759,197	100.0%	2.01 - 2.10	1	3,989,194	0.4
Nevada	2	13,494,644	1.2	Min: 300	Max: 360	Non-Zero Wtd Avg: 349		2.11 - 2.20	1	18,850,000	1.7
Oregon	2	9,606,226	0.9	Remaining Amortization Term (mos.)				2.31 - 2.40	2	11,192,497	1.0
Kentucky	1	8,650,000	0.8		No. of	Aggregate		2.81 - 2.90	1	150,000,000	13.9
Missouri	1	7,725,000	0.7		Mortgage	Cut-off Date	% of	3.11 - 3.20	1	50,000,000	4.6
Ohio	4	3,323,463	0.3		Loans	Balance ($)	Pool	Total:	48	$1,079,759,197	100.0%
Alabama	2	1,842,117	0.2	Interest Only	4	238,050,000	22.0	Min: 1.22x	Max: 3.20x	Wtd Avg: 1.87x
Wisconsin	1	874,596	0.1	296 - 300	2	149,636,752	13.9	UW NOI Debt Yield (%)
Total:	76	$1,079,759,197	100.0%	351 - 360	42	692,072,446	64.1		No. of	Aggregate
Property Type				Total:	48	$1,079,759,197	100.0%		Mortgage	Cut-off Date	% of
	No. of	Aggregate		Min: 296	Max: 360	Non-Zero Wtd Avg: 348			Loans	Balance ($)	Pool
	Mortgaged	Cut-off Date	% of	Mortgage Loan Sellers				8.0	1	4,200,000	0.4
	Properties	Balance ($)	Pool		No. of	Aggregate		8.1 - 8.5	5	128,920,000	11.9
Retail	30	282,714,492	26.2		Mortgage	Cut-off Date	% of	8.6 - 9.0	7	108,934,487	10.1
Super Regional Mall	1	146,250,000	13.5		Loans	Balance ($)	Pool	9.1 - 9.5	5	61,157,009	5.7
Anchored	28	128,739,492	11.9	Bank of America,				9.6 - 10.0	3	16,400,517	1.5
Unanchored	1	7,725,000	0.7	National Association	19	655,587,236	60.7	10.1 - 10.5	2	14,263,036	1.3
Hospitality	6	242,664,556	22.5	Morgan Stanley				10.6 - 11.0	4	41,260,239	3.8
Full Service	3	200,628,471	18.6	Mortgage Capital				11.1 - 11.5	4	24,564,787	2.3
Select Service	1	21,905,101	2.0	Holdings LLC	22	333,233,863	30.9	11.6 - 12.0	6	72,241,955	6.7
Limited Service	2	20,130,983	1.9	CIBC Inc.	7	90,938,098	8.4	12.1 - 12.5	2	94,911,768	8.8
Multifamily	14	208,758,182	19.3	Total:	48	$1,079,759,197	100.0%	12.6 - 13.0	4	365,947,501	33.9
Garden	10	146,950,083	13.6	Amortization Type				13.1 - 13.5	2	9,965,401	0.9
Student Housing	4	61,808,098	5.7		No. of	Aggregate		15.1 - 15.5	2	86,992,497	8.1
Special Purpose	1	139,136,752	12.9		Mortgage	Cut-off Date	% of	23.6 - 24.0	1	50,000,000	4.6
Trade Mart	1	139,136,752	12.9		Loans	Balance ($)	Pool	Total:	48	$1,079,759,197	100.0%
Office	6	78,346,293	7.3	Amortizing Balloon	27	501,585,858	46.5	Min: 8.0%	Max: 23.8%	Wtd Avg: 12.1%
Suburban	5	77,143,724	7.1	Partial Interest Only	17	340,123,339	31.5
Medical	1	1,202,569	0.1	Interest Only	4	238,050,000	22.0
Manufactured Housing	11	77,532,983	7.2	Total:	48	$1,079,759,197	100.0%
Manufactured Housing	9	64,029,797	5.9
Manufactured Housing/RV
Community	2	13,503,186	1.3
Self Storage	5	26,117,283	2.4
Self Storage	5	26,117,283	2.4
Mixed Use	2	13,988,657	1.3
Self Storage/Retail	1	9,788,657	0.9
Multifamily/Office/Retail	1	4,200,000	0.4
Industrial	1	10,500,000	1.0
Flex	1	10,500,000	1.0
Total:	76	$1,079,759,197	100.0%

(1)
All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

(3)
With respect to the Arundel Mills & Marketplace Mortgage Loan, AmericasMart Mortgage Loan, La Concha Hotel & Tower Mortgage Loan, Marriott Philadelphia Downtown Mortgage Loan and JW Marriott and Fairfield Inn & Suites Mortgage Loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Collateral Statistics

Prepayment Restrictions

Percentage of Collateral by Prepayment Restrictions (%)(1)(2)(3)(4)

Prepayment Restrictions	April 2014	April 2015	April 2016	April 2017	April 2018
Locked Out	100.0%	100.0%	81.1%	81.0%	81.1%
Yield Maintenance Total	0.0%	0.0%	18.9%	19.0%	18.9%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$1,079,759,197	$1,071,956,421	$1,063,293,928	$1,053,061,967	$1,040,747,138
% Initial Pool Balance	100.0%	99.3%	98.5%	97.5%	96.4%

Prepayment Restrictions	April 2019	April 2020	April 2021	April 2022	April 2023
Locked Out	79.4%	79.4%	79.2%	79.2%	70.9%
Yield Maintenance Total	20.6%	20.6%	20.8%	20.8%	20.7%
Open	0.0%	0.0%	0.0%	0.0%	8.3%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$940,623,203	$925,980,379	$900,406,964	$884,126,715	$866,983,894
% Initial Pool Balance	87.1%	85.8%	83.4%	81.9%	80.3%

(1)	The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.
(2)	See description of Yield Maintenance under “Description of the Offered Certificates—Distributions of Prepayment Premiums and Yield Maintenance Charges” in the Free Writing Prospectus.
(3)	Mortgage loans modeled as Yield Maintenance include mortgage loans characterized by YM1 and DEF/YM1 on Appendix I to the Free Writing Prospectus.
(4)	There may be limited exceptions to the indicated prepayment restrictions arising out of casualties, condemnations, property releases and the application of earnout reserves.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Arundel Mills & Marketplace

Mortgage Loan No. 1 – Arundel Mills & Marketplace

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Arundel Mills & Marketplace

Mortgage Loan No. 1 – Arundel Mills & Marketplace

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Arundel Mills & Marketplace

Mortgage Loan No. 1 – Arundel Mills & Marketplace

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Arundel Mills & Marketplace

Mortgage Loan No. 1 – Arundel Mills & Marketplace

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Arundel Mills & Marketplace

Mortgage Loan No. 1 – Arundel Mills & Marketplace

BALTIMORE
Ellicott City
Catonsville
Arbutus
Lansdowne
Baltimore Highlands
Ilchester
Elkridge
Linthicum
Columbia
Hanover
Ferndale
Glen Burnie
Stoney Run
Fort Meade
Maryland City
BALTIMORE COUNTY
HOWARD COUNTY
ANNE ARUNDEL COUNTY
Worthington Park
Rolling Road Golf Course
University of Maryland - Baltimore County
Patapsco Valley State Park
Timbers at Troy Golf Course
Andover Park
Fort Meade Golf Course
Oxbow Lake Nature Preserve
Patuxent Research Refuge
Clifton T. Perkins Hospital
Baltimore/Washington International Thurgood Marshall Airport
BWI Thurgood Marshall Airport
BWI Business District
Harbor Tunnel Throughway
Baltimore-Washington Pkwy
Baltimore Beltway
MARC TRAIN CAMDEN LINE
LIGHT RAIL
Patuxent Frwy
Montgomery Rd.
Ilchester Rd.
Washington Blvd.
Waterloo Rd.
Sulphur Spring Rd.
Selford Rd.
Hollins Ferry Rd.
W. Nursery Rd.
Nursery Road
Belle Grove Rd.
Andover Rd.
Ridge Rd.
New Ridge Rd.
Aviation Blvd.
Dorsey Rd.
Arundel Mills Blvd.
Harmans Rd.
Severn Rd.
Annapolis Rd.
Reece Rd.
Rockenbach Rd.
Mapes Rd.
Fort Meade Rd.
HALETHORPE
ST. DENIS
BWI MARSHALL
DORSEY
JESSUP
SAVAGE
ODENTON
Patapsco
North Linthicum
Linthicum
Ferndale
Cromwell/Glen Burnie
Washington, DC 22 miles
Arundel Mills & Marketplace
1 Arundel Mills 7000 Arundel Mills Circle Hanover, MD
2 Arundel Marketplace 7600 Arundel Mills Boulevard Hanover, MD
WASHINGTON D.C.
Towson
Dundalk
Columbia
Annapolis
Bowie
Rockville
Laurel
Odenton
Severn
Savage
Elkridge
Silver Spring
Bethesda

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Arundel Mills & Marketplace

Mortgage Loan No. 1 – Arundel Mills & Marketplace

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$150,000,000			Location:	Hanover, MD 21076
Cut-off Date Balance:	$150,000,000			General Property Type:	Retail
% of Initial Pool Balance:	13.9%			Detailed Property Type:	Various
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Simon Property Group, L.P.			Year Built/Renovated:	2000 & 2001/N/A
Mortgage Rate:	4.288%			Net Rentable Area:	1,655,776 SF
Note Date:	1/23/2014			Cut-off Date Balance per Unit/SF(1):	$233
First Payment Date:	3/6/2014			Maturity Date Balance per Unit/SF(1):	$233
Maturity Date:	2/6/2024			Property Manager:	Simon Management Associates II, LLC
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$49,466,352
IO Period:	120 months			UW NOI Debt Yield(1):	12.8%
Seasoning:	2 months			UW NOI Debt Yield at Maturity(1):	12.4%
Prepayment Provisions:	LO (26); DEF (87); O (7)			UW NCF DSCR(1):	2.84x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$46,557,073 (11/30/2013 TTM)
Additional Debt Type(1):	Pari Passu			2nd Most Recent NOI:	$41,854,810 (12/31/2012)
Additional Debt Balance:	$235,000,000			3rd Most Recent NOI:	$35,485,572 (12/31/2011)
Future Debt Permitted (Type):	No			Most Recent Occupancy:	99.5% (1/17/2014)
Reserves(2)				2nd Most Recent Occupancy:	98.7% (11/30/2013)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	99.9% (12/31/2012)
RE Tax:	$0	Springing	N/A	4th Most Recent Occupancy:	99.6% (12/31/2011)
Insurance:	$0	Springing	N/A	5th Most Recent Occupancy:	99.5% (12/31/2010)
Recurring Replacements:	$0	Springing	$609,600	6th Most Recent Occupancy:	99.7% (12/31/2009)
TI/LC:	$0	Springing	$4,719,600	Appraised Value (as of):	$730,000,000 (12/17/2013)
				Cut-off Date LTV Ratio(1):	52.7%
				Maturity Date LTV Ratio(1):	52.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$385,000,000	100.0%	Loan Payoff:	$381,880,287	98.7%
			Closing Costs:	$1,433,181	0.4%
			Return of Equity:	$1,686,532	0.4%
Total Sources:	$385,000,000	100.0%	Total Uses:	$385,000,000	100.0%

(1)
The Arundel Mills & Marketplace Mortgage Loan is part of the Arundel Mills & Marketplace Loan Pair evidenced by six pari passu notes with an aggregate original principal balance of $385,000,000. The Cut-off Date Balance per Unit/SF, Maturity Date Balance per Unit/SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the entire Arundel Mills & Marketplace Loan Pair balance.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

Arundel Mills & Marketplace Mortgage Loan.

The Mortgage Loan.  The largest mortgage loan is part of a pari passu loan combination (the “Arundel Mills & Marketplace Loan Pair”) evidenced by six pari passu promissory notes (Notes A-1-1 through A-3-2, see “—Additional Secured Indebtedness” below for additional information) secured by a first mortgage encumbering a super regional mall and anchored retail center known as Arundel Mills & Marketplace (the “Arundel Mills & Marketplace Property”). The Arundel Mills & Marketplace Loan Pair was co-originated on January 23, 2014 by Bank of America, National Association and Barclays Bank PLC. The Arundel Mills & Marketplace Loan Pair has an outstanding principal balance as of the Cut-off Date of $385,000,000 and accrues interest at an interest rate of 4.288% per annum. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Arundel Mills & Marketplace Loan Pairs” in the Free Writing Prospectus and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

Note A-1-1 and Note A-1-2, which collectively represent the controlling interest in the Arundel Mills & Marketplace Loan Pair and will be contributed to the MSBAM 2014-C15 securitization trust, have a combined original principal balance of $150,000,000. Note A-2-1, Note A-2-2, Note A-3-1 and Note A-3-2, which collectively have an aggregate original principal balance of $235,000,000, represent non-controlling interests in the Arundel Mills & Marketplace Loan Pair and are expected to be contributed to future securitization trusts. The holders of the respective promissory notes evidencing the Arundel Mills & Marketplace Loan Pair have entered into an agreement among note holders that sets forth the respective rights of each note holder. The Arundel Mills & Marketplace Loan Pair will be serviced pursuant to the terms of the MSBAM 2014-C15 pooling and servicing agreement. The pari passu notes not included in the issuing entity are collectively referred to as the “Arundel Mills & Marketplace Serviced Companion Loan.” See “—Additional Secured Indebtedness” below for additional information).

The Arundel Mills & Marketplace Mortgage Loan was rated “BBB-” by DBRS.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Arundel Mills & Marketplace

The Property. The Arundel Mills & Marketplace Property consists of Arundel Mills, a 1,554,241 SF super regional mall, and Arundel Marketplace, an adjacent one-story anchored shopping center containing 101,535 SF, each located in Hanover, Maryland. The Arundel Mills & Marketplace Property was built in 2000 and 2001 on a 249.36-acre parcel within the southeast quadrant of the intersection of State Route 295 and State Route 100, approximately two miles southwest of the Baltimore-Washington Thurgood Marshall International Airport (“BWI Airport”) and two miles north of the Fort George G. Meade Military Reservation (“Fort Meade”).

As of January 17, 2014, the Arundel Mills & Marketplace Property was 99.5% occupied (98.7% by permanent tenants) by approximately 170 tenants with no tenant contributing more than 15.7% of the net rentable area or 5.5% of the underwritten base rent. The Arundel Mills & Marketplace Property is anchored by Bass Pro Shops, Burlington Coat Factory, Cinemark Theaters, Dave & Buster’s, Maryland Live! Casino and Medieval Times. Historical occupancy at Arundel Mills Mall was 99.9% as of December 31, 2012, 99.6% as of December 31, 2011 and 99.5% as of December 31, 2010. Historical occupancy at Arundel Marketplace was 100.0% as of December 31, 2012, December 31, 2011 and December 31, 2010. The reported in-line comparable sales for the trailing 12 month period ended December 2013 were approximately $468 PSF, which represents an occupancy cost of 12.4%. The reported year end in-line comparable sales for 2012 and 2011 were approximately $417 and $394 PSF, respectively.

Property Summary
Property	Address	Property Sub- Type	Allocated Loan Amount	% of Allocated Loan Amount	Year Built	Occupancy	Appraised Value
Arundel Mills	7000 Arundel Mills Circle	Super Regional Mall	$146,250,000	97.5%	2000	99.5%	$710,000,000
Arundel Marketplace	7600 Arundel Mills Boulevard	Anchored Retail	$3,750,000	2.5%	2001	100.0%	$20,000,000
Total/Wtd. Avg.			$150,000,000	100.0%		99.5%	$730,000,000

Source: Appraisal

There are currently no plans for renovation, improvement or development at the Arundel Mills & Marketplace Property.

The Borrower.  The Arundel Mills & Marketplace borrowers are Arundel Mills Limited Partnership and Arundel Mills Marketplace Limited Partnership (together, the “Arundel Mills & Marketplace Borrower”), both Delaware limited partnerships with two independent directors. Equity ownership in the Arundel Mills & Marketplace Borrower is indirectly held by Kan Am, LLC (41%) and Simon Property Group, L.P. (59%), a subsidiary of Simon Property Group, Inc. (NYSE: SPG).

Simon Property Group, Inc. is a real estate investment trust that engages in the ownership, operation, leasing, management, acquisition, expansion and development of real estate properties consisting primarily of regional malls, premium outlet centers and community shopping centers. Simon Property Group, Inc. is the largest public real estate company in the United States and owns or has interest in 325 retail real estate properties comprising approximately 243 million SF of gross leasable area in North America, Europe and Asia. Simon Property Group, Inc. was founded in 1960 and is headquartered in Indianapolis, Indiana. As of the fiscal year ended December 31, 2013, Simon Property Group, Inc. reported revenue of approximately $5.2 billion, net income of approximately $1.3 billion. Simon Property Group, Inc. is currently rated “A-” by Fitch, “A3” by Moody’s and “A” by S&P. Kan Am, LLC is a subsidiary of Kan Am Group, a German real estate fund with significant experience investing in the United States. Founded in 1978, Kan Am has sponsored a total of forty-four real estate funds and private placements for private and institutional investors.

Major Tenants.

Maryland Live! Casino (260,749 SF, 15.7% of NRA, 5.5% of underwritten base rent). Maryland Live! Casino occupies 260,749 SF at the Arundel Mills & Marketplace Property under a 99-year ground lease expiring on June 6, 2111. The lease provides for a rental rate of $7.82 PSF and overage rent equivalent to 1% of revenues less than $1.5 million. Opened in 2012, Maryland Live! Casino is one of the country’s largest gaming facilities with 4,750 slot machines and electronic table games, a live entertainment venue and a variety of restaurants, such as Bobby’s Burger Palace, The Cheesecake Factory, Phillips Seafood and The Prime Rib. As of the calendar year end 2013, Maryland Live! Casino reported revenue of approximately $616.1 million.

Bass Pro Shops Outdoor (127,672 SF, 7.7% of NRA, 2.7% of underwritten base rent). Bass Pro Shops Outdoor (“Bass Pro Shops”) occupies 127,672 SF at the Arundel Mills & Marketplace Property under a 15-year lease expiring on October 31, 2016, with seven five-year lease extension options. The lease provides for a rental rate of $7.86 PSF. Founded in 1971 and headquartered in Springfield, Missouri, Bass Pro Shops is a hunting, camping, nature gifts and outdoor cooking goods retailer. Bass Pro Shops operates 85 retail stores and Tracker Marine Centers across America and Canada that are visited by more than 116 million people annually. Bass Pro Shops is rated “Ba3” by Moody’s and “BB-” by S&P.

Cinemark Theatres (107,190 SF; 6.5% of NRA, 9.2% of underwritten base rent). Cinemark Theatres (“Cinemark”) (NYSE: CNK) occupies 107,190 SF at the Arundel Mills & Marketplace Property under a lease expiring on December 31, 2020, with four five-year lease extension options. The lease provides for a rental rate of $32.00 PSF. Founded in 1984 and headquartered in Plano, Texas, Cinemark is in the motion picture exhibition industry with 482 theatres and 5,563 screens in the United States, Brazil, Mexico, Argentina and ten other Latin American countries as of December 31, 2013. As of December 31, 2013, Cinemark ranked either first or second by box office revenues in 23 of its top 30 United States markets and has a presence in 14 of the top 15 metropolitan areas in Latin America. Cinemark is rated “B1” by Moody’s and “BB-” by S&P. As of the fiscal year end 2013, Cinemark reported revenue of approximately $2.7 billion and net income of approximately $150.5 million. As of the calendar year end 2013, Cinemark had 24 screens and reported sales of $830,125 per screen at the Arundel Mills & Marketplace Property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Arundel Mills & Marketplace

The following table presents a summary regarding major tenants at the Arundel Mills & Marketplace Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of Collateral SF	Annualized Underwritten Base Rent ($)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent ($ PSF)(3)	Lease Expiration	Sales PSF	Occ. Cost
Major Tenants
Maryland Live! Casino (ground lease)	NR/NR/NR	260,749	16%	$2,040,200	6%	$7.82	6/6/2111	N/A	N/A
Bass Pro Shops Outdoor	NR/Ba3/BB-	127,672	8%	$1,004,100	3%	$7.86	10/31/2016	$399	2.2%
Cinemark Theatres	NR/B1/BB-	107,190	6%	$3,430,080	9%	$32.00	12/31/2020	$830,125(4)	18.6%
Burlington Coat Factory	NR/B2/B	81,282	5%	$447,051	1%	$5.50	1/31/2016	$248	3.1%
Medieval Times	NR/NR/NR	66,244	4%	$369,577	1%	$5.58	8/31/2023	$161	5.0%
Subtotal/Wtd. Avg.		643,137	39%	$7,291,008	20%	$11.34

Other Tenants		989,166	60%	$28,919,614	80%	$29.24		$462
Vacant Space		23,473	1%	$0	0%	$0.00
Total/Wtd. Avg.		1,655,776	100%	$36,210,622	100%	$22.18

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Total Annualized Underwritten Base Rent ($ PSF) excludes vacant space.
(4)	Sales PSF represent sales per screen.

The following table presents certain information relating to the lease rollover at the Arundel Mills & Marketplace Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Avg. Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling

2014	10	28,431	$38.78	2%	2%	$1,102,646	3%	3%
2015	25	235,158	$22.54	14%	16%	$5,299,697	15%	18%
2016	22	324,496	$14.87	20%	36%	$4,823,707	13%	31%
2017	16	125,493	$32.40	8%	43%	$4,065,818	11%	42%
2018	20	132,946	$22.96	8%	51%	$3,052,128	8%	51%
2019	11	39,471	$35.43	2%	54%	$1,398,406	4%	55%
2020	14	205,003	$29.75	12%	66%	$6,099,671	17%	71%
2021	10	28,081	$35.72	2%	68%	$1,003,132	3%	74%
2022	13	52,069	$37.76	3%	71%	$1,966,340	5%	80%
2023	16	146,568	$20.37	9%	80%	$2,985,092	8%	88%
2024	10	53,837	$41.86	3%	83%	$2,253,784	6%	94%
2025 & Beyond	3	260,750	$8.28	16%	99%	$2,160,200	6%	100%
Vacant	0	23,473	$0.00	1%	100%	$0	0%	100%
Total/Wtd. Avg.	170	1,655,776	$22.18	100%		$36,210,622	100%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Weighted Average Underwritten Base Rent PSF Rolling excludes vacant space.

The Market. The Arundel Mills & Marketplace Property is located in Hanover, Anne Arundel County, Maryland, approximately 10 miles southwest of downtown Baltimore City and 20 miles northeast of downtown Washington, D.C., within the Baltimore metropolitan statistical area (“MSA”). The Arundel Mills & Marketplace Property is situated on the southeast quadrant of the intersection of State Route 295 and State Route 100. The Arundel Mills & Marketplace Property is located within the Baltimore-Washington Corridor, approximately two miles southwest of the Baltimore-Washington BWI Airport and two miles north of Fort Meade. Fort Meade is a 13,000-acre Army post and home to the National Security Agency (“NSA”). Fort Meade has the 4th largest workforce of Army installations in the United States and is one of the largest joint service centers in the U.S.

Anne Arundel County had an estimated 2012 population of approximately 550,488, which grew at a compound annual average rate of 0.8% from 2002 to 2012. The 2013 estimated population within a 10-, 15- and 30-mile radius of the Arundel Mills & Marketplace Property was 727,284, 1,699,258 and 5,203,468, respectively. The 2013 estimated average household income within a 10-, 15- and 30-mile radius of the Arundel Mills & Marketplace Property was $95,096, $87,493 and $102,795, respectively.

Employment in the Baltimore MSA is concentrated in trade, transportation and utilities, professional and business services and education and health services. Fort George G. Meade/NSA (56,700 employees), Johns Hopkins University (27,000 employees), Johns Hopkins Hospital & Health System (21,620 employees), University of Maryland (15,616 employees) and Aberdeen Proving Ground (U.S. Army) (15,582 employees) are the five largest employers in the Baltimore MSA.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Arundel Mills & Marketplace

Comparable properties to the Arundel Mills & Marketplace Property are shown in the charts below:

Competitive Property Summary
Property	Address	Distance to Subject	Year Built/Renovated	Total GLA (SF)	Anchor Tenants	Occupancy	Rent PSF
Marley Station	7900 Ritchie Highway Glen Burnie, MD	7.0 miles East	1987/1996	1,069,497	JC Penney Macy’s Sears	85%	$340
The Mall in Columbia	10300 Little Patuxent Parkway Columbia, MD	8.0 miles Northwest	1971/1981,1990, 2001 & 2003	1,402,675	JC Penney; LL Bean Lord & Taylor; Macy’s Nordstrom	98%	$680
Towson Town Center	825 Dulaney Valley Road Towson, MD	18.0 miles North	1958/2007	1,063,549	Macy’s; Nordstrom Crate & Barrel Nordstrom Rack	92%	$495
Westfield Montgomery	7101 Democracy Boulevard Bethesda, MD	24.0 miles Southwest	1968/2001	1,275,111	Macy’s; Macy’s Home Nordstrom Sears	94%	$600
Westfield Annapolis	2002 Annapolis Mall Annapolis, MD	15.0 miles Southeast	1980/1994	1,462,363	JC Penney Lord & Taylor; Macy’s Nordstrom; Sears	98%	$540

Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Arundel Mills & Marketplace Property:

Cash Flow Analysis
	2010	2011	2012	11/30/2013 TTM	UW	UW PSF
Gross Potential Rental Income	$29,453,947	$30,129,925	$32,362,075	$34,220,932	$36,210,622	$21.87
Overage Rent	$746,314	$687,427	$2,543,445	$4,927,096	$5,572,832	$3.37
Expense Reimbursements	$17,145,314	$16,789,258	$19,013,771	$20,083,373	$19,640,774	$11.86
Temporary Tenants Income	$3,611,229	$3,614,958	$3,333,923	$3,294,582	$3,294,582	$1.99
Other Rents	$464,600	$463,819	$530,302	$641,106	$641,106	$0.39
Other Income	$637,385	$757,480	$581,509	$601,392	$2,137,188	$1.29
Less Vacancy & Credit Loss	($16,237)	$307,648	$108,032	$134,880	($1,602,448)	(4.43%)
Effective Gross Income	$52,042,552	$52,750,515	$58,473,057	$63,903,361	$65,894,657	$39.80
Total Operating Expenses	$17,022,032	$17,264,943	$16,618,247	$17,346,288	$16,428,304	$9.92
Net Operating Income	$35,020,520	$35,485,572	$41,854,810	$46,557,073	$49,466,352	$29.88
TI/LC	$0	$0	$0	$0	$1,573,200	$0.95
Capital Expenditures	$0	$0	$0	$0	$304,645	$0.18
Net Cash Flow	$35,020,520	$35,485,572	$41,854,810	$46,557,073	$47,588,507	$28.74

Occupancy %	99.5%	99.6%	99.9%	98.6%	97.5%
NOI DSCR	2.09x	2.12x	2.50x	2.78x	2.96x
NCF DSCR	2.09x	2.12x	2.50x	2.78x	2.84x
NOI Debt Yield	9.1%	9.2%	10.9%	12.1%	12.8%
NCF Debt Yield	9.1%	9.2%	10.9%	12.1%	12.4%
Average Annual Rent PSF	$17.79	$18.20	$19.54	$20.67

Escrows and Reserves.  During a Reserve Period (as defined below), the Arundel Mills & Marketplace Borrower is required to deposit 1/12 of the estimated taxes monthly and 1/12 of the estimated insurance premiums monthly (unless the Arundel Mills & Marketplace Property is covered under a “blanket policy” acceptable to the lender), $131,100 for TI/LC reserves monthly (the total TI/LC reserve is capped at $4,719,600) and $25,400 for replacement reserves monthly (the total replacement reserve is capped at $609,600). The Arundel Mills & Marketplace Borrower, in lieu of making monthly TI/LC and replacement reserve deposits, may provide a guaranty in the amount of $5,329,200 in addition to all amounts incurred by the lender to enforce the guaranty. A “Reserve Period” will generally commence on the date that the debt service coverage ratio for the immediately preceding four quarters is less than 1.60x for two consecutive quarters and end on the date that the debt service coverage ratio for the immediately preceding four quarters equals or exceeds 1.60x for two consecutive quarters.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Arundel Mills & Marketplace Mortgage Loan. The Arundel Mills & Marketplace Mortgage Loan has springing cash management. Provided a Cash Sweep Period (as defined below) has not commenced, funds in the lockbox account are swept on each Wednesday to an account designated by the Arundel Mills & Marketplace Borrower. The Arundel Mills & Marketplace Borrower will be required to deposit all excess cash with respect to the Arundel Mills & Marketplace Mortgage Loan to be held by the lender as additional security for the Arundel Mills & Marketplace Mortgage Loan during a Cash Sweep Period.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Arundel Mills & Marketplace

A “Cash Sweep Period” will (i) generally commence on the date upon which the debt service coverage ratio for the immediately preceding four quarters is less than 1.40x for two consecutive quarters and will generally end when the debt service coverage ratio for the immediately preceding four quarters equals or exceeds 1.40x for two consecutive quarters, or (ii) exist during the continuance of an event of default.

Property Management. The Arundel Mills & Marketplace Property is managed by Simon Management Associates II, LLC, an affiliate of the Arundel Mills & Marketplace Borrower.

Additional Secured Indebtedness (not including trade debts). The Arundel Mills & Marketplace Loan Pair was originated by or on behalf of Bank of America, National Association (in conjunction with Barclays Bank PLC) on January 23, 2014 and is evidenced by six pari passu notes (Notes A-1-1 through A-3-2 with a combined original principal balance of $385,000,000). Bank of America, National Association was the original holder of Note A-1-1, Note A-2-1 and Note A-3-1, and Barclays Bank PLC was the original holder of Note A-1-2, Note A-2-2 and Note A-3-2.

The pari passu notes evidencing the Arundel Mills & Marketplace Serviced Companion Loan accrue interest at the same rate as the Arundel Mills & Marketplace Mortgage Loan. The Arundel Mills & Marketplace Mortgage Loan is entitled to payments of interest on a pro rata and pari passu basis with Arundel Mills & Marketplace Serviced Companion Loan, as and to the extent described under “Description of the Mortgage Pool—The A/B Loans and the Loan Pairs—The Arundel Mills & Marketplace Loan Pair” in the Free Writing Prospectus and the holders of the Arundel Mills & Marketplace Mortgage Loan and the Arundel Mills & Marketplace Serviced Companion Loan have entered into an agreement among note holders which sets forth the allocation of collections on the Arundel Mills & Marketplace Loan Pair. The Arundel Mills & Marketplace Mortgage Loan is evidenced by Note A-1-1 and Note A-1-2 and will generally represent the controlling interest in the Arundel Mills & Marketplace Loan Pair. The Arundel Mills & Marketplace Loan Pair will be serviced pursuant to terms of the MSBAM 2014-C15 pooling and servicing agreement. See “Description of the Mortgage Pool—The A/B Loans and Loan Pairs —The Arundel Mills & Marketplace Loan Pair” in the Free Writing Prospectus.

Mezzanine Loan and Preferred Equity.  Not permitted.

Release of Property.  Provided no event of default has occurred and is continuing, the Arundel Mills & Marketplace Borrower is permitted to obtain a release of the lien of the mortgage as to the parcel identified as the “Marketplace Property” through partial defeasance or prepayment with a yield maintenance premium, subject to the satisfaction of certain requirements and conditions set forth in the Arundel Mills & Marketplace Mortgage Loan documents, including, but not limited to the following: (A) a lender determination that the debt yield with respect to the Arundel Mills & Marketplace Property after giving effect to the release of the Marketplace Property is not less than 11.99%; (B) conveyance of the Marketplace Property to a person other than the Arundel Mills & Marketplace Borrower; (C) in the case of a release through partial defeasance, such release (w) may only occur after the date that is two years from the securitization closing date with respect to the last Arundel Mills & Marketplace note to be included in a securitization, (x) requires confirmation from each rating agency that such release will not cause the downgrade, withdrawal or qualification of the current ratings of any related securities, (y) requires delivery of an opinion of counsel to the effect that a related securitization trust will not fail to maintain its status as a REMIC as a result of such release and (z) requires providing defeasance collateral in an amount equal to $9,975,000 (the “Marketplace Partial Defeasance Principal Amount”); (D) in the case of a release through a prepayment with a yield maintenance premium, payment of (1) $9,975,000 (the “Marketplace Prepayment Release Amount”), plus (2) a prepayment premium equal to yield maintenance calculated based on the Marketplace Prepayment Release Amount, plus (3) any accrued interest; and (E) if immediately following any release of the Marketplace Property, the ratio of the unpaid principal balance of the Arundel Mills & Marketplace Loan Pair to the value of the remaining Arundel Mills & Marketplace Property is greater than 125%, then the Arundel Mills & Marketplace Borrower will be required to pay down the Arundel Mills & Marketplace Loan Pair by a “qualified amount” pursuant to Revenue Procedure 2010-30, as the same may be amended or superseded.

In addition, in the event that Anne Arundel Foundation exercises the option to purchase the portion of the Arundel Mills & Marketplace Property demised under the Anne Arundel Lease (the “Anne Arundel Release Parcel”), and the Anne Arundel Release Parcel is required to be released from the lien of the mortgage: (A) upon delivery of an opinion of counsel to the effect that a related securitization trust will not fail to maintain its status as a REMIC as a result of such release and (B) upon payment to lender of (I) the net sales proceeds from such sale, plus (2) a prepayment premium equal to yield maintenance calculated based on the amount of such net sales proceeds (together with the amounts payable, if applicable, pursuant to (4) and (5) below), plus (3) if such prepayment is made on a date other than a scheduled payment date, a sum equal to the amount of interest which would have accrued on the portion of the Arundel Mills & Marketplace Loan Pair prepaid if such prepayment occurred on the next scheduled payment date, plus (4) if immediately following the release of such portion of the Arundel Mills & Marketplace Property, the ratio of the unpaid principal balance of the Arundel Mills & Marketplace Loan Pair to the value of the remaining Arundel Mills & Marketplace Property is greater than 125%, the Arundel Mills & Marketplace Borrower will be required to pay down the Arundel Mills & Marketplace Loan Pair by a “qualified amount” pursuant to Revenue Procedure 2010-30, as the same may be amended or superseded, plus (5) the positive difference, if any, of $1,238,700 (the “Anne Arundel Release Price”) minus the net sales proceeds paid pursuant to the foregoing.

Finally, the Arundel Mills & Marketplace Borrower may obtain a release of the lien of the mortgage with respect to certain immaterial or non-income producing portions of the Arundel Mills & Marketplace Property including, without limitation, (i) portions of such mortgaged property’s “ring road”, for dedication or public use or to owners of out parcels and department store pads, pads for office buildings, hotels or other properties and (ii) easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes; provided, that (A) no event of default has occurred and is continuing and (B) such release does not cause a related securitization trust to fail to qualify as a REMIC.

Terrorism Insurance.  The Arundel Mills & Marketplace Borrower is required pursuant to the Arundel Mills & Marketplace Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Arundel Mills & Marketplace Property provided that such policy may include a deductible up to $5,000,000.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	AmericasMart

Mortgage Loan No. 2 – AmericasMart

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	AmericasMart

Mortgage Loan No. 2 – AmericasMart

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	AmericasMart

Mortgage Loan No. 2 – AmericasMart

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	AmericasMart

Mortgage Loan No. 2 – AmericasMart

AmericasMart Atlanta
240 Peachtree Street, 230 & 250 Spring Street, 235 Williams Street
Atlanta, GA 30303
MIDTOWN
ATLANTA
DOWNTOWN
SoNo
Centennial Place
Centennial Hill
Georgia Institute of Technology
Vine City
Castleberry Hill
Sweet Auburn
Capitol Gateway
Centennial Olympic Park
Georgia World Congress Center
Georgia Dome
Georgia Aquarium
New World of Coca Cola
Coca Cola World Headquarters
Bobby Dodd Stadium
Civic Center
North Avenue
Peachtree Center
Five Points
Garnett
Georgia State
King Memorial
Dome/GWCC/Philips/CNN
MARTA RED/GOLD LINES
MARTA BLUE/GREEN LINES
Woodruff Park
Hurt Park
Georgia State University
Underground Atlanta
State Capitol Building
Oakland Cemetery
Martin Luther King Jr. Natl. Historic Site
Atlanta Medical Center
Grady Memorial Hospital
Emory Univ. Hospital Midtown
Rawson-Washington Park
Selena Butler Park
Philips Arena
CNN Center
Atlanta Civic Center
Freedom Pkwy
North Ave NW
Tech Pkwy NW
Marietta St NW
Peachtree St NE
Spring St NW
Ivan Allen Jr. Blvd
Baker St NE
Highland Ave NE
Intl. Blvd NE
Ellis St NE
Irwin St NE
Auburn Ave NE
Edgewood Ave SE
Decatur St SE
Memorial Dr SE
MLK Jr Dr SE
Woodward Ave SE
Glenwood Ave SE
Memorial Dr SW
Fulton St SW
Whitehall St SW
MLK Jr Dr SW
Mitchell St SW
Alpharetta
Roswell
Johns Creek
Kennesaw
Marietta
Sandy Springs
Dunwoody
Smyrna
Mableton
Decatur
Douglasville
East Point
Redan
Riverdale
Fairburn
Union City
Woodstock

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	AmericasMart

Mortgage Loan No. 2 – AmericasMart

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$140,000,000			Location:	Atlanta, GA 30303
Cut-off Date Balance(1):	$139,136,752			General Property Type:	Special Purpose
% of Initial Pool Balance(1):	12.9%			Detailed Property Type:	Trade Mart
Loan Purpose:	Refinance			Title Vesting(3):	Various
Sponsor:	AMC, Inc.; Portman Financial, Inc.			Year Built/Renovated:	1961/2008
Mortgage Rate:	5.451%			Net Rentable Area(4):	4,563,219 SF
Note Date:	11/14/2013			Cut-off Date Balance per Unit/SF(1):	$122
First Payment Date:	1/1/2014			Maturity Date Balance per Unit/SF(1):	$94
Maturity Date:	12/1/2023			Property Manager:	AMC, Inc.
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	300 months			UW NOI:	$72,225,832
IO Period:	None			UW NOI Debt Yield(1):	13.0%
Seasoning:	4 months			UW NOI Debt Yield at Maturity(1):	16.9%
Prepayment Provisions:	LO (28); DEF (88); O (4)			UW NCF DSCR(1):	1.68x
Lockbox/Cash Mgmt Status:	Hard/In Place			Most Recent NOI:	$70,681,418 (11/30/2013 TTM)
Additional Debt Type(1):	Pari Passu			2nd Most Recent NOI:	$69,102,131 (8/31/2013)
Additional Debt Balance:	$420,000,000			3rd Most Recent NOI:	$63,685,942 (8/31/2012)
Future Debt Permitted (Type):	No			Most Recent Occupancy:	84.7% (10/1/2013)
Reserves(2)				2nd Most Recent Occupancy:	82.8% (8/31/2013)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(5):	79.6% (8/31/2012)
RE Tax:	$1,284,853	$428,285	N/A	4th Most Recent Occupancy(5):	78.9% (8/31/2011)
Insurance:	$0	Springing	N/A	5th Most Recent Occupancy(5):	79.4% (8/31/2010)
Recurring Replacements:	$1,557,473	Springing	$1,557,473	6th Most Recent Occupancy(5):	83.8% (8/31/2009)
TI/LC:	$2,627,360	Springing	$2,627,360	Appraised Value (as of):	$920,000,000 (10/15/2013)
Deferred Maintenance:	$352,469	$0	N/A	Cut-off Date LTV Ratio(1):	60.5%
Other(2):	$384,144	Springing	N/A	Maturity Date LTV Ratio(1):	46.4%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Original Loan Combination Amount:	$560,000,000	92.3%	Loan Payoff(6):	$583,027,371	96.1%
Sponsor’s New Cash Contribution:	$46,660,201	7.7%	Acquisition of Parcels:	$13,212,500	2.2%
			Reserves:	$6,206,299	1.0%
			Closing Costs:	$4,214,031	0.7%
Total Sources:	$606,660,201	100.0%	Total Uses:	$606,660,201	100.0%

(1)
The AmericasMart Mortgage Loan is part of the AmericasMart Non-Serviced Loan Combination evidenced by eight pari passu notes with an aggregate original principal balance of $560,000,000. The Cut-off Date Balance per Unit/SF, Maturity Date Balance per Unit/SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the balance of the entire AmericasMart Non-Serviced Loan Combination.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(3)	See “—Ground Lease and Air Rights Lease” below.
(4) (5)
The Net Rentable Area includes 3,503,146 SF of space leased by permanent tenants and 1,060,073 SF of trade show and exhibition space.
Current and historical occupancy is based on permanent space net SF.

(6)
Loan payoffs include a $382,289,663 loan that was previously securitized in the WBCMT 2005-C19 and WBCMT 2005-C20 securitization trusts, a $153,100,808 corporate loan made by an affiliate of the borrower and a $47,636,900 construction loan secured by AmericasMart 2 Expansion which was not included as security for the prior loan securitized in the WBCMT 2005-C19 and WBCMT 2005-C20 securitization trusts.

The Mortgage Loan.  The second largest mortgage loan is part of a pari passu loan combination (the “AmericasMart Non-Serviced Loan Combination”) evidenced by eight pari passu promissory notes (Notes 1-1 through 4-2, see “—Additional Secured Indebtedness” below for additional information) secured by the first mortgage encumbering a wholesale trade mart located in Atlanta, Georgia (the “AmericasMart Property”). The AmericasMart Non-Serviced Loan Combination was co-originated on November 14, 2013 by Bank of America, National Association and Wells Fargo Bank, National Association. The AmericasMart Non-Serviced Loan Combination has an outstanding principal balance as of the Cut-off Date of $556,547,007. See “Description of The Mortgage Pool—Non-Serviced Loan Combinations—The AmericasMart Non-Serviced Loan Combination” in the Free Writing Prospectus and “Servicing of The Mortgage Loans” in the Free Writing Prospectus.

Notes 1-1 and 1-2, which collectively represent the controlling interest in the AmericasMart Non-Serviced Loan Combination and were contributed to the WFRBS 2013-C18 securitization trust, had a combined original principal balance of $140,000,000. Notes 2-1 and 2-2 were contributed to the MSBAM 2014-C14 securitization trust, had a combined original principal balance of $140,000,000 and represent non-controlling interests in the AmericasMart Non-Serviced Loan Combination. Notes 3-1 and 3-2 were contributed to the WFRBS 2014-LC14 securitization trust, had a combined original principal balance of $140,000,000 and represent non-controlling interests in the AmericasMart Non-Serviced Loan Combination. Notes 4-1 and 4-2, which
This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	AmericasMart

evidence the AmericasMart Mortgage Loan, had an aggregate original principal balance of $140,000,000 and represent non-controlling interests in the AmericasMart Non-Serviced Loan Combination. The holders of the respective promissory notes evidencing the AmericasMart Non-Serviced Loan Combination have entered into a co-lender agreement that sets forth the respective rights of each note holder. The AmericasMart Non-Serviced Loan Combination will be serviced pursuant to the terms of the WFRBS 2013-C18 pooling and servicing agreement. The pari passu notes not included in the issuing entity collectively evidence the related companion loan (the “AmericasMart Non-Serviced Companion Loan”, See “—Additional Secured Indebtedness” below for additional information).

The Borrower and the Sponsor.  The borrower is AmericasMart Real Estate, LLC (the “AmericasMart Borrower”), a single purpose entity whose managing member has two independent directors. Legal counsel to the AmericasMart Borrower delivered a non-consolidation opinion in connection with the origination of the AmericasMart Non-Serviced Loan Combination.

The loan sponsors are AMC, Inc. (“AMC”), a privately held company wholly owned by John C. Portman, Jr. and members of his immediate family, and Portman Financial, Inc. AMC and Portman Financial, Inc. are the guarantors of certain nonrecourse carve-outs under the AmericasMart Non-Serviced Loan Combination.

The AmericasMart Property has been owned and managed since its development in 1961 by individuals and entities affiliated with the sponsors. The Portman family also owns Portman Holdings LLC, a real estate development company and John Portman & Associates, a global architectural firm. AMC has operated and developed other properties associated with the trade mart and trade show industry including the Design Center of the Americas in Fort Lauderdale, Florida; Atlanta Decorative Arts Center in Atlanta, Georgia; Brussels International Trade Mart in Brussels, Belgium and San Francisco Fashion Mart in San Francisco, California. Collectively, AMC, Portman Holdings LLC and John Portman & Associates comprise the Portman Companies. In addition to AmericasMart, the Portman Companies have developed and managed real estate projects around the world that include the Hilton San Diego Bayfront (San Diego, California); Westin Charlotte (Charlotte, North Carolina); The Portman Ritz Carlton (Shanghai, China); Marina Mandarin Hotel (Marina Square, Singapore), Le Meridien (San Francisco, California) and the New York Marriott Marquis (New York, New York).

The Mortgaged Property.  The AmericasMart Property is a wholesale trade mart that consists of four interconnected buildings totaling approximately 4.6 million SF of rentable area located in Atlanta, Georgia. The four buildings, AmericasMart 1, AmericasMart 2, AmericasMart 2 Expansion and AmericasMart 3, were built in stages from 1961 through 2008 and were each designed as a department store for retailers. Of the total net rentable area, approximately 3.5 million SF is permanent showroom space occupied by more than 1,500 tenants and approximately 1.1 million SF is exhibition space temporarily leased to tenants during various trade shows throughout the year. Parking is provided by 1,103 parking spaces situated in parking garages located in AmericasMart 2 (five-story and 710 parking spaces) and AmericasMart 3 (393 ground level parking spaces), resulting in a parking ratio of 0.24 spaces per 1,000 SF of net rentable square footage. The AmericasMart Property showcases consumer goods and provides a central location where manufacturers and wholesale retail purchasers can meet and transact. The AmericasMart Property also offers manufacturers, or their distributors and sales representatives, year-round centralized permanent showrooms for seasonal exhibitions of their products. By committing to permanent space, in addition to having the availability of a year-round sales facility, a manufacturer (or its distributors and sale representatives) has the ability to customize the build-out of its showroom and the tenant is assured of a specific location and has the ability to participate in trade shows held at the AmericasMart Property.

Also included in the net rentable area is ground floor retail leased to Wells Fargo, Starbucks, the United States Postal Service and Ray’s in the City restaurant. The AmericasMart Property’s average floor plate is approximately 78,000 SF and the AmericasMart Property features 184 escalators, 27 passenger elevators, 22 freight elevators, 49 loading docks and 25 pedestrian bridges to facilitate the movement of people and merchandise between buildings.

AmericasMart 1 is a 23-story building that was built in 1961 and expanded in 1968 and 1986 and contains approximately 1.8 million SF of net rentable area. Merchandise categories located at AmericasMart 1 include Home and Rug, Home Accents and Furniture, Home and Design, Holiday and Floral/Home Décor and Home Accents and Fine Linen. In addition, AmericasMart 1 offers four floors of exhibition space and ground floor retail tenants such as Starbucks, Wells Fargo, the United States Postal Service and Ray’s in the City Restaurant. AmericasMart 1 has 13 pedestrian bridges that connect it to AmericasMart 2, AmericasMart 3 and the Westin Peachtree Plaza hotel, located directly south of the AmericasMart Property. AmericasMart 1 accounts for approximately 40.6% of the net rentable square footage and 33.0% of the underwritten base rent of the AmericasMart Property.

AmericasMart 2 is an 18-story building that was built in 1992 and contains approximately 1.0 million SF of net rentable area. AmericasMart 2’s merchandise categories include Gift, Living and Entertainment, Tabletops and Accessories and Home Accents and Gifts. AmericasMart 2 is connected to AmericasMart 1 by 13 pedestrian bridges and to AmericasMart 3 by two pedestrian bridges. AmericasMart 2 accounts for approximately 27.7% of the net rentable square footage and 38.0% of the underwritten base rent of the AmericasMart Property.

AmericasMart 2 Expansion is a 10-story building constructed in 2008 that is directly connected to AmericasMart 2. The AmericasMart 2 Expansion was not part of the collateral for the loan that was secured by AmericasMart 1, AmericasMart 2 and AmericasMart 3 and securitized in the WBCMT 2005–C19 and WBCMT 2005–C20 transactions. The building contains approximately 465,000 SF of net rentable area and contains four floors of exhibition space. Merchandise categories located at AmericasMart 2 Expansion include Gift, Gourmet & Housewares and Living, Indoor/Outdoor and the Gardens Industries. AmericasMart 2 Expansion is connected to AmericasMart 3 by seven pedestrian bridges and accounts for approximately 8.1% of the net rentable square footage and 9.7% of the underwritten base rent of the AmericasMart Property.

AmericasMart 3 is a 15-story building that was built in 1979 and expanded in 1988 and contains approximately 1.3 million SF of net rentable area. The building has nine floors of permanent space and five floors of exhibition space and has the largest percentage of exhibition space among the four AmericasMart buildings. Merchandise categories include the following product lines: Fine Jewelry, Apparel, Accessories & Jewelry, Fashion Accessories & Shoes, Women’s & Men’s Apparel, Social Occasion, Prom and Bridal Wear, and Children’s World (which includes gifts, bedding, home furnishings and apparel). The building features a penthouse fashion theatre and a 13-story “Grand Atrium” which serves a focal point during trade shows and is often used to host fashion shows, dining and other special events. AmericasMart 3 accounts for approximately 21.8% of the net rentable square footage and 18.3% of the underwritten base rent of the AmericasMart Property.

As of October 1, 2013, the permanent space of the AmericasMart Property was 84.7% leased to over 1,500 tenants.

There are currently no plans for renovation, improvement or development at the AmericasMart Property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	AmericasMart

Tenants.

The following table presents certain information relating to the permanent space tenancy at the AmericasMart Property:

Tenant Summary
Segment	Building	No. of Tenants	Net Rentable Area (SF)	Occupancy	In-Place Base Rent	% of Total Base Rent	In-Place Base Rent PSF
Holiday/Floral	1	150	467,688	92.7%	$14,007,816	13.6%	$32.30
Home Furnishings	1	100	459,749	73.9%	$9,639,780	9.4%	$28.37
Rugs	1	74	351,215	81.2%	$5,867,220	5.7%	$20.57
Fine Linens	1	76	143,504	98.6%	$4,399,608	4.3%	$31.10
Gifts	2 & 2E	378	1,023,909	94.1%	$41,031,672	39.9%	$42.61
Accessories/Jewelry	3	219	249,755	97.2%	$9,394,872	9.1%	$38.72
Women’s	3	157	177,634	88.9%	$4,821,684	4.7%	$30.55
Bridal/Prom	3	74	174,185	62.4%	$2,950,584	2.9%	$27.16
Children’s	3	82	162,192	35.0%	$1,591,716	1.5%	$28.02
Gardens	2E	138	106,574	89.1%	$4,163,400	4.1%	$43.84
Gift & Resort	2E	34	63,491	88.5%	$2,136,600	2.1%	$38.02
Gourmet & Housewares	2E	62	57,860	79.4%	$1,673,928	1.6%	$36.46
Retail	1 & 2E	7	65,390	64.2%	$1,074,384	1.1%	$32.70
Total/Wtd. Avg.		1,551	3,503,146	84.7%	$102,753,264	100.0%	$34.62

The following tables present certain information relating to the lease rollover at the AmericasMart Property:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(4)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	28	32,521	$32.28	1%	1%	$1,049,940	1%	1%
2013	230	274,725	$37.25	8%	9%	$10,234,176	10%	11%
2014	476	784,611	$34.56	22%	31%	$27,117,756	26%	37%
2015	424	770,649	$34.69	22%	53%	$26,737,200	26%	63%
2016	252	587,529	$35.35	17%	70%	$20,770,980	20%	84%
2017	102	348,433	$33.61	10%	80%	$11,710,980	11%	95%
2018	34	146,427	$30.52	4%	84%	$4,469,508	4%	99%
2019	3	9,968	$33.12	0%	84%	$330,156	0%	100%
2020	0	0	$0.00	0%	84%	$0	0%	100%
2021	0	0	$0.00	0%	84%	$0	0%	100%
2022	2	13,213	$25.17	0%	85%	$332,568	0%	100%
2023	0	0	$0.00	0%	85%	$0	0%	100%
2024	0	0	$0.00	0%	85%	$0	0%	100%
2025 & Beyond	0	0	$0.00	0%	85%	$0	0%	100%
Vacant	0	535,070	$0.00	15%	100%	$0	0%	100%
Total/Wtd. Avg.	1,551	3,503,146	$34.62	100%	100.0%	$102,753,264	100%	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.
(3)	Excludes trade show and exhibition space.
(4)	The annual and Total/Weighted Average U/W Base Rent PSF excludes vacant space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	AmericasMart

Supplemental Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling(4)	Average Base Rent PSF Rolling(5)(6)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Base Rent Rolling(5) (6)	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	50	48,531	$25.37	1%	1%	$1,231,092	1%	1%
2014	508	836,600	$32.72	24%	25%	$27,374,585	26%	27%
2015	448	791,188	$35.44	23%	48%	$28,038,194	27%	54%
2016	340	700,007	$35.66	20%	68%	$24,961,912	24%	78%
2017	116	390,129	$33.27	11%	79%	$12,979,104	12%	91%
2018	64	282,924	$32.43	8%	87%	$9,175,436	9%	99%
2019	3	9,968	$33.83	0%	87%	$337,212	0%	100%
2020	0	0	$0.00	0%	87%	$0	0%	100%
2021	0	0	$0.00	0%	87%	$0	0%	100%
2022	2	13,213	$25.17	0%	88%	$332,568	0%	100%
2023	1	5,728	$9.66	0%	88%	$55,332	0%	100%
2024	0	0	$0.00	0%	88%	$0	0%	100%
2025	0	0	$0.00	0%	88%	$0	0%	100%
2026 & Beyond	0	0	$0.00	0%	88%	$0	0%	100%
Vacant	0	426,372	$0.00	12%	100%	$0	0%	100%
Total/Wtd. Avg.	1,532	3,504,660	$33.94	100%		$104,485,434	100%

(1)	The information in the lease rollover schedule is based on the borrower rent roll dated January 1, 2014.
(2)	Excludes trade show and exhibition space.
(3)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.
(4)	Since loan closing, total net rentable SF has increased 1,514 SF. See footnote (2) to the Cash Flow Analysis table.
(5)	Base Rent and Base Rent PSF are based on actual in place rent.
(6)	The Base Rent and Total/Weighted Average Base Rent PSF excludes vacant space.

The Market. The AmericasMart Property is located on three city blocks within Atlanta’s central business district and is accessible via Peachtree Street, the principal north/south street through the immediate area; Spring Street and West Peachtree Street, which provides direct access between downtown and midtown; and Marietta Street, a north/south artery that also connects downtown and midtown as well as to the Buckhead neighborhood. In addition, the AmericasMart Property is accessible via the Metropolitan Atlanta Rapid Transit Authority (“MARTA”) train station, which is located below the AmericasMart 1 building. MARTA provides direct access to and from Atlanta’s Hartsfield-Jackson International Airport. Atlanta’s central business district is home to a mixture of hotels, convention facilities and entertainment venues, which include Phillips Arena, Fox Theater, Georgia Tech and Georgia State University. The AmericasMart Property draws retailers from all 50 states and over 70 international locations and benefits from being approximately 13 miles north of Hartsfield-Jackson International Airport, which is the busiest passenger airport in the world. The AmericasMart Property has more than 10,000 hotel rooms within one mile of the AmericasMart Property and the Westin Peachtree Plaza, the Ritz Carlton Atlanta, the Doubletree by Hilton, Holiday Inn Downtown, Hyatt Regency and an Aloft Atlanta Downtown (scheduled to open in April 2014) are all within one block of the AmericasMart Property.

According to the appraisal, Atlanta ranks among the top 10 metropolitan areas for job growth. As of August 2013, the Atlanta metropolitan statistical area gained 57,100 jobs year-over-year and according to a third-party research report, as of August 2013, the Atlanta metropolitan statistical area reported an 18.5% year-over-year increase in home prices. According to a third party research report, Atlanta’s MSA population growth averaged 2.0% between 2002 and 2012, which is twice the national average. The Atlanta metropolitan statistical area is the headquarters for four global 500 corporations, 13 Fortune 500 corporations and 24 Fortune 1000 corporations. The Home Depot, UPS, Coca-Cola, Delta Airlines, Southern Company, Genuine Parts, SunTrust and First Data are all headquartered in Atlanta and its surrounding suburbs.

Some of the major recently constructed or planned projects within the Atlanta central business district include The Georgia Aquarium, a $200.0 million project that has attracted approximately 3.6 million visitors since opening in 2005; the 30,000 SF Children’s Museum of Atlanta that opened in 2006; the College Football Hall of Fame, a 94,256 SF project that is expected to feature approximately 30,000 SF of exhibit space and a 45-yard indoor football field that is scheduled to open in the fall of 2014; and the National Center for Civil and Human Rights, which is scheduled to open in May 2014 and will be adjacent to the World of Coca-Cola and the Georgia Aquarium.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	AmericasMart

The following table presents certain information relating to comparable trade mart properties to the AmericasMart Property:

Competitive Property Summary
Property	Location	Property Type	Year Built/ Renovated	Merchandise Lines	Total GLA (SF)	Occupancy
AmericasMart Property	Atlanta, GA	Trade Mart	1961/2008	Holiday/Floral, Home Furnishings, Accessories/Jewelry, Apparel, Gifts, Bridal/Prom, Gourmet & Housewares, Rugs and Fine Linens	4,563,219	85%
Dallas Market Center	Dallas, TX	Trade Mart	1957/1964	Home Décor, Apparel, Gifts, Gourmet	8,800,000	85%
Chicago Merchandise Mart	Chicago, IL	Trade Mart	1930/N/A	Apparel, Accessories, Gifts, Furniture, Home Furnishings	4,200,000	95%
World Market Center	Las Vegas, NV	Trade Mart	2005/2008	Home Furnishings, Accessories	4,900,000	N/A
International Home Furnishings Mart	High Point, NC	Trade Mart	1921-2001/N/A	Home Furnishings	2,684,373	89%
California Market Center	Los Angeles, CA	Trade Mart	1963/1985	Apparel, Accessories, Gifts	1,900,000	90%
Decoration & Design Building	New York, NY	Trade Mart	N/A/N/A	Home Furnishings, Accessories	584,000	92%
Decorative Center of Houston	Houston, TX	Trade Mart	1975 & 1985/N/A	Home Furnishings, Accessories, Office	650,000	83%

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	AmericasMart

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the AmericasMart Property:

Cash Flow Analysis

	8/31/2006 FYE	8/31/2007 FYE	8/31/2008 FYE	8/31/2009 FYE	8/31/2010 FYE
In-Place Permanent Revenue	$94,346,200	$97,611,795	$100,937,701	$95,413,044	$90,841,368
Less Rent Abatements	$0	$0	$0	$0	$0
Grossed Up Vacant Space	$0	$0	$0	$0	$0
Trade Show Revenue	$31,117,126	$34,007,712	$34,533,367	$26,451,605	$24,030,928
Other Income	$7,849,912	$7,969,525	$8,353,752	$6,794,609	$6,731,016
Less Vacancy & Credit Loss	($379,363)	($503,956)	($1,010,575)	($4,651,069)	($121,715)
Effective Gross Income	$132,933,875	$139,085,076	$142,814,245	$124,008,189	$121,481,597
Total Operating Expenses	$60,818,420	$64,893,130	$67,874,476	$63,997,121	$59,178,399
Net Operating Income	$72,115,455	$74,191,946	$74,939,769	$60,011,068	$62,303,198
TI/LC	$0	$0	$0	$0	$0
Straight-line of Upfront TI/LC Reserve	$0	$0	$0	$0	$0
Capital Expenditures	$0	$0	$0	$0	$0
Net Cash Flow	$72,115,455	$74,191,946	$74,939,769	$60,011,068	$62,303,198
Occupancy %			95.5%	83.8%	79.4%
NOI DSCR(1)	1.76x	1.81x	1.82x	1.46x	1.52x
NCF DSCR(1)	1.76x	1.81x	1.82x	1.46x	1.52x
NOI Debt Yield(1)	13.0%	13.3%	13.5%	10.8%	11.2%
NCF Debt Yield(1)	13.0%	13.3%	13.5%	10.8%	11.2%
Average Annual Rent PSF(2)					$32.30

Cash Flow Analysis
	8/31/2011 FYE	8/31/2012 FYE	8/31/2013 FYE	11/30/2013 TTM	UW	UW PSF
In-Place Permanent Revenue	$92,651,855	$93,899,496	$97,527,822	$98,491,878	$102,753,264	$22.52
Less Rent Abatements	$0	$0	$0	$0	($1,904,943)(3)	($0.42)
Grossed Up Vacant Space	$0	$0	$0	$0	$15,649,899	$3.43
Trade Show Revenue	$25,269,079	$27,199,382	$30,517,581	$31,277,177	$30,517,581	$6.69
Other Income	$7,341,041	$7,222,521	$7,511,899	$7,658,799	$7,511,899	$1.65
Less Vacancy & Credit Loss	$99,323	($536,610)	($245,940)	($27,663)	($15,649,899)(4)	($3.43)
Effective Gross Income	$125,361,298	$127,784,789	$135,311,362	$137,400,191	$138,877,801	$30.43
Total Operating Expenses	$62,054,303	$64,098,847	$66,209,231	$66,718,773	$66,651,969	$14.61
Net Operating Income	$63,306,995	$63,685,942	$69,102,131	$70,681,418	$72,225,832	$15.83
TI/LC	$0	$0	$0	$0	$2,263,158	$0.50
Straight-line of Upfront TI/LC Reserve	$0	$0	$0	$0	($262,736)	($0.06)
Capital Expenditures	$0	$0	$0	$0	$1,038,315	$0.23
Net Cash Flow	$63,306,995	$63,685,942	$69,102,131	$70,681,418	$69,187,095	$15.16
Occupancy %	78.9%	79.6%	82.8%	84.7%(5)	84.7%
NOI DSCR(1)	1.54x	1.55x	1.68x	1.72x	1.76x
NCF DSCR(1)	1.54x	1.55x	1.68x	1.72x	1.68x
NOI Debt Yield(1)	11.4%	11.4%	12.4%	12.7%	13.0%
NCF Debt Yield(1)	11.4%	11.4%	12.4%	12.7%	12.4%
Average Annual Rent PSF(2)	$33.19	$33.52	$33.59	$33.92

(1)	DSCRs and debt yields are based on the outstanding principal balance of the AmericasMart Non-Serviced Loan Combination.
(2)
Average Annual Rent PSF is based on historical financial information and end of fiscal year occupancy rates. Vacant space is excluded from the 11/30/2013 calculation. Due to the nature of the operations at the AmericasMart Property, leasable square footage varies from year to year.

(3)	Includes all rent abatements through August 31, 2014.
(4)	The underwritten economic vacancy for the permanent space is 14.8%. The AmericasMart Property was 84.7% physically occupied (excluding the trade show and exhibition space) as of October 1, 2013.
(5)	As of October 1, 2013.

Escrows and Reserves. The loan documents provide for upfront reserves in the amount of $1,284,853 for real estate taxes, $352,469 for deferred maintenance, $1,557,473 for replacement reserves, $2,627,360 for tenant improvements and leasing commissions, $380,000 for an environmental reserve and $4,144 for ground rent. The loan documents provide for monthly reserve deposits of $428,285 for real estate taxes. The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the insurance required to be maintained by the AmericasMart Borrower is maintained pursuant to one or more blanket insurance policies; and (iii) the AmericasMart Borrower provides the lender with timely proof of payment of insurance premiums. The loan documents do not require monthly escrows for replacement reserves as long as the balance of the escrow account equals $1,557,473 (“Replacement Reserve Cap”). If the balance of the replacement reserve account is less than the

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	AmericasMart

Replacement Reserve Cap, within 60 days, the AmericasMart Borrower is required to deposit an amount that would restore the balance of the replacement reserve account to equal the Replacement Reserve Cap. The loan documents do not require monthly escrows for tenant improvements and leasing commission reserves as long as the balance of the escrow account equals $2,627,360 (“TI/LC Reserve Cap”). If the balance of the tenant improvement and leasing commissions reserve account is less than the TI/LC Reserve Cap, within 60 days, the AmericasMart Borrower is required to deposit an amount that would restore the balance of the tenant improvements and leasing commissions reserve account to equal the TI/LC Reserve Cap. The AmericasMart Borrower has deposited with the lender one month’s ground rent. If the AmericasMart Borrower fails to provide evidence of payment of ground rent, the lender may make payment from the ground rent reserve and the AmericasMart Borrower will replenish the reserve within 15 days after disbursement.

Lockbox and Cash Management. The AmericasMart Non-Serviced Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the AmericasMart Borrower directs permanent tenants to pay their rents directly into such lockbox account (exhibition tenants do not pay directly into the lockbox). The loan documents also require that all rents received by the AmericasMart Borrower or the property manager be deposited into the lockbox account within three business days of receipt. Funds are then swept to a cash management account controlled by the lender and prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds after application in accordance with the loan documents are distributed to the AmericasMart Borrower’s operating account. During a Cash Trap Event Period, all excess cash flow is retained in the cash management account.

A “Cash Trap Event Period” will commence upon (i) the occurrence and continuance of an event of default; (ii) the net operating income debt yield falling below 10.0% at the end of any calendar quarter; or (iii) the discontinuation of either of the International Gift and Home Furnishing Market Tradeshows occurring in January and July of each year held at the AmericasMart Property. A Cash Trap Event Period will be cured, with regard to the circumstances in clause (i), upon the cure of such event of default (provided that a Cash Trap Event Period has not occurred pursuant to clause (ii) or (iii) above) or, with regard to the circumstances in clause (ii), when the net operating income debt yield is equal to or greater than 10.0% for two consecutive calendar quarters (provided that a Cash Trap Event Period has not occurred pursuant to clause (i) or (iii) above).

Property Management.  The AmericasMart Property is managed by AMC, Inc., an affiliate of the AmericasMart Borrower.

Additional Secured Indebtedness (not including trade debts).  The AmericasMart Non-Serviced Companion Loan Combination was originated by or on behalf of Bank of America, National Association (in conjunction with Wells Fargo Bank, National Association) on November 14, 2013 and is evidenced by eight pari passu notes (Note 1-1, Note 1-2, Note 2-1, Note 2-2, Note 3-1, Note 3-2, Note 4-1 and Note 4-2, each with an original principal balance of $70,000,000 and with a combined original principal balance of $560,000,000). Bank of America, National Association was the original holder of Note 1-2, Note 2-2, Note 3-2 and Note 4-2 and Wells Fargo Bank, National Association was the original holder of Note 1-1, Note 2-1, Note 3-1 and Note 4-1. The WFRBS 2013-C18 securitization trust is the current holder of Note 1-1 and Note 1-2. The MSBAM 2014-C14 securitization trust is the current holder of Note 2-1 and Note 2-2. The WFRBS 2014-LC14 securitization trust is the current holder of Note 3-1 and Note 3-2. Wells Fargo Bank, National Association is the current holder of Note 4-1. Bank of America, National Association is the current holder of Note 4-2 and will acquire Note 4-1 from Wells Fargo Bank, National Association or an affiliate thereof on or prior to the Closing Date.

The pari passu notes evidencing the AmericasMart Non-Serviced Companion Loans accrue interest at the same rate as the AmericasMart Mortgage Loan. The AmericasMart Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the AmericasMart Serviced Companion Loans, as and to the extent described under “Description of The Mortgage Pool —The Non-Serviced Loan Combinations—The AmericasMart Non-Serviced Loan Combination” in the Free Writing Prospectus, and the holders of the AmericasMart Mortgage Loan and the AmericasMart Serviced Companion Loans have entered into an agreement between note holders which sets forth the allocation of collections on the AmericasMart Non-Serviced Loan Combination.

The AmericasMart Mortgage Loan represents a non-controlling interest in the AmericasMart Non-Serviced Loan Combination. The controlling interests in the AmericasMart Non-Serviced Loan Combination are represented by Note 1-2 and 2-2 which have been contributed to the WFRBS 2013-C18 securitization trust and the AmericasMart Non-Serviced Loan Combination will be serviced pursuant to terms of the WFRBS 2013-C18 pooling and servicing agreement. See “Description of The Mortgage Pool —The Non-Serviced Loan Combinations—The AmericasMart Non-Serviced Loan Combination” in the Free Writing Prospectus.

Mezzanine Loan and Preferred Equity.  Not permitted.

Release of Property.  The AmericasMart Borrower has the right to release the parcel of the AmericasMart Property consisting of the air rights over the AmericasMart 2 Expansion parcel at no cost other than the lender’s expenses only upon (x) the lender’s prior, written approval, to be granted in the lender’s sole, but reasonable, discretion and (y) receipt of a rating agency confirmation from DBRS, Fitch and Moody’s. Conditions to the release may include, among other conditions, (i) no event of default has occurred and is continuing; (ii) the loan-to-value ratio immediately after the release being equal to or less than the lesser of (a) 60.9% or (b) the loan-to-value ratio immediately prior to the release based on an appraised value at the time of the release; (iii) the net cash flow debt yield being equal to or greater than the greater of (a) 16.5% and (b) the net cash flow debt yield immediately prior to the release of the parcel; and (iv) the release will not adversely affect the liens, security interests and other rights of the lender under the loan documents not being released.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the AmericasMart Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the AmericasMart Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Ground Leases and Air Rights Lease.  The AmericasMart 1 building includes one leasehold parcel leased from third parties totaling 0.2 acres out of total land area of 2.4 acres (the “AmericasMart 1 Ground Lease”), and an air rights parcel lease from MARTA totaling 0.02 acres (the “MARTA Air Rights Lease”). The AmericasMart 1 Ground Lease expires June 30, 2061 and the MARTA Air Rights Lease expires December 16, 2022. The portion of the AmericasMart Property encumbered by the air rights lease is occupied by a restaurant, which restaurant tenant has a lease with the AmericasMart Borrower that expires on February 28, 2022 with an annual rent of $240,312 throughout the lease term. The AmericasMart 3 building includes one leasehold parcel leased from William Edwards, the Episcopal Church, The University of Georgia and the AmericasMart Borrower, as ground lessors and tenants-in-common, respectively, totaling 0.21 acres out of total land area of 3.7 acres (the “AmericasMart 3 Ground Lease”). The AmericasMart 3 Ground Lease expires August 31, 2071. All such ground leases are subject to the lien of the AmericasMart mortgage and would continue after foreclosure on such mortgage, and the loan documents also provide for springing recourse to the AmericasMart Borrower and guarantors if any ground

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	AmericasMart

lease is terminated, cancelled or otherwise ceases to exist in violation of the loan documents. See “Description of The Mortgage Pool —Material Terms and Characteristics of the Mortgage Loans” in the Free Writing Prospectus.

Taxable Revenue Bonds/Tax Abatement.  The construction of AmericasMart 2 Expansion was financed by the issuance of $180.5 million of taxable municipal bonds (“Bonds”) issued by the Development Authority of Fulton County (“Development Authority”). The Development Authority, as owner of the fee interest in the AmericasMart 2 Expansion, entered into a lease with the AmericasMart Borrower. Since the Development Authority is exempt from property taxes, the AmericasMart Borrower is only taxed on the leasehold value of the AmericasMart 2 Expansion. The lease payments to the Development Authority pay the principal and interest on the Bonds. The Bonds were pledged as collateral for the AmericasMart Non-Serviced Loan Combination. The AmericasMart Borrower owns the related Bonds and the Development Authority has encumbered its fee interest to the lien of the AmericasMart Non-Serviced Loan Combination. The Bonds mature on January 1, 2019 and the tax abatement will expire at that time. The underwritten property taxes assume the full tax assessment.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	La Concha Hotel & Tower

Mortgage Loan No. 3 – La Concha Hotel & Tower

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	La Concha Hotel & Tower

Mortgage Loan No. 3 – La Concha Hotel & Tower

Atlantic Ocean
La Concha Hotel & Tower
1077 Ashford Avenue
San Juan, PR 00907
Castillo San Filipe del Morro
San Juan Natl. Historic Site
San Juan Capitol
Old San Juan
Capitolio Plaza
U.S. Coast Guard
Isla Grande Airport
Supreme Court of Puerto Rico
Music Conservatory of Puerto Rico
Ashford-Presbyterian Hospital
Ave. Ashford
San Juan Bay
Puerto Rico Convention Center
Luis A. Ferré Performing Arts Center
Museum of Art Puerto Rico
Calle Loiza
Exp. Román Baldorioty de Castro
Luis Muñoz Marín International Airport
Laguna Los Corozos
Exp. Luis Muñoz Rivera
Univ. del Sagrado Corazon
Sagrado Corazon
Santurce
Cataño
Museo de Vida Silvestre de San Juan
SAN JUAN
Hato Rey
Coliseo de PR Jose Miguel Agrelot
T. Moscoso Bridge
Expreso JFK
Expreso José de Diego
Plaza Las Americas
Roosevelt
Polytechnic University of Puerto Rico
Laguna San Jose
Carolina
Guaynabo
Roberto Clemente Coliseum
Domenech
Fort Buchanan Military Reservation
Hiram Bithorn Stadium
Piñero
Hospital Auxilio Mutuo
Ave. Campo Rico
Plaza San Patricio
Ave. San Patricio
Universidad
University of Puerto Rico-Rio Piedras
Centro Medico de Puerto Rico
Rio Piedras
Ave. Regimiento 65 de Infanteria
Hospital Metropolitano
Veterans Administration
Tren Urbano
Plaza Escorial
University of Puerto Rico-Carolina
Torrimar
Martinez Nadal
Las Lomas
San Francisco
Cupey
Botanical Garden
Bosque Urbano del Nuevo Milenio
Municipio de Carolina
Bayamón
Municipio de San Juan
Ave. Esmeralda
Intramerican University of PR Metropolitan Campus
Expreso Martinez Nadal
Ave. Doña Felisa Rincon de Gautier
Autopista Luis A. Ferré
Carr. 837
Municipio de Guaynabo
Atlantic Ocean
San Juan
Luis Muñoz Marin International Airport
Bayamon
Guaynabo
Carolina
Puerto Rico
Mayaguez
Caguas
Ponce
Caribbean Sea

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	La Concha Hotel & Tower

Mortgage Loan No. 3 – La Concha Hotel & Tower

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$85,000,000			Location:	San Juan, PR 00907
Cut-off Date Balance(1):	$85,000,000			General Property Type:	Hospitality
% of Initial Pool Balance(1):	7.9%			Detailed Property Type:	Full Service
Loan Purpose:	Acquisition			Title Vesting:	Fee/Leasehold
Sponsor:	Paulson Management IV LLC			Year Built/Renovated:	1958/2007; 2010
Mortgage Rate:	5.187%			Number of Rooms:	483 Rooms
Note Date:	3/10/2014			Cut-off Date Balance per Unit/SF(1):	$262,940
First Payment Date:	5/1/2014			Maturity Date Balance per Unit/SF(1):	$217,990
Maturity Date:	4/1/2024			Property Manager:	International Hospitality Services, Inc.
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$19,521,729
IO Period:	0 months			UW NOI Debt Yield(1):	15.4%
Seasoning:	0 months			UW NOI Debt Yield at Maturity(1):	15.7%
Prepayment Provisions:	LO (24); DEF (84); O (12)			UW NCF DSCR(1):	1.98x
Lockbox/Cash Mgmt Status:	Hard/In Place			Most Recent NOI:	$14,945,810 (12/31/2013)
Additional Debt Type(1):	Pari Passu			2nd Most Recent NOI:	$11,519,689 (12/31/2012)
Additional Debt Balance:	$42,000,000			3rd Most Recent NOI:	$16,917,451 (12/31/2011)
Future Debt Permitted (Type):	Yes (Mezzanine)			Most Recent Occupancy:	89.6% (12/31/2013)
Reserves(2)				2nd Most Recent Occupancy:	88.6% (12/31/2012)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	85.1% (12/31/2011)
RE Tax:	$108,558	$27,140	N/A	Appraised Value (as of):	$186,000,000 (2/25/2014)
Insurance:	$1,772,052	$161,096	N/A	Cut-off Date LTV Ratio(1):	68.3%
FF&E:	$0	$185,000	N/A	Maturity Date LTV Ratio(1):	56.6%
Other(3):	$805,834	$55,834	$1,750,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$127,000,000	68.8%	Acquisition Cost:	$184,660,000	100.0%
Sponsor Equity:	$57,660,000	31.2%
Total Sources:	$184,660,000	100.0%	Total Uses:	$184,660,000	100.0%

(1)
The La Concha Hotel & Tower Mortgage Loan is part of the La Concha Hotel & Tower Loan Pair evidenced by two pari passu notes with an aggregate original principal balance of $127,000,000. The Cut-off Date Balance per Unit/SF, Maturity Date Balance per Unit/SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the entire La Concha Hotel & Tower Loan Pair balance.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(3)
The La Concha Hotel & Tower Borrower deposited  $750,000 for a seasonality reserve, $14,167 for a parking rent reserve and $41,667 for a ground rent reserve as described under “—Escrows and Reserves” below.

The Mortgage Loan.  The third largest mortgage loan (the “La Concha Hotel & Tower Mortgage Loan”) is an acquisition loan evidenced by two pari passu promissory notes (the “La Concha Hotel & Tower Loan Pair”) in the aggregate original principal amount of $127,000,000, both of which are secured by the same first priority fee and leasehold mortgage encumbering the 483-room full service hospitality property known as the La Concha Hotel & Tower in San Juan, Puerto Rico (the “La Concha Hotel & Tower Property”).

The La Concha Hotel & Tower Mortgage Loan is evidenced by one pari passu note (Note A-1) with an original and outstanding principal balance as of the Cut-off Date of $85,000,000. The pari passu note not included in the issuing entity (Note A-2) evidences a related companion loan (the “La Concha Hotel & Tower Serviced Companion Loan”), with an outstanding balance as of the Cut-off Date of $42,000,000. The La Concha Hotel & Tower Serviced Companion Loan has similar features and terms as the La Concha Hotel & Tower Mortgage Loan and will be contributed to a future securitization trust. The holders of the respective promissory notes evidencing the La Concha Hotel & Tower Loan Pair have entered into an agreement between note-holders that sets forth the respective rights of each note holder. The La Concha Hotel & Tower Loan Pair will be serviced pursuant to the terms of the MSBAM 2014-C15 pooling and servicing agreement. See “—Additional Secured Indebtedness” below for additional information).

The Borrower and the Sponsor.  The borrowers are Condado Duo La Concha SPV, LLC and Condado Duo La Concha Hotel Tower SPV, LLC (collectively, the “La Concha Hotel & Tower Borrower”), each a single-purpose Delaware limited liability company with one independent director and wholly owned by Duo Condado JV Holdings, LLC. Equity ownership in the La Concha Hotel & Tower Borrower is indirectly held by International Hospitality Associates (10%) and John A. Paulson (90%).

The La Concha Hotel & Tower sponsor is Paulson Management IV LLC, which is indirectly owned by John A. Paulson, the founder of Paulson & Co. Founded in 1994, Paulson & Co. is an alternative investment manager specializing in event-driven arbitrage strategies, including merger arbitrage, bankruptcy reorganizations and distressed credit, structured credit, recapitalizations, restructurings and other corporate events. In addition to its hedge funds, Paulson & Co. manages real estate private equity funds which focus on various types of real estate opportunities. Paulson & Co. manages approximately $22.8 billion as of March 1, 2014 and employs approximately 120 employees in offices located in New York, London and Hong Kong.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	La Concha Hotel & Tower

The Mortgaged Property.  The La Concha Hotel & Tower Property consists of a 483-room full service hospitality property operating under a Renaissance Resort brand located in the Condado district of San Juan, approximately four miles west of the Luis Muñoz Marín International Airport. The La Concha Tower is located on 1.49 acres of the eastern portion of the La Concha Hotel & Tower Property that is owned in fee by the La Concha Hotel & Tower Borrower. The La Concha Hotel portion of the La Concha Hotel & Tower Property is located on a parcel ground-leased from the Commonwealth of Puerto Rico. See “—Ground Leases” below for further details.

The La Concha Hotel & Tower Property is a part of the Condado Duo complex, which is comprised of the La Concha Hotel & Tower Property and the adjacent Condado Vanderbilt Hotel & Towers (which is owned by an affiliate of John A. Paulson). Portions of Condado Duo complex are situated on leased land from Hotel Development Corporation, a Puerto Rico government entity. International Hospitality Associates and partners have invested over $324 million to develop the Condado Duo complex since 1992.

The La Concha Hotel & Tower Property was originally built in 1958 and renovated in 2007, and is considered a historic landmark due to its architectural and design elements. The La Concha Tower opened in February 2010 and consists of 235 condominium-hotel units within 12 stories located atop the parking pedestal. The La Concha Hotel opened in December 2007 and consists of 248 hotel keys, a 17,000 SF casino with approximately 20 tables and 413 slots, five food and beverage outlets, approximately 30,000 SF of meeting space (indoor and outdoor), three small pool areas with direct beach access, common areas, approximately 2,500 SF of retail frontage on Ashford Avenue and an underground/above ground parking structure with 568 parking spaces.

The guest room configuration consists of 231 standard rooms, 17 junior suites, 16 studio suites, 210 king one-bedroom suites and nine king two-bedroom suites. All units at La Concha Tower are suites with separate living and bedroom areas. Both the standard guestrooms and the suites include the standard amenities in the bedroom area and the suites also offer European-style kitchenettes with microwave wet bar, stovetop, mini-refrigerator, coffee maker, and dishware/flatware. The living areas in the suites are furnished with an additional flat screen television, sleeper sofa, coffee tables, dining table, two chairs and several lamps. These suites offer city views and beach views and have furnished balconies. The average size of the standard rooms ranges from approximately 300 SF to 400 SF, and the average size of the suites ranges from approximately 450 SF to 500 SF. The La Concha Hotel & Tower Property is operating under a franchise agreement with Renaissance Hotel Holdings, Inc. that will expire in 2030. Approximately $4.7 million have been invested on various capital upgrades at the La Concha Hotel & Tower Property over the past three years in guestrooms, public areas, support areas and upgrades of systems.

More specific information about the La Concha Hotel & Tower Property is set forth in the table below:

La Concha Hotel & Tower Property and Market Historical Occupancy, ADR, RevPAR
	Competitive Set			The Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	78.1%	$175.91	$137.42	84.6%	$202.00	$170.98	108.4%	114.8%	124.4%
2012	81.1%	$176.75	$143.42	88.0%	$206.76	$181.93	108.4%	117.0%	126.9%
2013	82.2%	$185.35	$152.32	89.2%	$231.86	$206.88	108.6%	125.1%	135.8%

Source: Industry Report

The Market.  The La Concha Hotel & Tower Property is located along the north side of Ashford Avenue, at the convergence of Ashford Avenue and Magdalena Avenue, in the Condado district of San Juan, approximately four miles west of the Luis Muñoz Marín International Airport. San Juan is the capital and largest city on Puerto Rico and serves as the island’s main airport and seaport, as well as the main manufacturing, financial, cultural and tourist center. The La Concha Hotel & Tower Property has direct ocean frontage to the north and is bordered on the west by the La Ventana al Mar Municipal Park, which separates the La Concha Hotel & Tower Property from the Condado Vanderbilt Hotel & Towers, an adjacent 323-room property, the Condado Vanderbilt Hotel & Towers (which is owned by an affiliate of John A. Paulson and is part of the Condado Duo complex (see “—The Mortgaged Property” above for further details)).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	La Concha Hotel & Tower

Competing properties to the La Concha Hotel & Tower Property are shown in the table below:

Competitive Property Summary
Property	Year Built	Rooms	Meeting Space (SF)	Transient %	Meeting & Group %	2013 Est. Occupancy	2013 Est. ADR	2013 Est. RevPAR
La Concha Hotel & Tower (subject property)	2007	483	1,239	83%	17%	89.6%	$214.77	$192.54
Conrad Condado Plaza	1959/1962	570	34,000	75%	25%	76.0%	$153.00	$116.28
Hilton Caribe	1949	646	65,000	50%	50%	86.0%	$154.00	$132.44
Inter-Continental Resort & Casino	1965	398	19,000	75%	25%	85.0%	$180.00	$153.00
Marriott Resort & Stellaris Casino	1995	525	11,000	90%	10%	88.0%	$198.00	$174.24
Embassy Suites Hotel & Casino	1997	299	12,000	85%	15%	85.0%	$160.00	$136.00
Hilton El San Juan Resort	1958	386	25,600	80%	20%	76.0%	$177.00	$134.52
Ritz Carlton San Juan	1997	416	23,700	78%	22%	80.0%	$344.00	$275.20
Sheraton Hotel & Casino	2009	503	35,000	65%	35%	63.0%	$156.00	$97.50
St. Regis Bahia Beach	2010	139	5,000	80%	20%	70.0%	$590.00	$413.00
W Hotel Vieques	2010	156	0	85%	15%	50.0%	$344.00	$173.38
Ritz-Carlton Reserve	2012	115	6,300	80%	20%	49.0%	$1,150.00	$563.50
Total/Wtd. Avg.		4,636	237,839	75%	25%	78.7%	$231.16	$173.12

Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the La Concha Hotel & Tower Property:

Cash Flow Analysis
	2011	2012	2013	UW	UW per Room
Occupancy	85.1%	88.6%	89.6%	89.6%
Average Daily Rate	$218.17	$234.99	$246.93	$246.93
RevPAR	$185.74	$208.18	$221.37	$221.37

Rooms Revenue	$32,744,516	$36,801,420	$39,025,543	$39,025,543	$80,798
Food & Beverage Revenue	$11,823,838	$12,540,769	$12,642,435	$12,642,435	$26,175
Casino(1)	$0(2)	$0(2)	$0(2)	$3,000,000	$6,211
Parking	$1,813,699	$1,635,716	$1,605,336	$1,605,336	$3,324
Other Income(2)	$7,564,289	$1,825,337	$1,427,522	$431,809	$894
Total Revenue	$53,946,342	$52,803,242	$54,700,836	$56,705,123	$117,402
Total Expenses	$37,028,891	$41,283,553	$39,755,026	$37,183,394	$76,984
Net Operating Income	$16,917,451	$11,519,689	$14,945,810	$19,521,729	$40,418
Ground Lease Payments	$571,303	$644,240	$678,238	$678,238	$1,404
FF&E	$0	$0	$0	$2,268,205	$4,696
Net Cash Flow	$16,346,148	$10,875,449	$14,267,572	$16,575,286	$34,317
NOI DSCR	2.02x	1.38x	1.79x	2.34x
NCF DSCR	1.96x	1.30x	1.71x	1.98x
NOI Debt Yield	13.3%	9.1%	11.8%	15.4%
NCF Debt Yield	12.9%	8.6%	11.2%	13.1%

(1)
The current term of the casino lease for Casino Del Mar began on March 10, 2014 and expires January 21, 2024. The casino lease requires the tenant to pay base rent of $2,500,000 per year as well as percentage rent equal to 5% of gross income. The casino has and will continue to be operated by Condado Hotel Services Group, Inc., an affiliate of International Hospitality Enterprises.

(2)	Other income includes telephone and leases and gift shop income and, in historical periods, casino income. 2011 Other Income includes a $5.7 million non-recurring historic tax credit.

Escrows and Reserves.  The La Concha Hotel & Tower Borrower deposited $108,558 in escrow for annual real estate taxes at loan origination and is required to escrow $27,140 monthly. The La Concha Hotel & Tower Borrower deposited $1,772,052 in escrow for insurance at loan origination and is required to escrow $161,096 monthly. Additionally, the La Concha Hotel & Tower Borrower deposited $55,834 in escrow for ground and parking rent reserves at loan origination and is required to escrow $55,834 monthly. The La Concha Hotel & Tower Borrower is also required to escrow $750,000 at loan origination for a seasonality reserve with monthly amounts as determined by the lender (the total seasonality reserve is capped at $1,750,000). The La Concha Hotel & Tower Borrower is also required to make monthly deposits for FF&E reserves equal to 4% of total gross revenues from the prior calendar month.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	La Concha Hotel & Tower

Lockbox and Cash Management.  A hard lockbox is in place with respect to the La Concha Hotel & Tower Mortgage Loan. The La Concha Hotel & Tower Mortgage Loan has in place cash management. The La Concha Hotel & Tower Borrower will be required to deposit all excess cash with respect to the La Concha Hotel & Tower Mortgage Loan into an account to be held by the lender as additional security for the La Concha Hotel & Tower Mortgage Loan during a Cash Sweep Period.

A “Cash Sweep Period” means the period commencing on the first day of the calendar month following the month during which lender notifies La Concha Hotel & Tower Borrower of its determination that the debt service coverage ratio for La Concha Hotel & Tower Property for the immediately preceding calendar quarter is less than 1.25x. A Cash Sweep Period will generally end on the last day of the calendar month during which lender notifies La Concha Hotel & Tower Borrower of its determination that the debt service coverage ratio equals or exceeds 1.30x for the immediately preceding two calendar quarters.

Property Management. The La Concha Hotel & Tower Property is managed by International Hospitality Services, Inc., an affiliate of the International Hospitality Enterprises (“IHE”). Founded in 1995 and headquartered in San Juan, Puerto Rico, IHE is a development and management company with a portfolio consisting of seven properties in Puerto Rico.

Additional Secured Indebtedness (not including trade debts). The La Concha Hotel & Tower Companion Loan was originated on March 10, 2014 by or on behalf by Bank of America, National Association and is evidenced by one note (Note A-2) with a Cut-off Date Balance of $42,000,000. The current holder of the La Concha Hotel & Tower Companion Loan is Bank of America, National Association. The note evidencing the La Concha Hotel & Tower Companion Loan accrues interest at the same rate as the La Concha Hotel & Tower Mortgage Loan. The La Concha Hotel & Tower Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the La Concha Hotel & Tower Companion Loan, as and to the extent described under “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The La Concha Hotel & Tower Loan Pair” in the Free Writing Prospectus. The La Concha Hotel & Tower Companion Loan is expected to be contributed to a future trust. The holders of the La Concha Hotel & Tower Mortgage Loan and the La Concha Hotel & Tower Companion Loan have entered into an agreement between note holders which sets forth the allocation of collections on the La Concha Hotel & Tower Loan Pair. The La Concha Hotel & Tower Mortgage Loan will generally represent the controlling interest in the La Concha Hotel & Tower Loan Pair and the La Concha Hotel & Tower Loan Pair will be serviced pursuant to terms of the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The La Concha Hotel & Tower Loan Pair” in the Free Writing Prospectus.

Mezzanine Loan and Preferred Equity.  Future mezzanine debt is permitted after the date that is 24 months from the initial first payment date under the La Concha Hotel & Tower Mortgage Loan, subject to certain conditions, including, but not limited to, the combined debt service coverage ratio of the mezzanine loan and the La Concha Hotel & Tower Mortgage Loan not being less than 1.86x, the combined LTV being not more than 68.3%, the combined debt yield not being less than 12.2% and the mezzanine lender entering into an intercreditor agreement acceptable to lender and the rating agencies.

Release of Property.  Not permitted.

Terrorism Insurance.  Generally, the La Concha Hotel & Tower Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the La Concha Hotel & Tower Property.

Ground Leases.  The La Concha Hotel portion of the La Concha Hotel & Tower Property is located on a parcel ground-leased from the Commonwealth of Puerto Rico. The 99-year ground lease commenced on January 22, 2004 and expires on January 22, 2103 with no extension options. Basic annual rent is the greater of $500,000 per annum (adjusted by CPI annually) or 3.5% of room revenue, which is to be paid through the expiration of the lease term.

In addition, the parking garage with respect to the La Concha Hotel & Tower Property is located on a parcel ground-leased from the Commonwealth of Puerto Rico. The 96-year ground lease commenced on December 20, 2006 and expires on January 22, 2103 with no extension options. Basic annual rent is $170,000 per annum, which is to be paid through the expiration of the lease term.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Sun Communities Portfolio II

Mortgage Loan No. 4 – Sun Communities Portfolio II

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Sun Communities Portfolio II

Mortgage Loan No. 4 – Sun Communities Portfolio II

FLINT
Port Huron
St. Clair
Almont
Rochester Hills
Pontiac
Sterling Heights
Troy
Warren
Farmington Hills
Brighton
Livonia
DETROIT
Dearborn
ANN ARBOR
Westland
Windsor
Lake Shore
Lake St. Clair
ONTARIO
Leamington
Milan
Monroe
Adrian
Lake Erie
MICHIGAN
OHIO
TOLEDO
Green Bay
Traverse City
Manistee
Cadillac
Manitowoc
Ludington
Clare
Sheboygan
Big Rapids
Bay City
Midland
Saginaw
WI
Port Washington
Alpine Township
Muskegon
MICHIGAN
MILWAUKEE
Grand Rapids
St. Johns
Flint
Lake Michigan
Racine
Holland
Jamestown Township
Gaines Township
Lansing
Kenosha
Waukegan
Kalamazoo
Battle Creek
Ann Arbor
Jackson
Benton Harbor
Hillsdale
CHICAGO
South Bend
Toledo
Gary
Osceola
Elkhart
INDIANA
OHIO
Tillamook
Hillsboro
PORTLAND
Gresham
Tualatin
Pacific City
McMinnville
Oregon City
Grand Ronde
Woodburn
Pacific Ocean
Lincoln City
Keizer
Silverton
SALEM
Stayton
Newport
Albany
Philomath
Corvallis
Lebanon
Waldport
Sweet Home
Junction City
EUGENE
Florence
Springfield
Ocala
Daytona Beach
Atlantic Ocean
Hernando
Wildwood
Deltona
Leesburg
Sanford
Apopka
Winter Park
Titusville
Spring Hill
Winter Garden
ORLANDO
New Port Richey
Kissimmee
Zephyrhills
Melbourne
Palm Harbor
Lutz
Lakeland
Davenport
Clearwater
TAMPA
Winter Haven
Brandon
Palm Bay
ST. PETERSBURG
Ft. Meade
Lake Wales
Frostproof
Vero Beach
Wauchula
Bradenton
Ft. Pierce
Sebring
Port St. Lucie
Sarasota
Placid Lakes
Okeechobee
Arcadia
Nokomis
Gulf of Mexico
Venice
Port Charlotte
Lake Okeechobee
Cape Coral
Ft. Myers
Belle Glade

Sun Communities Portfolio II

1	Meadow Brook Estates	Monroe, MI
2	Alpine Meadows	Alpine Township, MI
3	Dutton Mill Village	Gaines Township, MI
4	Cobus Green	Osceola, IN
5	Tampa East	Tampa, FL
6	Country Hills Village	Jamestown Township, MI
7	Rainbow	Frostproof, FL
8	Country Acres	Cadillac, MI
9	Forest Meadows	Philomath, OR
10	St. Clair Place	St. Clair, MI

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Sun Communities Portfolio II

Mortgage Loan No. 4 – Sun Communities Portfolio II

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Original Balance:	$72,438,339			Location(3):	Various
Cut-off Date Balance:	$72,438,339			General Property Type:	Manufactured Housing
% of Initial Pool Balance:	6.7%			Detailed Property Type(3):	Various
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor(1):	Sun Communities Operating Limited Partnership			Year Built/Renovated:	2013/N/A
				Number of Pads:	3,344 Pads
Mortgage Rate:	4.890%			Cut-off Date Balance per Unit/SF:	$21,662
Note Date:	12/31/2013			Maturity Date Balance per Unit/SF:	$19,160
First Payment Date:	2/1/2014			Property Manager:	Sun Communities Operating Limited Partnership
Maturity Date:	1/1/2024
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$8,817,248
IO Period:	36 months			UW NOI Debt Yield:	12.2%
Seasoning:	3 months			UW NCF Debt Yield at Maturity:	13.5%
Prepayment Provisions:	LO (27); YM1/DEF (89); O (4)			UW NCF DSCR:	1.91x
Lockbox/Cash Mgmt Status:	Soft/Springing			Most Recent NOI:	$8,813,482 (12/31/2013)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$8,014,367 (12/31/2012)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$6,341,753 (12/31/2011)
Future Debt Permitted (Type):	No			Most Recent Occupancy(4):	93.9% (12/31/2013)
Reserves(2)				2nd Most Recent Occupancy(4)(5):	87.7% (12/31/2012)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	83.8% (12/31/2011)
RE Tax:	$201,717	$97,311	N/A	Appraised Value (as of):	$113,700,000 (11/4/2013-11/19/2013)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio:	63.7%
Recurring Replacements:	$0	Springing	$350,000	Maturity Date LTV Ratio:	56.4%

Sources and Uses(6)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$141,500,000	79.4%	Loan Payoff:	$177,089,207	99.4%
Sponsor Equity:	$36,734,535	20.6%	Reserves:	$53,708	0.0%
			Closing Costs:	$1,091,620	0.6%
Total Sources:	$178,234,535	100.0%	Total Uses:	$178,234,535	100.0%

(1)	See “—The Borrower and the Sponsor” below for a complete list of the borrowing entities.
(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(3)	See Property Summary table below for further information.
(4)	Excludes seasonal RV sites.
(5)	Occupancy for Rainbow property is as of October, 2012, when the property was acquired.
(6)
The Sun Communities Portfolio II Properties were financed with nine other assets that are not included as collateral for the MSBAM 2014-C15 securitization for a total loan amount of $141,500,000.  The other nine assets were contributed to the MSBAM 2014-C14 securitization.

The Mortgage Loan.  The fourth largest mortgage loan (the “Sun Communities Portfolio II Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $72,438,339 and is secured by a first priority fee mortgage encumbering eight manufactured housing communities and two manufactured housing/recreational vehicle resorts in four states (collectively, the “Sun Communities Portfolio II Property”).

The Borrower and the Sponsor.  The Sun Communities Portfolio II borrowers are Aspen-Alpine Project, LLC, Sun Cobus Green LLC, Aspen-Country Project, LLC, Sun Pool 3 LLC, Sun Rainbow RV LLC, Sun Tampa East, LLC, Country Hills Village Mobile Home Park, LLC, Dutton Mill Village, LLC and Sun Forest Meadows LLC (collectively, the “Sun Communities Portfolio II Borrower”), each of which is a Michigan limited liability company with two independent directors. Equity ownership in each entity is held by Sun Communities Operating Limited Partnership (99.5%) and Sun QRS Pool A, Inc. (0.5%). The sponsor and nonrecourse carve-out guarantor of the Sun Communities Portfolio II Mortgage Loan is Sun Communities Operating Limited Partnership. Sun Communities Operating Limited Partnership is owned (94.54%) by Sun Communities, Inc. (NYSE: SUI) (“Sun Communities”). Sun Communities is a publicly traded real estate investment trust that owns and operates 190 manufactured housing and recreational vehicle communities in 27 states – concentrated in the Midwest and Southeast portions of the United States. Sun Communities’ portfolio consists of approximately 69,800 developed sites. As of the fiscal year ended December 31, 2013, Sun Communities reported net operating income of approximately $173.7 million.

The Mortgaged Property.  The Sun Communities Portfolio II Properties consist of eight manufactured housing communities and two manufactured housing/recreational vehicle resorts totaling 3,344 pads located in Michigan, Florida, Indiana and Oregon. The properties were constructed between 1963 and 1999 and have undergone periodic renovations. There are seven 4-star properties (Alpine Meadows, Dutton Mill Village, Cobus Green, Tampa East, Country Hills Village, Rainbow and Country Acres), one 3.5-star property (Meadowbrook Estates) and two three-star properties (Forest Meadows and St. Clair Place). The Sun Communities Portfolio II Properties feature a range of amenities including playgrounds, basketball, volleyball and tennis courts, swimming pools, clubhouses, fitness centers, recreational halls and RV storage.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Sun Communities Portfolio II

The following table presents certain information relating to the Sun Communities Portfolio II Properties:

Property Summary
Property	Location	Property Subtype	Allocated Cut-off Date Balance	% of Cut-off Date Balance	Year Built/ Renovated	No. of Pads	Occupancy(1)	Appraised Value
Meadowbrook Estates	Monroe, MI	Manufactured Housing	$13,650,967	1.3%	1971/N/A	453	95.8%	$21,200,000
Alpine Meadows	Alpine Township, MI	Manufactured Housing	$11,397,269	1.1%	1974/N/A	403	98.3%	$17,700,000
Dutton Mill Village	Gaines Township, MI	Manufactured Housing	$9,514,789	0.9%	1963/N/A	307	98.0%	$14,000,000
Cobus Green	Osceola, IN	Manufactured Housing	$9,272,355	0.9%	1988/2013	386	82.1%	$14,400,000
Tampa East	Dover, FL	Manufactured Housing/RV	$8,787,486	0.8%	1975/2012	700	100.0%	$15,200,000
Country Hills Village	Jamestown Township, MI	Manufactured Housing	$6,245,961	0.6%	1999/N/A	239	98.7%	$9,700,000
Rainbow	Frostproof, FL	Manufactured Housing/RV	$4,715,700	0.4%	1999/2012	499	100.0%	$8,100,000
Country Acres	Cadillac, MI	Manufactured Housing	$4,507,395	0.4%	1964/N/A	182	96.2%	$7,000,000
Forest Meadows	Philomath, OR	Manufactured Housing	$2,623,948	0.2%	1995/N/A	75	100.0%	$3,725,000
St. Clair Place	St. Clair, MI	Manufactured Housing	$1,722,469	0.2%	1966/N/A	100	77.0%	$2,675,000
Total/Wtd. Avg.			$72,438,339	100%		3,344	93.9%	$113,700,000

(1)	Occupancy as of December 31, 2013. Excludes seasonal RV sites.

The Market.  The Sun Communities Portfolio II Properties consist of six manufactured housing communities located in Michigan, two manufactured housing/recreational vehicle communities located in Florida, one manufactured housing community located in Indiana, and one manufactured housing community located in Oregon.

The following table presents certain information relating to sales comparables for the Sun Communities Portfolio II Properties:

Sales Comparison Summary
Property	Location	MSA	Range of Comparable Sales Price per Home Site	Average Comparable Sales Price per Home Site
Meadowbrook Estates	Monroe, MI	Monroe	$27,642–$41,698	$34,052
Alpine Meadows	Alpine Township, MI	Grand Rapids	$27,642–$41,698	$34,052
Dutton Mill Village	Gaines Township, MI	Grand Rapids	$27,642–$41,698	$34,052
Cobus Green	Osceola, IN	Elkhart	$27,642–$42,725	$34,343
Tampa East	Dover, FL	Tampa	$15,832–$26,619	$19,239
Country Hills Village	Jamestown Township, MI	Grand Rapids	$27,642–$41,698	$34,052
Rainbow	Frostproof, FL	Lakeland-Winter Haven	$15,832–$26,619	$19,239
Country Acres	Cadillac, MI	Michigan	$27,642–$41,698	$34,052
Forest Meadows	Philomath, OR	Corvallis	$40,404–$55,970	$49,620
St. Clair Place	St. Clair, MI	Warren-Troy-Farmington Hills	$12,500–$38,365	$25,662

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Sun Communities Portfolio II

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Sun Communities Portfolio II Properties:

Cash Flow Analysis
	2010(1)	2011(1)	2012(1)	2013	UW	UW per Pad
Gross Potential Rental Income	$9,257,996	$11,569,437	$14,066,996	$14,866,273	$14,866,273	$4,446
Expense Reimbursements	$497,088	$640,008	$868,733	$1,118,134	$1,118,134	$334
Other Income	$214,593	$502,296	$536,036	$454,715	$454,715	$136
Less Vacancy & Collection Loss	($1,517,570)	($1,707,256)	($1,843,883)	($1,286,532)	($1,286,532)	($385)
Less Concessions/Other	($374,609)	($462,075)	($564,270)	($1,109,829)	($1,109,829)	($332)
Effective Gross Income	$8,077,498	$10,542,410	$13,063,612	$14,042,761	$14,042,761	$4,199
Total Operating Expenses	$2,849,727	$4,200,657	$5,049,245	$5,229,279	$5,225,513	$1,563
Net Operating Income	$5,227,771	$6,341,753	$8,014,367	$8,813,482	$8,817,248	$2,637
TI/LC	$0	$0	$0	$0	$0	$0
Capital Expenditures	$0	$0	$0	$0	$166,017	$50
Net Cash Flow	$5,227,771	$6,341,753	$8,014,367	$8,813,482	$8,651,231	$2,587

Occupancy %	82.9%	84.6%	86.3%	90.6%	90.6%
NOI DSCR	1.13x	1.38x	1.74x	1.91x	1.91x
NCF DSCR	1.13x	1.38x	1.74x	1.91x	1.88x
NOI Debt Yield	7.2%	8.8%	11.1%	12.2%	12.2%
NCF Debt Yield	7.2%	8.8%	11.1%	12.2%	11.9%

(1)	Figures exclude Country Hills Village and Dutton Mill Village, which were acquired in June, 2011, and Rainbow, which was acquired in October, 2012.

Escrows and Reserves. The Sun Communities Portfolio II Borrower is required to escrow $201,717 at loan origination and $97,311 monthly for annual real estate taxes. The Sun Communities Portfolio II Borrower is required to deposit 1/12 of the estimated annual insurance premiums monthly (unless the Sun Communities Portfolio II Properties are part of a “blanket policy” acceptable to the lender). During a Replacement Reserve Period (as defined below), the Sun Communities Portfolio II Borrower is required to deposit $14,990 for replacement reserves monthly (capped at $350,000). A “Replacement Reserve Period” will generally commence upon an event of default or on the date upon which the debt service coverage ratio for the immediately preceding 12-month period is less than 1.30x, and end upon the discontinuance of the event of default or the date upon which the debt service coverage ratio for the immediately preceding 12-month period equals or exceeds 1.40x.

Lockbox and Cash Management. A soft lockbox is in place with respect to the Sun Communities Portfolio II Mortgage Loan. The Sun Communities Portfolio II Mortgage Loan has springing cash management. During a Cash Sweep Period (as defined below), funds in the lockbox account are swept on each business day to the lender’s cash management account. In addition, during a Cash Sweep Period, the Sun Communities Portfolio II Borrower will be required to deposit all excess cash to an account held by the lender as additional security for the Sun Communities Portfolio II Mortgage Loan. A “Cash Sweep Period” will generally commence on the date upon which the debt service coverage ratio for the immediately preceding 12-month period is less than 1.15x, and end on the date upon which the debt service coverage ratio for the immediately preceding 12-month period equals or exceeds 1.20x.

Property Management. The Sun Communities Portfolio II Properties are managed by Sun Communities Operating Limited Partnership, an affiliate of the Sun Communities Portfolio II Borrower.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity.  Not permitted.

Release of Property.  Provided no event of default has occurred and is continuing, the related borrower is permitted, after the date that is two years from the closing of the securitization, to obtain a release of the lien of the mortgage as to any individual related Sun Communities Portfolio II Property (each, an “Individual Property”) through partial defeasance or a prepayment with a yield maintenance premium, subject to the satisfaction of certain requirements and conditions set forth in the related Sun Communities Portfolio II Mortgage Loan documents, including, but not limited to the following: (A) providing defeasance collateral or payment of an amount equal to the greater of (i) 120% of the allocated loan amount for the individual property to be released (or 125% of the allocated loan amount in the case of an “Individual RV Property”) and (ii) an amount that would cause the remaining Sun Communities Portfolio II Properties to have a debt service coverage ratio of not less than the greater of (x) the debt service coverage ratio for the 12-month period preceding such release and (y) 1.60x; (B) confirmation from each rating agency that such release will not cause the downgrade, withdrawal or qualification of the current ratings of the MSBAM 2014-C15 Certificates; (C) delivery of an opinion of counsel to the effect that the MSBAM 2014-C15 trust will not fail to maintain its status as a REMIC as a result of such release; and (D) solely with respect to a release through payment of a yield maintenance premium, the ratio of the unpaid principal balance of the related Mortgage Loan to the value of the remaining real property relating to the Mortgaged Property is less than or equal to 125%.

Terrorism Insurance.  The Sun Communities Portfolio II Borrower is required pursuant to the Sun Communities Portfolio II Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Sun Communities Portfolio II Properties.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Marriott Philadelphia Downtown

Mortgage Loan No. 5 – Marriott Philadelphia Downtown

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Marriott Philadelphia Downtown

Mortgage Loan No. 5 – Marriott Philadelphia Downtown

Marriott Philadelphia Downtown
1201 Market Street
Philadelphia, PA 19107
PHILADELPHIA
Fairmount/
Art Museum
Spring Garden
Poplar
Center City
Chinatown
Rittenhouse
Society Hill
South Street
Queen Village
South Philadelphia
Delaware River
Fairmount Ave.
Spring Garden St.
Hamilton St.
Callowhill St.
Vine St.
Vine Street Expwy
Race St.
Arch St.
Market St.
Chestnut St.
Walnut St.
Spruce St.
Lombard St.
South St.
Christian St.
Washington Ave.
Federal St.
Ridge Ave.
N. Broad St.
S. Broad St.
BROAD STREET LINE
MARKET-FRANKFORD LINE
PATCO
SEPTA
Ben Franklin Bridge
Camden, New Jersey
Logan Square
Franklin Square
Washington Square
Independence Natl. Historic Park
Pennsylvania Convention Center
Reading Terminal Market
The Gallery at Market East
City Hall
US Mint
Thomas Jefferson University
Pennsylvania Hospital
Philadelphia Intl. Airport 10 miles
PENNSYLVANIA
NEW JERSEY
CAMDEN
Lansdale
Horsham
Ambler
Norristown
King of Prussia
Conshohocken
Wayne
Paoli
Radnor
Ardmore
Broomall
Springfield
Darby
Yeadon
Chester
Woodbury
Gloucester City
Cherry Hill
Pennsauken
Moorestown
Bellmawr
Clementon
Deptford
Levittown
Bristol
Willow Grove

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Marriott Philadelphia Downtown

Mortgage Loan No. 5 – Marriott Philadelphia Downtown

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$70,000,000			Location:	Philadelphia, PA 19107
Cut-off Date Balance(1):	$69,828,471			General Property Type:	Hospitality
% of Initial Pool Balance:	6.5%			Detailed Property Type:	Full Service
Loan Purpose(2):	Acquisition			Title Vesting(4):	Fee
Sponsor:	Oaktree Capital Management LLC; Clearview Hotel Capital, LLC; Host Hotels & Resorts L.P.			Year Built/Renovated(5):	1995 (Tower Building); 1893 (Headhouse)/1999 (Headhouse); 2011-2012

Mortgage Rate:	5.240%			Number of Rooms:	1,408 Rooms
Note Date:	1/10/2014			Cut-off Date Balance per Unit/SF(1):	$162,952
First Payment Date:	3/1/2014			Maturity Date Balance per Unit/SF(1):	$135,596
Maturity Date:	2/1/2024			Property Manager:	Marriott Hotel Services, Inc.
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$29,459,489
IO Period:	None			UW NOI Debt Yield(1):	12.8%
Seasoning:	2 months			UW NOI Debt Yield at Maturity(1):	15.4%
Prepayment Provisions:	LO (26); DEF (87); O (7)			UW NCF DSCR(1):	1.61x
Lockbox/Cash Mgmt Status:	Soft/In Place			Most Recent NOI:	$31,399,156 (1/31/2014 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$26,011,339 (12/31/2012)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$17,030,669 (12/31/2011)
Future Debt Permitted (Type):	Yes (Mezzanine)			Occupancy Rate:	77.4% (1/31/2014 TTM)
Reserves(3)				2nd Most Recent Occupancy:	73.9% (12/31/2012 TTM)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	61.9% (12/31/2011 TTM)
RE Tax:	$0	Springing	N/A	Appraised Value (as of):	$307,000,000 (12/2/2013)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	74.7%
FF&E:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	62.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$230,000,000	75.0%	Purchase Price(7):	$300,500,000	97.9%
Sponsor Equity(6):	$76,811,336	25.0%	Closing Costs:	$6,311,336	2.1%
Total Sources:	$306,811,336	100.0%	Total Uses:	$306,811,336	100.0%

(1)
The Marriott Philadelphia Downtown Mortgage Loan is part of the Marriott Philadelphia Downtown Loan Pair evidenced by four pari passu notes with an aggregate original principal balance of $230,000,000. The Cut-off Date Balance per Unit/SF, Maturity Date Balance per Unit/SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the entire $230,000,000 Marriott Philadelphia Downtown Loan Pair balance.

(2)	The seller of the Marriott Philadelphia Downtown Property, an affiliate of Host Hotels & Resorts, LP, retained an approximately 11% ownership position in the Marriott Philadelphia Downtown Borrower.
(3)
See “—Escrows and Reserves” below for further discussion of reserve requirements. The FF&E escrow is collected, held and disbursed by the property manager, Marriott Hotel Services, Inc. and not by the servicer. Collections are currently based on 5% of gross revenues. The January 2014 collected amount was $440,954. As of January 31, 2014, approximately $13,784,685 was held in the FF&E account. $2,500,000 of the FF&E balance is allocated specifically to certain water damage repairs and related preventative measures at the Marriott Philadelphia Downtown Property.

(4)
The Marriott Philadelphia Downtown Property is substantially owned in fee by the Marriott Philadelphia Downtown Borrower; however, a sky-bridge connecting the two buildings that make up the Marriott Philadelphia Downtown Property, and a parcel of land which allows for an overhang and partial driveway, are subject to certain sub-ground leases with a City of Philadelphia redevelopment agency.

(5)	The Marriott Philadelphia Downtown Property was substantially renovated in 2011.
(6)	Sponsor Equity includes an approximately $8,449,247 seller retained interest contribution.
(7)	The stated purchase price does not reflect an approximately $14.0 million accumulated FF&E account balance as of January 1, 2014, on deposit with the property management company.

The Marriott Philadelphia Downtown Mortgage Loan

The Mortgage Loan.  The fifth largest mortgage loan (the “Marriott Philadelphia Downtown Mortgage Loan”) is part of a pari passu loan pair (the “Marriott Philadelphia Downtown Loan Pair”) evidenced by multiple pari passu notes in the aggregate principal amount of $230,000,000, all of which are secured by the same first priority fee mortgage encumbering a full service hotel known as Marriott Philadelphia Downtown Center in Philadelphia, Pennsylvania (the “Marriott Philadelphia Downtown Property”). The Marriott Philadelphia Downtown Mortgage Loan is evidenced by one pari passu note (Note A-1) with an outstanding principal balance as of the Cut-off Date of $69,828,471. The pari passu notes not included in the issuing entity (Notes A-2, A-3 and A-4) collectively evidence a related companion loan (the “Marriott Philadelphia Downtown Serviced Companion Loan”), which has an outstanding balance as of the Cut-Off Date of $159,607,934. The Marriott Philadelphia Downtown Serviced Companion Loan has similar features and terms as the Marriott Philadelphia Downtown Mortgage Loan and is expected to be contributed to one or more future securitization trusts. See “—Secured Indebtedness” below for further details. The proceeds of the Marriott Philadelphia Downtown Loan Pair were used to finance the acquisition of the Marriott Philadelphia Downtown Property for a purchase price of approximately $300,500,000.

The Borrower and the Sponsor.  The two co-borrowers are Philadelphia Market Street HMC Hotel Limited Partnership and Philadelphia Market Street Marriott Hotel II Limited Partnership (collectively, the “Marriott Philadelphia Downtown Borrower”), and CCMH Philadelphia Mkt. LLC, as the operating lessee (the “Marriott Philadelphia Downtown Operating Lessee”), executed a joinder to the loan agreement and certain other loan documents. The

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Marriott Philadelphia Downtown

entities comprising the Marriott Philadelphia Downtown Borrower are two single-purpose Delaware limited partnerships, each with a general partner with two independent directors. The Marriott Philadelphia Downtown Borrower and the Marriott Philadelphia Downtown Operating Lessee are indirectly owned and controlled by affiliates of Oaktree Capital Management, L.P. (“Oaktree”) (82%) and affiliates of Clearview Hotel Capital, LLC (“Clearview”) (7%) and directly owned by affiliates of Host Hotels & Resorts LP (“Host”) (11%). The Host ownership interest is retained from the immediately preceding ownership structure. Oaktree Real Estate Opportunities Fund VI, L.P. and Clearview Hotel Capital, LLC are the nonrecourse carve-out guarantors.

Oaktree is a Los Angeles-based asset management company with managed assets totaling approximately $83.6 billion. Oaktree is an affiliate of Oaktree Capital Group LLC (NYSE: OAK). Oaktree’s real estate group was founded in 1995 and makes direct property investments, corporate investments, CMBS and related securities investments, residential land investments and other investments including commercial loan pools. Current real-estate related assets under management are valued at approximately $5.9 billion. Clearview is a privately-held Newport Beach-based hotel investment and advisory company founded in 2007 by Jon Kline. The company has acquired over $700 million of hotels containing nearly 5,500 rooms. Host (NYSE: HST) is the largest lodging REIT and one of the largest owners of luxury and upper-scale hotels. The company currently owns 99 properties in the United States and 15 properties internationally totaling approximately 60,000 rooms.

The Mortgaged Property.  The Marriott Philadelphia Downtown Property consists of a 23-story hotel tower with 21,839 SF of ground floor retail space (the “Main Tower”) and a seven floor condominium unit (floors 3-9) in an adjoining (via an over street sky-bridge) mixed use building (the “Headhouse”). The Marriott Philadelphia Downtown Property is a full service, 1,408-room convention headquarters hotel located in downtown Philadelphia, Pennsylvania, adjacent and with direct access to the Pennsylvania Convention Center. It is the only hotel integrated with the convention center. The Main Tower was constructed in 1995 and contains 1,198 guest rooms, including 57 suites. Floors 21 to 23 of the Main Tower consist of the upgraded Concierge Level with 154 rooms and the hotel’s concierge lounge. The Headhouse, a Philadelphia landmark building, was constructed in 1893 as a railroad terminal building and contains 210 guestrooms, including 18 suites.

The Headhouse portion of the Marriott Philadelphia Downtown Property was converted to hospitality use and connected to the Main Tower in 1999. Floors 1 and 2 of the Headhouse, which are not collateral for the Marriott Philadelphia Downtown Mortgage Loan, are primarily retail use but include public access space to the convention center. The Headhouse is subject to the 12th and Market Headhouse Condominium regime of 1998, which created three condominium units, including the subject hotel component (Unit 1), the retail component (Unit 2) and the public access space component (Unit 3). Unit 1 is entitled to 820 of the provided 1,000 condominium regime votes thereby giving control of the condominium board of directors to the Marriott Philadelphia Downtown Borrower. The Main Tower and Headhouse portions of the Marriott Philadelphia Downtown Property are connected via a sky-bridge pursuant to a sublease from the City of Philadelphia, through a redevelopment authority, until 2089. The sublease is subject to a reciprocal easement agreement with the Convention Center Authority and all rent for the term was prepaid.

In addition to its guestrooms and retail space, the Marriott Philadelphia Downtown Property contains approximately 92,000 SF of meeting space in 72 meeting rooms, including a 34,300 SF grand ballroom. Additional amenities include a full-service restaurant (“13”), a lounge (“Circ”), a Starbucks shop, two exercise rooms, a business center, an indoor swimming pool, a gift shop, and a 230-space parking garage. In 2010-2011, approximately $40 million was spent on guestroom renovations, approximately $16 million was spent on public space renovations and approximately $3.5 million was spent on back of house upgrades.

The adjacent Pennsylvania Convention Center (“PCC”) contains approximately 1 million SF, including 528,000 SF of contiguous exhibit hall space, 79 meeting rooms, and a 55,400 SF ballroom. The center was expanded in 2011 at a cost of $786 million and is now the 14th largest such facility in the United States with the ability to host two meetings or conventions simultaneously and host mega tradeshows.

Demand at the Marriott Philadelphia Downtown Property is approximately 65% meeting and group driven, 25% commercial driven and 10% leisure driven.

The Marriott Philadelphia Downtown Market Historical Occupancy, ADR, RevPAR
	Competitive Set			Marriott Philadelphia Downtown			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	72.2%	$152.44	$110.01	61.9%(1)	$167.04	$103.42	85.8%	109.6%	94.0%
2012	71.3%	$159.27	$113.56	73.6%	$168.09	$123.64	103.2%	105.5%	108.9%
2013	72.5%	$157.21	$113.94	75.3%	$172.93	$130.27	103.9%	110.0%	114.3%

Source: Industry Report
(1)	The Marriott Philadelphia Downtown Property was substantially renovated in 2011.

The Market.  The Marriott Philadelphia Downtown Property is located in downtown Philadelphia, Philadelphia County, Pennsylvania. As described in “—The Mortgaged Property” section, above, the Marriott Philadelphia Downtown Property is located adjacent to the approximately 1 million SF Pennsylvania Convention Center. In addition to the Pennsylvania Convention Center, major market demand drivers include the University of Pennsylvania, local healthcare providers and health insurance companies. Major tourist attractions in the general market include Independence Park, the Philadelphia Museum of Art and the Philadelphia professional sports teams. The Philadelphia Center City office submarket, in which the Marriott Philadelphia Downtown Property is located, contains approximately 38.8 million SF of office space with an overall vacancy rate of 8.7% as of September 30, 2013. The Marriott Philadelphia Downtown Property is located approximately 19 miles north of the Philadelphia International Airport.

Noted new hotels in the market include a Courtyard by Marriott opened in 2014 near the Philadelphia Navy Yard and the recent opening of a Home2 Suites by Hilton next to the Marriott Philadelphia Downtown Property, neither of which is considered by the appraiser as a competitive property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Marriott Philadelphia Downtown

Primary and secondary competitive properties to the Marriott Philadelphia Downtown Property are shown in the table below:

Competitive Hotels
			Meeting		Total	Weighted		2013
			and		Competitive	Annual	2013	Average	2013
Property	Rooms	Commercial	Group	Leisure	Level	Room Count	Occupancy	Rate	RevPAR
Primary Competitors
Marriott Philadelphia Downtown (subject)	1,408	25%	65%	10%	100%	1,408	75%	$172.00	$129.00
Loews Philadelphia	581	35%	45%	20%	100%	581	74%	$169.00	$125.06
Courtyard by Marriott Philadelphia Downtown	498	35%	45%	20%	100%	498	79%	$165.00	$130.35
Primary Totals/Averages	2,487	29%	56%	14%	100%	2,487	75.6%	$169.85	$128.35
Secondary Competitors
Sheraton Philadelphia City
Center	757	45%	25%	30%	50%	379	65%	$135.00	$87.75
DoubleTree by Hilton Philadelphia Downtown	433	45%	25%	30%	50%	217	81%	$165.00	$133.65
Westin Philadelphia	294	45%	25%	30%	50%	147	82%	$210.00	$172.20
Sonesta Hotel Philadelphia	445	35%	25%	40%	50%	223	63%	$120.00	$75.60
Sheraton Society Hill	364	35%	25%	40%	50%	182	66%	$166.00	$109.56
Secondary Totals/Averages	2,293	42%	25%	33%	50%	1,147	70.0%	$154.85	$108.35
Grand Totals/Averages	4,780	33%	47%	20%	76%	3,634	73.8%	$165.36	$122.04

Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Marriott Philadelphia Downtown Property:

Cash Flow Analysis
	2009	2010	2011(1)	2012	2013	TTM 1/31/2014	UW	UW per Room
Occupancy	67.7%	69.8%	61.9%	73.9%	75.6%	77.4%	75.0%
ADR	$160.48	$154.08	$167.59	$167.62	$172.48	$172.52	$172.52
RevPAR	$108.67	$107.56	$103.67	$123.89	$130.47	$133.59	$129.39

Rooms Revenue	$55,697,235	$55,127,560	$53,133,277	$63,493,266	$67,050,158	$68,655,408	$66,495,812	$47,227
Food & Beverage	$23,409,325	$22,278,302	$21,555,560	$24,379,812	$26,979,547	$28,089,835	$27,206,253	$19,323
Other Income	$5,674,005	$5,859,642	$4,934,799	$5,559,005	$5,718,348	$5,919,815	$5,733,604	$4,072
Total Revenue	$84,780,565	$83,265,504	$79,623,636	$93,432,083	$99,748,053	$102,665,058	$99,435,669	$70,622
Total Expenses	$62,104,626	$62,532,653	$62,592,967	$67,420,744	$69,982,280	$71,265,902	$69,976,180	$49,699
Net Op. Income	$22,675,939	$20,732,851	$17,030,669	$26,011,339	$29,765,773	$31,399,156	$29,459,489	$20,923
FF&E	$4,239,028	$4,163,275	$3,981,182	$4,671,604	$4,987,403	$5,133,648	$4,971,783	$3,531
Net Cash Flow	$18,436,911	$16,569,576	$13,049,487	$21,339,735	$24,778,371	$26,265,509	$24,487,706	$17,392
NOI DSCR	1.49x	1.36x	1.12x	1.71x	1.96x	2.06x	1.94x
NCF DSCR	1.21x	1.09x	0.86x	1.40x	1.63x	1.73x	1.61x
NOI Debt Yield	9.9%	9.0%	7.4%	11.3%	13.0%	13.7%	12.8%
NCF Debt Yield	8.0%	7.2%	5.7%	9.3%	10.8%	11.4%	10.7%

(1)	The Marriott Philadelphia Downtown Property was substantially renovated in 2011.

Escrows and Reserves.  The Marriott Philadelphia Downtown Borrower is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums (unless either (i) the Marriott Philadelphia Downtown Borrower provides evidence that the manager has reserved funds for payment of such taxes or insurance premiums in accordance with the management agreement and such taxes or insurance premiums have been paid as and when due or (ii) with respect to insurance premiums only, the Marriott Philadelphia Downtown Borrower maintains insurance under an acceptable blanket insurance policy). The Marriott Philadelphia Downtown Borrower is also required to make monthly deposits in a reserve for FF&E equal to the greater of (i) the monthly amount required to be reserved for FF&E pursuant to the management agreement or (ii) 1/12 of 4% of the gross revenue for the Marriott Philadelphia Downtown Property for the immediately preceding calendar month; provided, that the Marriott Philadelphia Downtown Borrower will not be required to make deposits to the FF&E reserve so long as and to the extent that the manager has reserved such amounts for FF&E in accordance with the management agreement and FF&E is being replaced and repaired in a manner satisfactory to lender.

Lockbox and Cash Management. A soft lockbox is in place with respect to the Marriott Philadelphia Downtown Mortgage Loan (i.e., all amounts payable to the Marriott Philadelphia Downtown Borrower pursuant to the operating lease are directly deposited into the lockbox account by the property manager). The Marriott Philadelphia Downtown Mortgage Loan has in place cash management. Funds in the lockbox account are disbursed on each monthly payment date to pay debt service on the Marriott Philadelphia Downtown Mortgage Loan, to fund required deposits to the reserves as described above under “—Escrows and Reserves”, and to disburse any excess to the Marriott Philadelphia Downtown Borrower; provided, that if a Trigger Period is in effect, then any excess will be remitted to an account to be held by the lender as additional security for the Marriott Philadelphia Downtown

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Marriott Philadelphia Downtown

Mortgage Loan. Additionally, all funds due to the Marriott Philadelphia Downtown Operating Lessee pursuant to the management agreement in excess of those deposited into the lockbox as rent to the Marriott Philadelphia Downtown Borrower are directly deposited into a separate lockbox account to be held as additional security if a Trigger Period is in effect.

A “Trigger Period” will (i) commence upon the occurrence of an event of default and continue until no event of default has occurred and is continuing or (ii) commence upon the debt service coverage ratio based on the trailing 12 months as of the last day of any calendar quarter being less than 1.15x and continue until the debt service coverage ratio based on the trailing 12 months has been equal to or in excess of 1.20x for two consecutive calendar quarters.

Property Management.  The Marriott Philadelphia Downtown Property is managed by Marriott Hotel Services, Inc. The management agreement was last renewed effective January 1, 2014 and contains three additional consecutive and automatic renewal terms of 10 years each, continuing through December 31, 2043.

Additional Secured Indebtedness (not including trade debts).  The Marriott Philadelphia Downtown Serviced Companion Loan was originated by MSMCH on January 10, 2014, and is evidenced by three notes (Notes A-2, A-3 and A-4) with a combined Cut-off Date balance of $159,607,934. The current holder of the Marriott Philadelphia Downtown Serviced Companion Loan is MSMCH. The notes evidencing the Marriott Philadelphia Downtown Serviced Companion Loan accrue interest at the same rate as the Marriott Philadelphia Downtown Mortgage Loan. The Marriott Philadelphia Downtown Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Marriott Philadelphia Downtown Serviced Companion Loan, as and to the extent described under “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Marriott Philadelphia Downtown Loan Pair” in the free writing prospectus. The Marriott Philadelphia Downtown Serviced Companion Loan is expected to be contributed to one or more future trusts. The holders of the Marriott Philadelphia Downtown Mortgage Loan and the Marriott Philadelphia Downtown Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Marriott Philadelphia Downtown Loan Pair. Note A-2 and Note A-3, comprising a portion of the Marriott Philadelphia Downtown Serviced Companion Loan, will generally represent the controlling interest in the Marriott Philadelphia Downtown Loan Pair. The Marriott Philadelphia Downtown Loan Pair will be serviced pursuant to the terms of (a) prior to the securitization of Note A-2 and Note A-3, the pooling and servicing agreement for this transaction, and (b) on and after the securitization of Note A-2 and Note A-3, the pooling and servicing agreement entered into in connection with the securitization of Note A-2 and Note A-3. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Marriott Philadelphia Downtown Loan Pair” in the free writing prospectus.

Mezzanine Loan and Preferred Equity.  A single mezzanine financing (such financing, the “Permitted Mezzanine Financing”) is permitted subject to various conditions including amongst other conditions: (i) no default or event of default exists, (ii) the principal amount of the mezzanine loan will not result in an aggregate loan-to-value ratio greater than 80% (based upon a new appraisal dated no more than 60 days before the closing of the Permitted Mezzanine Financing) or an aggregate debt yield less than 10%, (iii) the collateral for the mezzanine loan is a pledge of 100% of the direct or indirect ownership interests in the Marriott Philadelphia Downtown Borrower, (iv) the mezzanine lender is an entity that satisfies certain net worth and other requirements in the loan agreement for the Marriott Philadelphia Downtown Mortgage Loan and enters into an intercreditor agreement reasonably acceptable to the lender under the Marriott Philadelphia Downtown Mortgage Loan, (v) the initial maturity of the mezzanine loan is not earlier than the maturity date of the Marriott Philadelphia Downtown Mortgage Loan and all other terms and provisions of the mezzanine loan, including the loan documents, are acceptable to the lender under the Marriott Philadelphia Downtown Mortgage Loan, (vi) if the mezzanine loan is a floating rate loan, the mezzanine loan borrower shall purchase an interest rate cap with a notional amount equal to the original principal balance of the mezzanine loan and a strike price reasonably acceptable to the lender under the Marriott Philadelphia Downtown Mortgage Loan and (vii) the Marriott Philadelphia Downtown Borrower shall deliver, if required by the lender under the Marriott Philadelphia Downtown Mortgage Loan, an updated substantive non-consolidation legal opinion.

Release of Property. Not permitted.

Terrorism Insurance.  Generally, the Marriott Philadelphia Downtown Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such policy is available in form and substance reasonably satisfactory to lender (but in no event covering more than the sum of 100% of replacement costs and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Marriott Philadelphia Downtown Borrower is required to maintain, and lender will accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Aspen Lake Office Portfolio

Mortgage Loan No. 6 – Aspen Lake Office Portfolio

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Aspen Lake Office Portfolio

Mortgage Loan No. 6 – Aspen Lake Office Portfolio

Aspen Lake Office Portfolio
1 Aspen Lake I Austin, TX
2 Tower of the Hills Austin, TX
ROUND ROCK
Brushy Creek
Cedar Park
WILLIAMSON COUNTY
TRAVIS COUNTY
Anderson Mill
Jollyville
Canyon Creek
Wells Branch
AUSTIN
Great Hills
Balcones Woods
Gracywoods
Windsor Hills
Quail Creek
Far West
North Shoal Creek
Crestview
Henry S. McNeil Park
St. Davids Round Rock Medical Center
The Market at Round Rock
Sharon Prete Main St. Plaza
Dell Round Rock Campus
1890 Ranch Shopping Center
Lakeline Mall
LAKELINE
HOWARD
KRAMER
CRESTVIEW
METRORAIL
Mid Valley Golf Course
Balcones Country Club
Bull Creek Greenbelt
The Market at Wells Branch
Connally Stadium
The Shops at Tech Ridge
Palmer Crossing
St. Davids North Austin Medical Center
Seton Northwest Hospital
Walnut Creek Metropolitan Park
Great Hills Golf Club
North Hills Town Center
Arboretum Market
Great Hills Market
The Arboretum
Gateway Shopping Ctr.
Univ. of TX J.J. Pickle Research Ctr.
Arboretum Crossing
The Domain
Austin Comm. College Northridge Campus
Steck Valley Greenbelt
Healthsouth Surgical Hospital
Northcross Shopping Center
Northwest District Park
Gustavo L. Garcia Park
Austin-Bergstrom Intl. Airport 14 miles
MoPac Expwy
Capital of Texas Hwy
Research Blvd
Sam Bass Rd
Hairy Man Rd
E. Whitestone Blvd
W. New Hope Dr
S. Bagdad Rd
W. Parmer Ln
Parmer Ln
Anderson Mill Rd
Lake Creek Pkwy
S. Lakeline Blvd
Cypress Creek Rd
Pond Springs Rd
Spicewood Springs Rd
Jollyville Rd
Duval Rd
Amherst Dr
McNeil Rd
Howard Ln
Shoreline Dr
Merrilltown Dr
Wells Branch Pkwy
Round Rock Ave
Great Oaks Dr
O'Conner Dr
Bowman Dr
Sunrise Rd
S. Mays St
Logan St
Burnet Rd
Metric Blvd
Braker Ln
Rutland Dr
Payton Gin Rd
Rundberg Ln
Dessau Rd
Steck Ave
Far West Blvd
Dry Creek Dr
Justin Ln
N. Lamar Blvd
183
183 A
45
35
79
1
360
Georgetown
Leander
Hutto
Pflugerville
Wells Branch
Lakeway
Manor
Bee Cave
West Lake Hills
Barton Creek
Garfield
Shady Hollow
Wyldwood

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Aspen Lake Office Portfolio

Mortgage Loan No. 6 – Aspen Lake Office Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio(2):	Portfolio
Original Balance:	$60,000,000			Location:	Austin, TX 78750
Cut-off Date Balance:	$60,000,000			General Property Type:	Office
% of Initial Pool Balance:	5.6%			Detailed Property Type:	Suburban
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Joel Kestenbaum; Louis Kestenbaum			Year Built/Renovated(2):	Various
Mortgage Rate:	4.750%			Net Rentable Area:	379,898 SF
Note Date:	1/28/2014			Cut-off Date Balance per Unit/SF:	$158
First Payment Date:	3/1/2014			Maturity Date Balance per Unit/SF:	$158
Maturity Date:	2/1/2019			Property Manager:	FPG Texas Management, LP
Original Term to Maturity:	60 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$5,318,813
IO Period:	60 months			UW NOI Debt Yield:	8.9%
Seasoning:	2 months			UW NOI Debt Yield at Maturity:	8.9%
Prepayment Provisions:	LO (26); DEF (30); O (4)			UW NCF DSCR:	1.84x
Lockbox/Cash Mgmt Status:	Hard/In Place			Most Recent NOI:	$3,146,752 (12/31/2013)
Additional Debt Type:	Mezzanine			2nd Most Recent NOI(3):	$1,577,032 (12/31/2012)
Additional Debt Balance:	$12,000,000			3rd Most Recent NOI(3):	N/A
Future Debt Permitted (Type):	Yes (Mezzanine)			Occupancy Rate(4):	95.5% (1/17/2014)
Reserves(1)				2nd Most Recent Occupancy(3):	N/A
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(3):	N/A
RE Tax:	$89,085	$55,666	N/A	Appraised Value (as of):	$80,000,000 (12/20/2013)
Insurance:	$6,964	Springing	N/A	Cut-off Date LTV Ratio:	75.0%
Recurring Replacements:	$700,000	Springing	N/A	Maturity Date LTV Ratio:	75.0%
TI/LC:	$4,678,972	Springing	N/A
Other(1):	$1,246,922	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$60,000,000	71.4%	Purchase Price(5):	$76,500,000	91.0%
Mezzanine Loan:	$12,000,000	14.3%	Escrows:	$6,721,942	8.0%
Sponsor Equity:	$12,054,573	14.3%	Closing Costs:	$832,631	1.0%
Total Sources:	$84,054,573	100.0%	Total Uses:	$84,054,573	100.0%

(1)
See “—Escrows and Reserves” below for further discussion of reserve requirements. Other reserves consist of $79,984 for existing rollover funds and $1,166,938 for prepaid rents and rent concessions outstanding as of the Aspen Lake Office Portfolio Mortgage Loan closing date.

(2)	See Property Summary table below for further detail.
(3)
The Aspen Lake Office Portfolio Property was acquired by the Aspen Lake Office Portfolio Borrower in January 2014. The seller provided historical occupancy data indicating the Aspen Lake Office Portfolio Property was approximately 37.6% occupied in 2011, 76.9% occupied in 2012 and 83.7% occupied in 2013.

(4)
The Occupancy Rate is an average of the entire Aspen Lake Office Portfolio Property. As of the January 17, 2014 rent roll, the Aspen Lake property is 100% occupied and the Tower property is 90.1% occupied.

(5)	The total purchase price reflects $48,000,000 allocated to the Aspen Lake property and $28,500,000 allocated to the Tower property.

The Aspen Lake Office Portfolio Mortgage Loan

The Mortgage Loan.  The sixth largest mortgage loan (the “Aspen Lake Office Portfolio Mortgage Loan”) is evidenced by a promissory note in the principal amount of $60,000,000, secured by first priority fee mortgages encumbering two adjoining office properties, collectively known as the Aspen Lake Office Portfolio, located in Austin, Texas (the “Aspen Lake Office Portfolio Property”). The proceeds of the Aspen Lake Office Portfolio Mortgage Loan were used to finance the acquisition of the Aspen Lake Office Portfolio Property for a purchase price of approximately $76,500,000.

The Borrower and the Sponsor.  The borrower is FPG Aspen Lake Owner, LP and FPG TOH Owner, LP (collectively, the “Aspen Lake Office Portfolio Borrower”), two single-purpose Delaware limited partnerships, each with one independent director. The Aspen Lake Office Portfolio Borrower is partially owned and controlled by Louis and Joel Kestenbaum, founding members of the Fortis Property Group, LLC (“Fortis”). Fortis is the nonrecourse carve-out guarantor. Fortis is a New York based real estate investment, operating and development company. As of December 31, 2012, Fortis reported total assets of approximately $491.7 million and an equity value of approximately $112.7 million.

The Mortgaged Property.  The Aspen Lake Office Portfolio Property consists of two adjoining office properties with three buildings in north Austin, Williamson County, Texas. The Aspen Lake I property (the “Aspen Lake property”) is a Class A, four-story building containing approximately 205,072 SF. The Tower of the Hills property (the “Tower property”) is a Class B development with two buildings, including a 10-story office building and a two-story annex, totaling approximately 174,826 SF. The Aspen Lake property was constructed in 2008 and the Tower property was constructed in two parts in 1978 and 1986 and renovated in 2005. There are approximately 856 surface and garage parking spaces at the Aspen Lake property and 677 surface and garage spaces at the Tower property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Aspen Lake Office Portfolio

The Aspen Lake property has an average floor plate size of 51,235 SF, while the Tower property has average floor plate sizes of 15,561 SF in the main building and 9,415 SF in the annex building. The Aspen Lake property currently has six leased tenant spaces with an average underwritten base rent of $18.68 PSF and the Tower property currently has approximately 52 leased tenant spaces with an average underwritten base rent of $16.04 PSF.

The Aspen Lake Office Portfolio Property was acquired in 2011 by the previous owner in two transactions. The Aspen Lake property was purchased from a previous lender following a foreclosure in March 2011. The previous owner purchased the Tower property in October 2011. The previous owner then leased the Aspen Lake property to its current 100% occupancy from 2011 to 2014.

The Aspen Lake Office Portfolio Borrower has plans to renovate and expand the Tower property annex during the term of the Aspen Lake Office Portfolio Mortgage Loan. This planned renovation and expansion will be funded primarily by  additional mezzanine loan proceeds. Please “—Mezzanine Loan and Preferred Equity” below for further details.

Property Summary
Property	Allocated Cut-off Date Loan Balance	NRA (SF)	Allocated Cut-off Date Loan Balance PSF	Appraised Value	Year Built/Renovated	Occupancy	Average UW NOI PSF
Aspen Lake	$37,875,000	205,072	$185	$50,500,000	2008/N/A	100%	$15.79
Tower	$22,125,000	174,826	$127	$29,500,000	1978-1986/2005	90.1%	$11.91

Major Tenants.

Q2 Software, Inc. (85,819 SF, 23% of NRA, 26% of underwritten base rent). Q2 Software, Inc. leases 85,819 SF at the Aspen Lake Office Portfolio Property in the Aspen Lake property. The lease is guaranteed by CBG Holdings, Inc. The lease began on May 1, 2013 and has a current expiration date of April 30, 2021, with one five-year lease renewal option. The tenant has a lease termination option effective at the expiration of the 78th month of the lease term with 12 months notice and a termination fee of $2,181,400. Q2 Software, Inc. is the operating subsidiary of Q2 Holdings Inc., an Austin company that provides cloud-based banking solutions and does business under the name Q2ebanking. Q2 Holdings Inc. filed for an initial public offering in February 2014 and plans to trade under the Nasdaq ticker symbol QTWO.

LDR Spine USA, Inc. (67,407 SF, 18% of NRA, 20% of underwritten base rent). LDR Spine USA, Inc. leases 67,407 SF at the Aspen Lake Office Portfolio Property in the Aspen Lake property. The original lease for 45,538 SF began on December 1, 2011 and was expanded by 21,869 SF effective April 1, 2013. The lease has a current expiration date of November 30, 2019, with one five-year lease renewal option. LDR Spine USA, Inc. is a subsidiary of LDR Holding Corporation (Nasdaq: LDRH), a global medical device company focused on designing and commercializing surgical technologies for treatment of spine disorders.

Informatica Corporation (35,824 SF, 9% of NRA, 10% underwritten base rent). Informatica Corporation leases 35,824 SF at the Aspen Lake Office Portfolio Property in the Aspen Lake property. The lease began on March 1, 2012 and has a current expiration date of February 28, 2021, with one five-year lease renewal option. Informatica Corporation (Nasdaq: INFA) is an independent provider of data integration software.

The following table presents a summary regarding anchor and major tenants at the Aspen Lake Office Portfolio Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of Total SF	Annualized UW Base Rent	% of Total Annualized UW Rent	Annual UW Base Rent (PSF)	Lease Expiration
Largest Tenants (Aspen Lake)
Q2 Software Inc.	NR/NR/NR	85,819	23%	$1,630,561	26%	$19.00	4/30/2021
LDR Spine USA, Inc.	NR/NR/NR	67,407	18%	$1,247,120	20%	$18.50	11/30/2019
Informatica Corporation	NR/NR/NR	35,824	9%	$662,740	10%	$18.50	2/28/2021
Largest Tenants (Tower)
UnBound ID Corp.	NR/NR/NR	14,635	4%	$224,607	4%	$15.35	11/30/2015
Let’s Gel, Inc.	NR/NR/NR	12,198	3%	$176,868	3%	$14.50	3/31/2016
CP&Y	NR/NR/NR	10,409	3%	$161,340	3%	$15.50	3/31/2020
Sub Total/Wtd. Avg.		226,292	60%	$4,103,236	65%	$18.13

Other tenants		153,606	35%	$2,254,731	35%	$14.68
Vacant Space		17,226	5%	$0	0%	$0.00

Total/Wtd. Avg.		379,898	100%	$6,357,967	100%	$17.53

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Aspen Lake Office Portfolio

The following table presents certain information relating to the lease rollover at the Aspen Lake Office Portfolio Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	5	4,549	$2.25	1%	1%	$10,248	0%	0%
2014	8	21,897	$16.14	6%	7%	$353,377	6%	6%
2015	17	42,198	$16.59	11%	18%	$699,966	11%	17%
2016	17	52,717	$16.35	14%	32%	$861,744	14%	30%
2017	4	8,551	$17.04	2%	34%	$145,746	2%	33%
2018	6	15,428	$15.38	4%	38%	$237,256	4%	36%
2019	4	70,666	$18.85	19%	57%	$1,331,937	21%	57%
2020	1	10,409	$15.50	3%	60%	$161,340	3%	60%
2021	2	121,643	$18.85	32%	92%	$2,293,301	36%	96%
2022	1	14,614	$18.00	4%	95%	$263,052	4%	100%
2023	0	0	$0.00	0%	95%	$0	0%	100%
2024	0	0	$0.00	0%	95%	$0	0%	100%
2025	0	0	$0.00	0%	95%	$0	0%	100%
2026	0	0	$0.00	0%	95%	$0	0%	100%
2027 & Beyond	0	0	$0.00	0%	95%	$0	0%	100%
Vacant	0	17,226	$0.00	5%	100%	$0	0%	100%
Total/Wtd. Avg.	65	379,898	$17.53	100%		$6,357,967	100%

(1)	The information in the lease rollover schedule is based on the Aspen Lake property and Tower property underwritten rent rolls, combined.
(2)	Certain tenants have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.
(3)	The Wtd. Average Underwritten Base Rent PSF Rolling excludes vacant space.

The Market.  The Aspen Lake Office Portfolio Property is located in the Northwest submarket of Austin, Texas. As of September 30, 2013, the Northwest submarket included 150 buildings containing approximately 11.4 million SF of office space, or 28.2% of the market inventory. The submarket had an average vacancy rate of 16.6%, compared to an average 16.4% vacancy rate for the overall Austin office market. Asking rents in the submarket averaged $28.71 PSF for Class A space and $21.04 PSF for Class B/C space on a gross basis. Overall submarket asking rents were $26.08 PSF on a gross basis. The Lakeline Mall, a super-regional mall anchored by Dillard’s, JC Penney and Sears, is located approximately 1.2 miles north of the Aspen Lake Office Portfolio Property. The appraiser notes that a vacant parcel of land adjacent to the Aspen Lake Office Portfolio Property totaling approximately 21.6 acres is zoned to permit most commercial types of development, including future phases of the subject office development, a Wal-Mart Super Center and residential neighborhoods.

The following table presents eight directly competitive buildings in Austin, Texas to the Aspen Lake Office Portfolio Property and recent leasing data:
Competitive Property Summary

Property	Class	Size (NRA)	Occupancy	Lease Date	Lease Size (NRA)	Term of Lease (yrs.)	Initial Rent/SF (Net)	Months Free	TI PSF
Las Cimas I 804 Las Cimas Parkway	B	83,714	100.0%	7/13	3,026	5.0	$17.50	0	$16.00
Aboretum Atrium 9737 Great Hills Trail	B	95,280	96.0%	6/13	8,243	10.0	$16.00	3	$20.00
Las Cimas II 805 Las Cimas Parkway	A	156,677	94.0%	3/13	3,600	5.3	$20.00	4	$25.00
Four Points Centre I 11305 Four Points Drive	A	96,198	91.0%	5/13	32,957	5.0	$15.00	N/A	$40.00
Research Park Plaza IV 12301 Research Boulevard	A	184,159	98.4%	1/13	30,606	2.0	$20.00	0	$3.00
The Park 8303 North MoPac	B	246,869	83.3%	3/13	5,239	5.5	$19.00	6	$22.00
Four Points Centre I 11305 Four Points Drive	A	96,198	91.0%	12/12	40,000	5.3	$14.80	N/A	$40.00
Eleven Forty-four Research 11044 Research Blvd.	A	61,992	87.7%	11/12	5,439	3.3	$11.90	N/A	$19.00
Low High Average		61,992 246,869 127,636	83.3% 100.0% 92.7%	11/12 7/13 3/13	3,026 40,000 16,139	2.0 10.0 5.2	$11.90 $20.00 $16.78	0 6 3	$3.00 $40.00 $23.13

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Aspen Lake Office Portfolio

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Aspen Lake Office Portfolio Property:

Cash Flow Analysis(1)
	2009	2010	2011	2012	2013	UW	UW PSF
Base Rent(2)	$0	$0	$0	$3,606,170	$5,029,849	$6,563,058	$17.28
Total Recoveries	$0	$0	$0	$1,371,662	$1,802,925	$3,549,819	$9.34
Other Income	$0	$0	$0	$19,305	$32,350	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	($601,607)	($1.58)
Effective Gross Income	$0	$0	$0	$4,997,137	$6,865,125	$9,511,270	$25.04
Total Operating Expenses	$0	$0	$0	$3,420,105	$3,718,372	$4,192,457	$11.04
Net Operating Income	$0	$0	$0	$1,577,032	$3,146,752	$5,318,813	$14.00
Capital Expenditures	$0	$0	$0	$14,313	$18,407	$75,979	$0.20
TI/LC	$0	$0	$0	$102,484	$37,517	$855,273	$2.25
Upfront TI/LC and Capital Escrow Offset(3)	$0	$0	$0	$0	$0	($931,252)	($2.45)
Net Cash Flow	$0	$0	$0	$1,460,235	$3,090,828	$5,318,813	$14.00
Occupancy %	N/A	N/A	N/A	N/A	N/A	90.8%
NOI DSCR	N/A	N/A	N/A	0.55x	1.09x	1.84x
NCF DSCR	N/A	N/A	N/A	0.51x	1.07x	1.84x
NOI Debt Yield	N/A	N/A	N/A	2.6%	5.2%	8.9%
NCF Debt Yield	N/A	N/A	N/A	2.4%	5.2%	8.9%

(1)
The Aspen Lake Office Portfolio Property cash flow represents the combined operations of two adjacent office properties. The Aspen Lake Office Portfolio Property was acquired by the Aspen Lake Office Portfolio Borrower in January 2014. The seller of the Aspen Lake Office Portfolio Property acquired the Aspen Lake Office Portfolio Property in parts during 2011. At the time of the seller’s acquisition in 2011, the Aspen Lake building was 100% vacant. The Aspen Lake building was leased to 100% occupancy from 2011 to 2014.

(2)	Historical Base Rent includes actual property vacancy.
(3)
Escrows for future TI/LC expenses ($4,678,972) and capital expenses ($700,000) were taken at closing. These escrows, with a combined balance of $5,378,972, are utilized as offsets to underwritten TI/LC and capital expenses over the five year loan term (equating to $1,075,794 per year of assumed available funds), but constrained to the combined annual underwritten TI/LC and capital expenses of $931,252.

Escrows and Reserves.  The Aspen Lake Office Portfolio Borrower deposited $89,085 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12 of the annual estimated tax payments monthly. The Aspen Lake Office Portfolio Borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly (unless the Aspen Lake Office Portfolio Borrower maintains insurance under an acceptable blanket insurance policy). The Aspen Lake Office Portfolio Borrower deposited $700,000 in escrow for replacement reserves at loan origination and is required to make monthly deposits for replacement reserves, commencing on the date that the balance of such deposit at loan origination falls below $100,000, equal to $7,915 (or such greater amount that lender determines is reasonably necessary to maintain proper operation of the Aspen Lake Office Portfolio Property). The Aspen Lake Office Portfolio Borrower deposited $79,984 in escrow for existing tenant improvements and leasing commissions at loan origination, deposited at loan origination $4,678,972 (“Future Rollover Funds”) in escrow for tenant improvements and leasing commissions incurred after loan origination and is required to make monthly deposits for tenant improvements and leasing commissions, on any monthly payment date that the aggregate balance of the Future Rollover Funds deposited at loan origination and the Monthly Rollover Deposits for future tenant improvements and leasing commissions falls below $1,000,000, equal to $70,480 (“Monthly Rollover Deposits”). The Aspen Lake Office Portfolio Borrower deposited $1,166,938 in escrow for existing prepaid rents, future rent credits and rent abatements associated with existing leases at the Aspen Lake Office Portfolio Property. With respect to the funds deposited at loan origination and thereafter for future tenant improvements and leasing commissions, (i) up to $1,300,000 may be used for build out tenant improvements and other capital expenditures at the Tower property prior to a lease being executed where the Aspen Lake Office Portfolio Borrower reasonably believes such build out tenant improvements will attract an acceptable tenant, (ii) up to $153,950 will be disbursed to the lockbox account for payment of prepaid rents, future rent credits or abatements under existing leases as set forth on a schedule to the loan agreement and (iii) up to $119,719 may be used for tenant improvements set forth on a schedule to the loan agreement.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Aspen Lake Office Portfolio Mortgage Loan. The Aspen Lake Office Portfolio Mortgage Loan has in place cash management. Funds in the lockbox account are applied on each monthly payment date to pay debt service on the Aspen Lake Office Portfolio Mortgage Loan, to fund the required reserves as described above under “Escrows and Reserves”, and remit the excess as follows and in the following priority provided an event of default on the Aspen Lake Office Portfolio Mortgage Loan has not occurred:  (i) to disburse to the Aspen Lake Office Portfolio Borrower the amount of monthly operating expenses not otherwise paid or reserved for and referenced in an annual budget approved by lender together with other amounts incurred by the Aspen Lake Office Portfolio Borrower in connection with the operation and maintenance of the Aspen Lake Office Portfolio Property approved by lender; (ii) to pay regularly scheduled monthly debt service on the Aspen Lake Office Portfolio Mezzanine Loan; (iii) if a Cash Sweep Period exists, to remit the remainder to an account to be held by the lender as additional security for the Aspen Lake Office Portfolio Mortgage Loan; (iv) if a Cash Sweep Period does not exist, but a Mezzanine Cash Sweep Period does exist, to remit the remainder to an account to be held as additional security for the Aspen Lake Office Portfolio Mezzanine Loan; and (v) if no Cash Sweep Period or Mezzanine Cash Sweep Period exists, to disburse any excess to the Aspen Lake Office Portfolio Borrower.

A “Cash Sweep Period” will commence upon any of (a) the occurrence of an event of default, (b) the debt service coverage ratio for the Aspen Lake Office Portfolio Mortgage Loan is less than 1.35x for six consecutive calendar months or (c) the tenant under either that certain lease agreement dated August 10, 2011, as amended, with LDR Spine USA, Inc. as tenant (the “LDR Spine Lease”) or that certain lease agreement dated November 20, 2012, with Q2 Software, Inc., as tenant (the “Q2 Software Lease”), (i) becomes the subject of a proceeding under any bankruptcy or insolvency law, (ii) vacates or abandons the demised premises under its lease or otherwise terminates its lease or (iii) fails to exercise its renewal option under its lease or extend its lease at least 12 months prior to the expiration of the lease’s then current term, and will continue until either (1) the event of default is cured, (2) the debt service coverage ratio for the Aspen Lake Office Portfolio Mortgage Loan is equal to or greater than 1.40x for six consecutive calendar months or (3) (x) with regards to the event referenced in clause (c)(i), the applicable tenant and the Aspen Lake Office Portfolio Borrower deliver an estoppel certificate reasonably acceptable to lender and mezzanine lender certifying such tenant has affirmed its lease in such bankruptcy proceeding (and attaching a copy of the court order reflecting such affirmation), the lease is in full force and effect and neither such tenant nor the Aspen Lake Office

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Aspen Lake Office Portfolio

Portfolio Borrower is in default thereunder, such tenant is in occupancy of the demised premises, is operating its business therein and is paying full unabated rent in accordance with its lease without any offset rights or rent credits or abatements or (y) with regards to the event referenced in clause (c)(i) where such tenant does not affirm its lease or with regard to the events referenced in clause (c)(ii) or (c)(iii), the entire demised premises under such lease has been re-let or renewed or extended, as applicable, to a tenant acceptable to lender and mezzanine lender in their sole discretion pursuant to a lease acceptable to lender and mezzanine lender in their sole discretion, as evidenced by estoppels acceptable to lender and mezzanine lender in their sole discretion from such replacement tenant and the Aspen Lake Office Portfolio Borrower.

A “Mezzanine Cash Sweep Period” will commence upon any of (a) the occurrence of an event of default under the Aspen Lake Office Portfolio Mezzanine Loan, (b) the debt service coverage ratio (as defined in the loan agreement for the Aspen Lake Office Portfolio Mezzanine Loan) being less than 1.15x or (c) the tenant under either the LDR Spine Lease or the Q2 Software Lease (i) becomes the subject of a proceeding under any bankruptcy or insolvency law, (ii) vacates or abandons the demised premises under its lease or otherwise terminates its lease or (iii) fails to exercise its renewal option under its lease or extend its lease at least 12 months prior to the expiration of the lease’s then current term, and will continue until either (1) the event of default is cured, (2) the debt service coverage ratio (as defined in the loan agreement for the Aspen Lake Office Portfolio Mezzanine Loan) is equal to or greater than 1.15x for six consecutive calendar months or (3) (x) with regards to the event referenced in clause (c)(i), the applicable tenant and the Aspen Lake Office Portfolio Borrower deliver an estoppel certificate reasonably acceptable to lender or mezzanine lender certifying such tenant has affirmed its lease in such bankruptcy proceeding (and attaching a copy of the court order reflecting such affirmation), the lease is in full force and effect and neither such tenant nor the Aspen Lake Office Portfolio Borrower is in default thereunder, such tenant is in occupancy of the demised premises, is operating its business therein and is paying full unabated rent in accordance with its lease without any offset rights or rent credits or abatements or (y) with regards to the event referenced in clause (c)(i) where such tenant does not affirm its lease or with regard to the events referenced in clause (c)(ii) or (c)(iii), the entire demised premises under such lease has been re-let or renewed or extended, as applicable, to a tenant acceptable to lender and mezzanine lender in their sole discretion pursuant to a lease acceptable to lender and mezzanine lender in their sole discretion, as evidenced by estoppels acceptable to lender and mezzanine lender in their sole discretion from such replacement tenant and the Aspen Lake Office Portfolio Borrower.

Property Management.  The Aspen Lake Office Portfolio Property is managed by FPG Texas Management, LP, an affiliate of the Aspen Lake Office Portfolio Borrower.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Mezzanine Loan and Preferred Equity.  The “Aspen Lake Office Portfolio Mezzanine Loan” refers to a loan in the original principal amount of $12,000,000 made by Sunspear NT-I, LLC, an affiliate of Northstar Realty Finance (the “Aspen Lake Office Portfolio Mezzanine Lender”), to FPG Aspen Lake Mezz, LLC (the “Aspen Lake Office Portfolio Mezzanine Borrower”) secured by 100% of the direct or indirect equity interest in the Aspen Lake Office Portfolio Borrower and put in place simultaneously with the origination of the Aspen Lake Office Portfolio Mortgage Loan. The Aspen Lake Office Portfolio Mezzanine Borrower has the right to obtain a future funding of up to $8,500,000, for a total of $20,500,000 in mezzanine loan proceeds, provided that the following conditions, among others, are met: (i) the additional loan proceeds are used in connection with the reconstruction of a portion of the Aspen Lake Office Portfolio Property, (ii) the aggregate debt service coverage ratio is equal to or greater than 1.30x, (iii) the aggregate debt yield is equal to or greater than 7.40%, (iv) the aggregate loan-to-value ratio is equal to or less than 90% (based upon a current appraisal acceptable to the Aspen Lake Office Portfolio Mezzanine Lender), (v) the additional mezzanine funding does not exceed 85% of the cost of the reconstruction work, (vi) the non-recourse carveout guarantor provides a completion guaranty with respect to the reconstruction work, and (vii) the Aspen Lake Office Portfolio Mezzanine Borrower has obtained a modification, renewal or replacement of the Q2 Software Lease that complies with the terms of the mezzanine loan documents and provides for a term or extension period of at least 10 years.

Release of Property.  Provided no event of default has occurred and is continuing, the Aspen Lake Office Portfolio Borrower, after the date that is two years from the securitization of the Aspen Lake Office Portfolio Mortgage Loan, and prior to the payment date in November 2018, may obtain a release of the Aspen Lake property or the Tower property in connection with a partial defeasance of the Aspen Lake Office Portfolio Mortgage Loan, upon satisfaction of various conditions precedent, including (i) the Aspen Lake Office Portfolio Borrower delivers confirmation from each rating agency that such partial defeasance will not result in a qualification, downgrade or withdrawal of the credit rating of the MSBAM 2014-C15 Certificates as a result of such partial defeasance, (ii) as of the date of consummation of such partial defeasance, after giving effect to the release of lien, with respect to the remaining individual real property securing the Aspen Lake Office Portfolio Mortgage Loan, the loan-to-value ratio (determined based upon an updated appraisal) is equal to or less than 80%, the debt service coverage ratio is equal to or greater than 1.52x and the debt yield is equal to or greater than 8.66% and (iii) the Aspen Lake Office Portfolio Mezzanine Borrower concurrently prepays the Aspen Lake Office Portfolio Mezzanine Loan in an amount proportionate with the portion of the Aspen Lake Office Portfolio Mortgage Loan that is defeased.

Terrorism Insurance.  Generally, the Aspen Lake Office Portfolio Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such policy is available in form and substance satisfactory to lender (but in no event covering more than the sum of 100% of replacement costs and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Aspen Lake Office Portfolio Borrower is required to maintain, and lender will accept, terrorism insurance as described above which covers “covered acts” (as defined by such statute or other program), so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	JW Marriott and Fairfield Inn & Suites

Mortgage Loan No. 7 – JW Marriott and Fairfield Inn & Suites

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	JW Marriott and Fairfield Inn & Suites

Mortgage Loan No. 7 – JW Marriott and Fairfield Inn & Suites

JW Marriott and Fairfield Inn & Suites
1 JW Marriott Indianapolis, IN
2 Fairfield Inn & Suites Indianapolis, IN
INDIANAPOLIS
St. Joseph
Upper Canal
Mass. Avenue
Downtown
Wholesale District
Fountain Square
Watkins Park
Fall Creek and 16th St. Park
White River State Park
Military Park
American Legion Mall
Indiana University Health Methodist Hospital
IU School of Medicine
Indiana University-Purdue University Indianapolis
Victory Field
Indiana Convention Center
Lucas Oil Stadium
Indianapolis Intl. Airport 11 miles

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	JW Marriott and Fairfield Inn & Suites

Mortgage Loan No. 7 – JW Marriott and Fairfield Inn & Suites

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$50,000,000			Location:	Indianapolis, IN 46204
Cut-off Date Balance(1):	$50,000,000			General Property Type:	Hospitality
% of Initial Pool Balance(1):	4.6%			Detailed Property Type:	Full Service and Limited Service
Loan Purpose:	Refinance			Title Vesting:	Fee/Leasehold
Sponsor:	White Lodging Services Corporation			Year Built/Renovated:	2010-2011/N/A
Mortgage Rate:	4.661%			Number of Rooms:	1,173 Rooms
Note Date:	12/20/2013			Cut-off Date Balance per Unit/SF(1):	$106,564
First Payment Date:	2/1/2014			Maturity Date Balance per Unit/SF(1):	$97,919
Maturity Date:	1/1/2024			Property Manager:	White Lodging Services Corporation
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$29,765,153
IO Period:	60 months			UW NOI Debt Yield(1):	23.8%
Seasoning:	3 months			UW NOI Debt Yield at Maturity(1):	21.6%
Prepayment Provisions:	LO (27); DEF (89); O (4)			UW NCF DSCR(1):	3.20x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$29,423,686 (11/30/2013 TTM)
Additional Debt Type(1):	Pari Passu			2nd Most Recent NOI:	$26,517,726 (12/31/2012)
Additional Debt Balance:	$75,000,000			3rd Most Recent NOI:	$15,529,284 (12/31/2011)
Future Debt Permitted (Type):	No			Most Recent Occupancy:	72.9% (12/31/2013)
Reserves(2)				2nd Most Recent Occupancy:	71.8% (12/31/2012)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	69.4% (12/31/2011)
RE Tax:	$2,191,299	$547,825	N/A	Appraised Value (as of):	$349,500,000 (10/28/2013)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	35.8%
FF&E:	$0	$328,187	N/A	Maturity Date LTV Ratio(1):	32.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$125,000,000	100.0%	Reserves:	$2,191,299	1.8%
			Closing Costs:	$487,583	0.4%
			Return of Equity(3):	$122,321,118	97.9%
Total Sources:	$125,000,000	100.0%	Total Uses:	$125,000,000	100.0%

(1)
The JW Marriott and Fairfield Inn & Suites Mortgage Loan is part of the JW Marriott and Fairfield Inn & Suites Non-Serviced Loan Combination evidenced by two pari passu notes with an aggregate original principal balance of $125,000,000. The Cut-off Date Balance per Unit/SF, Maturity Date Balance per Unit/SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the entire $125,000,000 JW Marriott and Fairfield Inn & Suites Non-Serviced Loan Combination balance.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(3)
The proceeds from the JW Marriott and Fairfield Inn & Suites Non-Serviced Loan Combination were used to recapitalize the sponsor’s investment in the JW Marriott and Fairfield Inn & Suites Property. The JW Marriott and Fairfield Inn & Suites Property was unencumbered as the sponsor developed the properties in 2010-2011 for a total cost of approximately $318 million.

The Mortgage Loan.  The seventh largest mortgage loan (the “JW Marriott and Fairfield Inn & Suites Mortgage Loan”) is part of a pari passu loan combination (the “JW Marriott and Fairfield Inn & Suites Non-Serviced Loan Combination”) evidenced by two pari passu promissory notes in the aggregate principal amount of $125,000,000, both of which are secured by the same first priority fee and leasehold mortgage encumbering the hospitality properties known as the JW Marriott and the Fairfield Inn & Suites in Indianapolis, Indiana (collectively, the “JW Marriott and Fairfield Inn & Suites Property”). The JW Marriott and Fairfield Inn & Suites Mortgage Loan is evidenced by one pari passu note (Note A-2) with an outstanding principal balance as of the Cut-off Date of $50,000,000. Note A-1 evidences a related non-serviced companion loan (the “JW Marriott and Fairfield Inn & Suites Non-Serviced Companion Loan”), represents the controlling interest in the JW Marriott and Fairfield Inn & Suites Non-Serviced Loan Combination, has an outstanding principal balance as of the Cut-off Date of $75,000,000, and has been contributed to the MSBAM 2014-C14 securitization trust. The JW Marriott and Fairfield Inn & Suites Non-Serviced Companion Loan has similar features and terms as the JW Marriott and Fairfield Inn & Suites Mortgage Loan and the holders of the respective promissory notes have entered into a co-lender agreement that sets forth the respective rights of each note holder. The JW Marriott and Fairfield Inn & Suites Non-Serviced Loan Combination will be serviced pursuant to the terms of the MSBAM 2014-C14 pooling and servicing agreement. See “—Additional Secured Indebtedness” below for further details.

The JW Marriott and Fairfield Inn & Suites Mortgage Loan was rated “BBB” by DBRS, “BBB-” by Fitch and “Baa2” by Moody’s.

The Borrower and the Sponsor.  The borrower is White Legacy Properties, LLC, a single-purpose Delaware limited liability company (the “JW Marriott and Fairfield Inn & Suites Borrower”) with two independent directors. Legal counsel to the JW Marriott and Fairfield Inn & Suites Borrower delivered a non-consolidation opinion in connection with the origination of the JW Marriott and Fairfield Inn & Suites Non-Serviced Loan Combination. The JW Marriott and Fairfield Inn & Suites sponsor and nonrecourse carve-out guarantor is White Lodging Services Corporation. White Lodging Services Corporation is a hotel ownership, development and management company founded in 1985 that has $2.5 billion invested in more than 125 hotels that it has developed and project managed, and 168 premium-branded, select and full service hotels and more than 30 restaurants under its hospitality management.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	JW Marriott and Fairfield Inn & Suites

The Mortgaged Property.  The JW Marriott and Fairfield Inn & Suites Property consists of a 1,005-room full service hospitality property operating as a JW Marriott and a 168-room limited service hospitality property operating as a Fairfield Inn & Suites, both of which are located in downtown Indianapolis, Indiana. The JW Marriott and Fairfield Inn & Suites Property is a part of the five-hotel Marriott Place Indianapolis complex which contains a total of 2,248 rooms and 145,000 SF of meeting space. The Marriott Place Indianapolis complex was developed by the JW Marriott and Fairfield Inn & Suites sponsor and is also managed by White Lodging Services Corporation, and provides 973 parking spaces in a below-grade structure which connects to the hotels and the Indiana Convention Center. The JW Marriott and Fairfield Inn & Suites Property is also connected via skyway to the Indiana Convention Center and is located across the street from Victory Field and less than one mile north of the Indianapolis Colt’s Lucas Oil Stadium.

The JW Marriott property is the world’s largest JW Marriott. It was built in 2011, is 33 stories, making it the tallest hotel in Indiana, and has a guest room configuration that consists of 330 king, 621 queen/queen and 35 ADA guestrooms, and 19 suites. The JW Marriott property features approximately 161,375 SF of event and meeting space including 54 meeting rooms and a 40,500 SF Grand Ballroom (the largest hotel ballroom in the Midwest), the 300-seat Osteria Pronto restaurant, High Velocity sports bar and a Starbucks. Other amenities include an indoor swimming pool, fitness center, business center, convenience store, a FedEx store and a Hertz rental car office. The JW Marriott property is operating under a franchise agreement with Marriott International, Inc. expiring in June 2038.

More specific information about the JW Marriott property is set forth in the table below:

JW Marriott Property and Market Historical Occupancy, ADR, RevPAR

	Competitive Set			The Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	66.4%	$138.82	$92.16	70.9%	$150.79	$106.85	106.7%	108.6%	115.9%
2012	70.6%	$145.39	$102.67	72.3%	$164.70	$119.05	102.4%	113.3%	116.0%
2013	71.1%	$144.88	$103.03	73.5%	$163.39	$120.09	103.3%	112.8%	116.6%

Source: Industry Report

The Fairfield Inn & Suites property was built in 2010, is eight stories and has a guest room configuration that consists of 71 double/double and 64 king rooms, and six double sofabed, 21 king sofabed, four double one-bedroom and two king one-bedroom suites. Amenities at the Fairfield Inn & Suites property include a TGI Friday’s (which also provides in-room delivery), complimentary breakfast, a fitness center, a business center, a convenience store and 1,676 SF of meeting space. The Fairfield Inn & Suites property is operating under a franchise agreement with Marriott International, Inc. expiring in May 2028.

More specific information about the Fairfield Inn & Suites property is set forth in the table below:

Fairfield Inn & Suites Property and Market Historical Occupancy, ADR, RevPAR

		Competitive Set			The Property		Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	64.0%	$122.24	$78.20	61.1%	$116.26	$71.09	95.6%	95.1%	90.9%
2012	66.4%	$131.19	$87.05	69.0%	$125.96	$86.85	103.9%	96.0%	99.8%
2013	65.8%	$131.65	$86.67	69.4%	$125.19	$86.86	105.4%	95.1%	100.2%

Source: Industry Report

The Market.  The JW Marriott and Fairfield Inn & Suites Property is located on the west side of downtown Indianapolis, Indiana along the main arterials of South West Street and West Washington Street. Regional access to the property is provided by Interstate 65, the north-south throughway connecting to the Chicago metropolitan statistical area, and Interstate 70, the east-west throughway connecting to Interstate 465 which forms a loop around the central business district and beyond towards Columbus, OH or St. Louis, MO.

There are a wide variety of lodging demand generators that bring corporate, governmental, meeting and group and leisure demand into the central business district of Indianapolis. The central business district is an active business center. Taken together, the Indiana Convention Center and Lucas Oil Stadium is one of the nation’s largest convention facilities. Lucas Oil Stadium is home to the Indiana Colts, and has seating for 67,000 for games, concerts and meetings. Indianapolis hosts the NBA Pacers, the Indianapolis 500 and Brickyard 400 at the Indianapolis Motor Speedway, and other sports events and tournaments. The surrounding area also includes 19 museums and galleries, ten theaters and the Indianapolis Opera and Symphony Orchestra.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	JW Marriott and Fairfield Inn & Suites

Competing properties to the JW Marriott property are shown in the table below:

Competitive Property Summary
Property	Year Built	Rooms	Meeting Space	Commercial %	Meeting & Group %	Leisure %	2012 Est. Occupancy	2012 Est. ADR	2012 Est. RevPAR
JW Marriott (subject property)	2011	1,005	161,375	15%	75%	10%	72.0%	$166.50	$120.37
Hyatt Regency Indianapolis	1977	499	35,000	25%	65%	10%	68.0%	$115.00	$78.20
Westin Indianapolis	1989	573	39,000	15%	70%	15%	71.0%	$124.00	$88.04
Omni Severin Hotel	1913	424	17,000	20%	50%	30%	67.0%	$112.00	$75.04
Marriott Indianapolis Downtown	2001	622	40,000	20%	70%	10%	72.0%	$154.00	$110.88
Conrad Indianapolis	2006	241	15,000	40%	35%	25%	71.0%	$199.00	$141.29
Total/Wtd. Avg.		3,364		20%	66%	14%	70.6%	$145.33	$102.64

Source: Appraisal

Competing properties to the Fairfield Inn & Suites property are shown in the table below:

Competitive Property Summary
Property	Year Built	Rooms	Meeting Space	Commercial %	Meeting & Group %	Leisure %	2012 Est. Occupancy	2012 Est. ADR	2012 Est. RevPAR
Fairfield Inn & Suites (subject property)	2010	168	1,676	33%	45%	22%	69.0%	$126.01	$86.89
Hampton Inn Indianapolis Downtown	1996	180	1,870	60%	20%	20%	70.0%	$131.00	$91.70
Courtyard Indianapolis @ The Capital	1997	124	1,000	70%	20%	10%	70.0%	$129.00	$90.30
Hilton Garden Inn Indianapolis Downtown	1998	180	6,500	60%	30%	10%	74.0%	$139.00	$102.86
Holiday Inn Express Indianapolis Downtown	2003	108	648	35%	25%	40%	57.0%	$123.00	$70.11
Comfort Suites City Centre Indianapolis	2008	130	1,173	40%	20%	40%	55.0%	$127.00	$69.85
Total/Wtd. Avg.		890		51%	28%	21%	66.8%	$130.22	$87.04

Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the JW Marriott and Fairfield Inn & Suites Property:

Cash Flow Analysis
	2011	2012	11/30/2013 TTM	UW	UW per Room
Occupancy	69.4%	71.8%	75.7%	75.7%
Average Daily Rate	$146.36	$160.93	$161.48	$161.48
RevPAR	$101.50	$115.58	$122.23	$122.23

Rooms Revenue	$39,989,156	$49,619,522	$52,331,078	$52,331,078	$44,613
Food & Beverage Revenue	$30,782,802	$33,772,000	$36,411,135	$36,411,135	$31,041
Other Income	$9,401,293	$10,168,508	$10,469,579	$10,469,579	$8,925
Total Revenue	$80,173,251	$93,560,030	$99,211,792	$99,211,792	$84,580
Total Expenses	$64,643,967	$67,042,304	$69,788,106	$69,446,640	$59,204
Net Operating Income	$15,529,284	$26,517,726	$29,423,686	$29,765,153	$25,375
FF&E	$1,529,883	$1,857,825	$2,881,137	$4,955,540	$4,225
Net Cash Flow	$13,999,401	$24,659,901	$26,542,549	$24,809,612	$21,151
NOI DSCR	2.01x	3.42x	3.80x	3.84x
NCF DSCR	1.81x	3.18x	3.43x	3.20x
NOI Debt Yield	12.4%	21.2%	23.5%	23.8%
NCF Debt Yield	11.2%	19.7%	21.2%	19.8%

Escrows and Reserves.  The JW Marriott and Fairfield Inn & Suites Borrower deposited $2,191,299 in escrow for annual real estate taxes at loan origination and is required to escrow $547,825 monthly. The JW Marriott and Fairfield Inn & Suites Borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly (unless the JW Marriott and Fairfield Inn & Suites Borrower maintains insurance under a satisfactory blanket insurance policy). The JW Marriott and Fairfield Inn & Suites Borrower is also required to make monthly deposits for FF&E reserves equal to 4% of total gross revenues from the prior calendar month.

Lockbox and Cash Management.  A hard lockbox is in place with respect to the JW Marriott and Fairfield Inn & Suites Mortgage Loan. The JW Marriott and Fairfield Inn & Suites Mortgage Loan has springing cash management. All rents and revenues from the JW Marriott and Fairfield Inn & Suites Property are deposited directly into an account controlled by the lender (the “Lockbox Account”), except for certain direct billings of corporate accounts by the property manager which are to be deposited into the Lockbox Account on a weekly basis, unless an event of default or Cash Sweep Period (as defined below) has occurred, in which case the transfers must occur daily. The JW Marriott and Fairfield Inn & Suites Borrower may access funds for

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	JW Marriott and Fairfield Inn & Suites

operations in the Lockbox Account until the occurrence of a Cash Sweep Period. The JW Marriott and Fairfield Inn & Suites Borrower will be required to deposit all excess cash with respect to the JW Marriott and Fairfield Inn & Suites Mortgage Loan to an account held by the lender as additional security for the JW Marriott and Fairfield Inn & Suites Mortgage Loan during a Cash Sweep Period.

A “Cash Sweep Period” means the period commencing on the date upon which the debt service coverage ratio for JW Marriott and Fairfield Inn & Suites Property for the immediately preceding four calendar quarters is less than 1.25x. A Cash Sweep Period will generally end upon the date (i) the debt service coverage ratio equals or exceeds 1.30x for the immediately preceding four calendar quarters, or (ii) the debt service coverage ratio equals or exceeds 1.10x for the immediately preceding four calendar quarters and the amount in deposit on the excess cash reserve account is equal to one year’s debt service ($7,744,444).

Property Management.  The JW Marriott and Fairfield Inn & Suites Property is managed by White Lodging Services Corporation, an affiliate of the JW Marriott and Fairfield Inn & Suites Borrower.

Additional Secured Indebtedness (not including trade debts).  The JW Marriott and Fairfield Inn & Suites Non-Serviced Loan Combination was originated on December 20, 2013 by or on behalf of Bank of America, National Association and is evidenced by two pari passu notes. The JW Marriott and Fairfield Inn & Suites Non-Serviced Companion Loan, evidenced by Note A-1 with an original and Cut-off Date Balance of $75,000,000, is currently held by the MSBAM 2014-C14 securitization trust. The JW Marriott and Fairfield Inn & Suites Mortgage Loan, evidenced by Note A-2 with an original and Cut-off Date Balance of $50,000,000, is being contributed to this transaction.

The note evidencing the JW Marriott and Fairfield Inn & Suites Non-Serviced Companion Loan accrues interest at the same rate as the JW Marriott and Fairfield Inn & Suites Mortgage Loan. The JW Marriott and Fairfield Inn & Suites Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the JW Marriott and Fairfield Inn & Suites Non-Serviced Companion Loan, as and to the extent described under “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The JW Marriott and Fairfield Inn & Suites Non-Serviced Loan Combination” in the Free Writing Prospectus. The holders of the JW Marriott and Fairfield Inn & Suites Mortgage Loan and the JW Marriott and Fairfield Inn & Suites Non-Serviced Companion Loan have entered into an agreement between note holders which sets forth the allocation of collections on the JW Marriott and Fairfield Inn & Suites Non-Serviced Loan Combination.

The JW Marriott and Fairfield Inn & Suites Mortgage Loan represents a non-controlling interest in the JW Marriott and Fairfield Inn & Suites Non-Serviced Loan Combination. The controlling interest is represented by Note A-1 which has been contributed to the MSBAM 2014-C14 securitization trust and the JW Marriott and Fairfield Inn & Suites Non-Serviced Loan Combination will be serviced pursuant to terms of the MSBAM 2014-C14 pooling and servicing agreement. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The JW Marriott and Fairfield Inn & Suites Non-Serviced Loan Combination” in the Free Writing Prospectus.

Mezzanine Loan and Preferred Equity.  Not permitted.

Terrorism Insurance.  Generally, the JW Marriott and Fairfield Inn & Suites Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the JW Marriott and Fairfield Inn & Suites Property.

Ground Lease.  A 1.246 acre portion of the JW Marriott & Fairfield Inn & Suites Property is encumbered by a ground lease with the state of Indiana. The ground lease expires on March 30, 2107 and has a 99-year extension option. Basic annual rent is $1, which has been paid through the expiration of the initial lease term. Neither hotel structure is situated over a portion of this ground leased land, however the parking facility extends underneath approximately half of the ground leased parcel.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Miami Airport Hotel Portfolio

Mortgage Loan Nos. 8 and 9 – Miami Airport Hotel Portfolio

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Miami Airport Hotel Portfolio

Mortgage Loan Nos. 8 and 9 – Miami Airport Hotel Portfolio

Hilton Garden Inn & Homewood Suites by Hilton
1 Hilton Garden Inn Miami, FL
2 Homewood Suites by Hilton Miami, FL
Medley
Hialeah
Hialeah Gardens
Miami Springs
Doral
Miami International Airport
Allapattah
Edgewater
Downtown
Little Havana
Flagami
MIAMI
MIAMI-DADE COUNTY
Shenandoah
West Miami
Coral Gables
Westchester
Coconut Grove
South Miami
Kendall
Pinecrest
Biscayne Bay
Rickenbacker Causeway
Dolphin Expwy
Airport Expwy
Palmetto Expwy
Don Shula Expwy
Amelia Earhart Park
Doral Country Club
Miami Springs Golf Course
Melreese Golf Course
Miami-Dade County Tropical Park
University of Miami
Matheson Hammock Park
METRORAIL
TRI RAIL

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Miami Airport Hotel Portfolio

Mortgage Loan Nos. 8 and 9 – Miami Airport Hotel Portfolio

Mortgage Loan Information(1)				Mortgaged Property Information(1)
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Original Balance:	$38,000,000			Location:	Miami, FL 33122
Cut-off Date Balance:	$37,836,084			General Property Type:	Hospitality
% of Initial Pool Balance:	3.5%			Detailed Property Type(1):	Various
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Nicholas Economos, Jr.			Year Built/Renovated:	2008/N/A
Mortgage Rate:	5.430%			Number of Rooms:	313 Rooms
Note Date:	11/21/2013			Cut-off Date Balance per Unit/SF:	$120,882
First Payment Date:	1/1/2014			Maturity Date Balance per Unit/SF:	$101,409
Maturity Date:	12/1/2023			Property Manager:	DN-Management, Inc.
Original Term to Maturity:	120 months			Underwriting and Financial Information(1)
Original Amortization Term:	360 months			UW NOI:	$4,422,128
IO Period:	None			UW NOI Debt Yield:	11.7%
Seasoning:	4 months			UW NOI Debt Yield at Maturity:	13.9%
Prepayment Provisions:	LO (28); DEF (88); O (4)			UW NCF DSCR:	1.52x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$4,546,590 (1/31/2014 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$3,590,413 (12/31/2012)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$2,999,939 (12/31/2011)
Future Debt Permitted (Type):	No			Occupancy Rate:	91.5% (1/31/2014)
Reserves(1)(2)				2nd Most Recent Occupancy:	89.7% (12/31/2012)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	85.4%(12/31/2011)
RE Tax:	$95,730	$31,910	N/A	Appraised Value (as of):	$51,200,000 (11/5/2013)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio:	73.9%
Recurring Replacements:	$0	$41,875	N/A	Maturity Date LTV Ratio:	62.0%
Performance Escrows(3):	$2,160,000	$0	N/A

Sources and Uses(1)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$38,000,000	96.5%	Loan Payoff:	$36,039,800	91.5%
Sponsor Equity:	$1,383,204	3.5%	Performance Escrows(3):	$2,160,000	5.5%
			Closing Costs:	$1,183,404	3.0%
Total Sources:	$39,383,204	100.0%	Total Uses:	$39,383,204	100.0%

(1)
The Miami Airport Hotel Portfolio Mortgage Loans consists of two cross-collateralized and cross-defaulted loans secured by two adjoining hospitality properties. The information provided in the above charts represents a combination of the two loans and the two properties. The loans have generally identical terms. See below for more detailed property information. Also see “—Release of Property” below for conditions upon which the two loans may be released from the cross-collateralization and cross-default provisions.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(3)
The lender currently holds two Performance Escrows (defined below) releasable to the Miami Airport Hotel Portfolio Borrower upon meeting certain property performance targets. See “—Escrows and Reserves” below for further discussion of reserve release provisions.

The Miami Airport Hotel Portfolio Mortgage Loans

The Mortgage Loans.  The eighth and ninth largest mortgage loans (the “Miami Airport Hotel Portfolio Mortgage Loans”) are evidenced by two notes in the original, combined principal amount of $38,000,000 and are secured by two first priority fee mortgages encumbering two adjoining hospitality properties known as the Hilton Garden Inn and the Homewood Suites by Hilton located in Miami, Florida (collectively, the “Miami Airport Hotel Portfolio Property”). The Miami Airport Hotel Portfolio Mortgage Loans are cross-collateralized and cross-defaulted. The proceeds of the Miami Airport Hotel Portfolio Mortgage Loans were used to refinance two previous loans with an approximate combined balance of $36,039,800.

The Borrower and Sponsor.  The borrowers are 36th Street One, LLC and 36th Street Two, LLC (collectively, the “Miami Airport Hotel Portfolio Borrowers”), two single-purpose Delaware limited liability companies. The Miami Airport Hotel Portfolio Borrowers are owned by Xenia Two, L.L.C. (“Xenia”) (50%) and Palmetto Ventures, LLC (“Palmetto”) (50%). Xenia is controlled by Nicholas Economos, Jr. and James P. Argyropoulos. Palmetto is 100% owned and controlled by trusts associated with Jonathan E. Mitchell. Nicholas Economos, Jr. is the non-recourse carve-out guarantor.

Nicholas Economos, Jr. is employed by Economos Properties, a Boca Raton, Florida based real estate development and management firm established in 1969. Economos Properties developed the Miami Airport Hotel Portfolio Property and currently operates eight hotels in Florida and Virginia and four Florida retail and office properties.

The Mortgaged Property.  The Miami Airport Hotel Portfolio Property consists of the Hilton Garden Inn and the Homewood Suites by Hilton, two adjacent hotel properties approximately one mile west of the Miami International Airport. Both hotels were developed in 2008, opened in November and September of that year, and are subject to franchise agreements with Hilton Inns, Inc. and Promus Hotels, Inc., subsidiaries of Hilton Hotels Corporation, through February 14, 2028. The Hilton Garden Inn is a seven-story select service hotel with 189 rooms, including 21 suites. Amenities include an outdoor swimming pool and whirlpool, a restaurant (The Great American Grill), an exercise room, a 24-hour business center, a guest laundry room, a car rental desk, a Port of Miami transportation desk, and approximately 3,060 SF of meeting space. The Homewood Suites by Hilton is a five-story extended

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Miami Airport Hotel Portfolio

stay hotel with 124 rooms, including 34 studio suites, 86 one-bedroom suites and four two-bedroom suites. Amenities include fully equipped kitchens in each room, an outdoor swimming pool, a business center, a fitness center, a 24-hour convenience store, and a sports court. A complimentary breakfast and evening reception are currently offered at the Homewood Suites by Hilton.

Property Summary
Property	Cut-off Date Loan Balance	Number of Rooms	Cut-off Date Loan Balance per Room	Appraised Value	Cut-off Date LTV Ratio	Year Built/Renovated	Detailed Property Type
Hilton Garden Inn	$21,905,101	189	$115,900	$30,100,000	72.8%	2008/N/A	Select Service
Homewood Suites by Hilton	$15,930,983	124	$128,476	$21,100,000	75.5%	2008/N/A	Extended Stay

Demand at the Hilton Garden Inn is approximately 50% commercial driven, 22% meeting and group driven, and 28% leisure driven. Demand at the Homewood Suites by Hilton is approximately 45% extended-stay driven, 35% commercial driven, 5% meeting and group driven, and 15% leisure driven.

The Miami Airport Hotel Portfolio Market Historical Occupancy, ADR, RevPAR
	Competitive Set			Hilton Garden Inn			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	82.5%	$109.71	$90.57	88.6%	$101.53	$89.99	107.4%	92.5%	99.4%
TTM (1/31/14)	84.6%	$114.38	$96.82	89.6%	$110.75	$99.19	105.8%	96.8%	102.5%
	Competitive Set			Homewood Suites by Hilton			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	85.5%	$122.93	$105.08	91.3%	$114.57	$104.65	106.9%	93.2%	99.6%
TTM (1/31/14)	87.1%	$127.73	$111.26	94.9%	$119.19	$113.15	109.0%	93.3%	101.7%

Source: Industry Report

The Market.  The Miami Airport Hotel Portfolio Property consists of two adjacent hotel properties located in Miami, Miami-Dade County, Florida, approximately one mile west of the Miami International Airport. The Miami Airport Hotel Portfolio Property is located in the Airport West hospitality submarket. In 2012, the Miami International Airport was the 28th busiest airport in the world, accommodating approximately 39.5 million passengers. The greater market has 93 hospitality properties with 18,578 rooms. The appraiser noted three new future hospitality properties in the market totaling 376 rooms. These include a SpringHill Suites by Marriott Doral that is currently under construction with an estimated completion in November 2014 and a Residence Inn by Marriott Doral and Element Doral, which are approved and estimated to open in December 2014. These are in addition to the recently opened Aloft Miami Doral hotel with 145 rooms, located approximately three miles west of the Miami Airport Hotel Portfolio Property.

Primary competitive properties to the Miami Airport Hotel Portfolio Property are shown in the tables below. The two hotels are secondary competitors to each other.

Hilton Garden Inn Competitive Properties
Property	Rooms	Commercial	Meeting and Group	Leisure	2012 Occupancy	2012 ADR	2012 RevPAR	2012 Occupancy Penetration	2012 Yield Penetration
Hilton Garden Inn Miami Airport (subject)	189	50%	22%	28%	88.8%	$100.40	$89.16	104.4%	103.8%
Courtyard by Marriott Miami Airport West Doral	145	60%	25%	15%	78%	$99.00	$77.22	91.7%	89.9%
Hyatt Place Miami Airport West Doral	124	55%	20%	25%	84%	$103.00	$86.52	98.8%	100.7%
Holiday Inn Miami Doral Area	120	65%	15%	20%	82%	$93.00	$76.26	96.4%	88.8%
Totals/Averages:	578	56%	21%	23%	83.7%	$99.13	$82.92	98.3%	96.5%

Source: Appraisal

Homewood Suites by Hilton Competitive Properties
Property	Rooms	Extended Stay	Commercial	Leisure	Group	2012 Occupancy	2012 ADR	2012 RevPAR	2012 Occupancy Penetration	2012 Yield Penetration
Homewood Suites by Hilton Miami Airport (subject)	124	45%	35%	15%	5%	91.3%	$114.87	$104.87	105.6%	109.4%
Homewood Suites by Hilton Miami Airport Blue Lagoon	159	50%	30%	15%	5%	88%	$124.00	$109.12	101.8%	113.9%
Hyatt House Miami Airport	156	40%	25%	10%	25%	87%	$122.00	$106.14	100.6%	110.8%
Residence Inn by Marriott Miami Airport West Doral Area	112	45%	35%	15%	5%	83%	$122.00	$101.26	96.0%	105.7%
Staybridge Suites Miami Doral Area	96	30%	35%	30%	5%	89%	$98.00	$87.22	102.9%	91.0%
Totals/Averages:	647	43%	31%	16%	10%	87.7%	$117.46	$102.98	101.4%	107.5%

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet

MSBAM 2014-C15	Miami Airport Hotel Portfolio

Operating History and Underwritten Net Cash Flow.  The following tables present certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Miami Airport Hotel Portfolio Property on an individual hotel basis:

Hilton Garden Inn
	2010	2011	2012	2013	1/31/2014 TTM	UW	UW per Room
Occupancy(1)	76.7%	83.5%	88.6%	89.3%	89.3%	89.3%
ADR(1)	$96.80	$92.87	$101.02	$107.63	$109.12	$107.63
RevPAR(1)	$75.16	$77.53	$90.05	$96.15	$97.73	$96.15

Rooms Revenue	$5,179,983	$5,363,808	$6,140,281	$6,632,566	$6,742,103	$6,632,566	$35,093
Food & Beverage	$633,708	$717,935	$662,579	$753,636	$770,023	$753,636	$3,987
Other Income(2)	$285,371	$252,217	$325,829	$337,840	$329,289	$337,840	$1,788
Total Revenue	$6,099,062	$6,333,960	$7,128,689	$7,724,042	$7,841,415	$7,724,042	$40,868
Total Expenses	$4,330,479	$4,585,895	$5,099,207	$5,095,053	$5,116,227	$5,086,205	$26,911
Net Operating Income	$1,768,583	$1,748,065	$2,029,482	$2,628,989	$2,725,188	$2,637,837	$13,957
FF&E	$0	$0	$0	$0	$0	$308,962	$1,635
Net Cash Flow	$1,768,583	$1,748,065	$2,029,482	$2,628,989	$2,725,188	$2,328,875	$12,322
NOI DSCR	1.19x	1.18x	1.36x	1.77x	1.83x	1.77x
NCF DSCR	1.19x	1.18x	1.36x	1.77x	1.83x	1.57x
NOI Debt Yield	8.1%	8.0%	9.3%	12.0%	12.4%	12.0%
NCF Debt Yield	8.1%	8.0%	9.3%	12.0%	12.4%	10.6%

(1)	The underwritten Occupancy, ADR and RevPAR are based on the 2013 results without adjustments.
(2)	Other Income includes cell tower income, telephone charges, laundry service, movie service, port transportation service, the gift shop, meeting space rentals and certain parking lot space leasing.

Homewood Suites by Hilton
	2010	2011	2012	2013	1/31/2014 TTM	UW	UW per Room
Occupancy(1)	84.7%	88.0%	91.3%	94.2%	94.6%	94.2%
ADR(1)	$106.50	$108.20	$114.27	$118.96	$119.43	$118.96
RevPAR(1)	$90.40	$95.24	$104.69	$112.06	$113.03	$112.06

Rooms Revenue	$4,078,069	$4,291,207	$4,735,684	$5,071,878	$5,115,947	$5,071,878	$40,902
Food & Beverage	$0	$0	$0	$0	$0	$0	$0
Other Income(2)	$86,083	$116,640	$138,256	$129,359	$129,442	$129,359	$1,043
Total Revenue	$4,164,152	$4,407,847	$4,873,940	$5,201,237	$5,245,389	$5,201,237	$41,945
Total Expenses	$2,849,458	$3,155,973	$3,313,009	$3,413,225	$3,423,987	$3,416,946	$27,556
Net Operating Income	$1,314,694	$1,251,874	$1,560,931	$1,788,012	$1,821,402	$1,784,291	$14,389
FF&E	$0	$0	$0	$0	$0	$208,049	$1,678
Net Cash Flow	$1,314,694	$1,251,874	$1,560,931	$1,788,012	$1,821,402	$1,576,242	$12,712
NOI DSCR	1.22x	1.16x	1.44x	1.65x	1.68x	1.65x
NCF DSCR	1.22x	1.16x	1.44x	1.65x	1.68x	1.46x
NOI Debt Yield	8.3%	7.9%	9.8%	11.2%	11.4%	11.2%
NCF Debt Yield	8.3%	7.9%	9.8%	11.2%	11.4%	9.9%

(1)	The underwritten Occupancy, ADR and RevPAR are based on the 2013 results without adjustments.
(2)	Other Income includes telephone charges, laundry service, movie service, port transportation, pantry income and meeting space rental.

Escrows and Reserves.  The Miami Airport Hotel Portfolio Borrowers deposited $54,915 and $40,815, for each hotel respectively, in escrow for annual real estate taxes at loan origination and are each required to escrow 1/12 of the annual estimated tax payments monthly. The Miami Airport Hotel Portfolio Borrowers are required to escrow 1/12 of the annual estimated insurance premiums monthly (unless such borrower maintains insurance under an acceptable blanket insurance policy). The Miami Airport Hotel Portfolio Borrowers are required to make monthly deposits for replacement reserves equal to 1/12 of 4.00% of the respective gross revenues derived from the respective properties for the preceding 12 months, which amount (i) initially equals $25,022 for the Hilton Garden Inn and $16,854 for the Homewood Suites by Hilton, (ii) will be adjusted upwards, if applicable, annually in June of each year based on the operating statements for the prior 12 months and (iii) may be further increased by lender from time to time if lender determines that the amount of the respective deposit is insufficient to fund the cost of likely replacements and related contingencies that may arise during the remaining term. The Miami Airport Hotel Portfolio Borrowers deposited $930,000 and $1,230,000 (“Performance Escrows”), for each hotel respectively, in escrow at loan origination to be held by the lender as additional security for the applicable loan until the debt yield for the immediately preceding 12 calendar months equals 10.25%, except if the applicable property does not achieve such debt yield by November 21, 2016, then such funds will be held as additional security until maturity irrespective of the debt yield.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet

MSBAM 2014-C15	Miami Airport Hotel Portfolio

Lockbox and Cash Management. A springing lockbox is in place with respect to the Miami Airport Hotel Portfolio Mortgage Loans (i.e., upon the occurrence of a Cash Management Trigger Event for the applicable loan and during the continuance of a Cash Sweep Period for the applicable loan, each Miami Airport Hotel Portfolio Borrower has agreed to establish a hard lockbox). The Miami Airport Hotel Portfolio Mortgage Loans have springing cash management. Provided a Cash Management Trigger Event has not occurred, the Miami Airport Hotel Portfolio Mortgage Loans do not require a lockbox or cash management. Upon the occurrence of a Cash Management Trigger Event for the applicable loan and during the continuance of a Cash Sweep Period for the applicable loan, funds in the respective lockbox account are required to be applied on each monthly payment date to pay debt service on the related Miami Airport Hotel Portfolio Mortgage Loan, to fund the required reserves deposits as described above under “Escrows and Reserves”, to disburse, solely during a Cash Sweep Period that exists due to the event described in clause (b) of the definition of Cash Management Trigger Event, to the related Miami Airport Hotel Portfolio Borrower the amount of monthly operating expenses not otherwise paid or reserved for and referenced in an annual budget approved by lender together with other amounts incurred by the related Miami Airport Hotel Portfolio Borrower in connection with the operation and maintenance of the applicable property approved by lender and to remit the remainder to an account to be held by the lender as additional security for the related Miami Airport Hotel Portfolio Mortgage Loans.

A “Cash Management Trigger Event” means (a) the occurrence of an event of default or (b) the debt service coverage ratio falls below 1.15x for the immediately preceding 12 calendar months or (c) the related Miami Airport Hotel Portfolio Borrower, or lender receives notice from the applicable franchisor of an uncured event of default with respect to the applicable franchise agreement or that the applicable property is not being operated and/or maintained in accordance with such franchisor’s standards resulting in the related Miami Airport Hotel Portfolio Borrower not being in good standing with such franchisor for thirty days or (d) the applicable franchise agreement is terminated.

A “Cash Sweep Period” commences upon the occurrence of a Cash Management Trigger Event and continues until (a) with respect to the Cash Management Trigger Event described in clause (a) above, the event of default is cured, (b) with respect to the Cash Management Trigger Event described in clause (b) above, the debt service coverage ratio is at least 1.20x for the immediately preceding 12 calendar months, (c) with respect to the Cash Management Trigger Event described in clause (c) above, the related Miami Airport Hotel Portfolio Borrower provides an estoppel executed by the applicable franchisor in form and substance satisfactory to the lender stating that the event of default under the franchise agreement has been cured to such franchisor’s satisfaction and for the sixty calendar days preceding the date of the estoppel no event of default under such franchise agreement has occurred and (d) with respect to the Cash Management Trigger Event described in clause (d) above, the related Miami Airport Hotel Portfolio Borrower enters into a replacement franchise agreement in form and substance reasonably acceptable to the lender with a franchisor approved by lender in its sole discretion and for sixty calendar days the applicable property has been operated under such replacement franchise agreement as a hotel without a default thereunder.

Property Management.  The Miami Airport Hotel Portfolio Property is managed by DN-Management, Inc., an affiliate of the Miami Airport Hotel Portfolio Borrower.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Mezzanine Loan and Preferred Equity.  Not permitted.

Release of Property.  Provided that no default or event of default under the Miami Airport Hotel Portfolio Mortgage Loans has occurred and is continuing, each Miami Airport Hotel Portfolio Borrower may obtain a release of the related property from the cross-collateralization and cross-default provisions of the respective loan documents upon fulfillment of various conditions, including: (i) each of the rating agencies affirms in writing that such release will not result in a qualification, downgrade or withdrawal of the credit rating of the MSBAM 2014-C15 Certificates (ii) if no prepayment will occur in connection with the release, the loan to value ratio of each property securing the Miami Airport Hotel Portfolio Mortgage Loans, after giving effect to the release, will not exceed 73%, (iii) if either the Miami Airport Hotel Portfolio Mortgage Loans is prepaid in connection with the release, then such release takes place after the September 2023 payment date and, after giving effect to the release, with respect to the remaining property, the loan to value ratio will not exceed 73%, the debt service coverage ratio will not be lower than 1.40x and the debt yield will not be lower than 10.25% for the immediately preceding 12 months.

Terrorism Insurance.  Generally, the Miami Airport Hotel Borrowers are required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance satisfactory to lender (but in no event covering more than the sum of 100% of full replacement costs and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Miami Airport Hotel Borrowers are required to maintain, and lender will accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet

MSBAM 2014-C15	Victoria Park Apartments

Mortgage Loan No. 10 – Victoria Park Apartments

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Victoria Park Apartments

Mortgage Loan No. 10 – Victoria Park Apartments

ORLANDO
Bay Hill
Sky Lake
Doctor Phillips
Florida's Turnpike
Lake Louisa
Lake Louisa State Park
Lake Speer
Lake Hancock
Orange County National Golf Course
Lake Tibet Butler
Big Sand Lake
Lake Sheen
Lake Mabel
Lake Huckleberry
Hickorynut Lake
Savagrass Lake
Trout Lake
Dixie Lake
LAKE COUNTY
Reedy Lake
Magic Kingdom
Seven Seas Lagoon
Walt Disney World Magnolia Golf Course
WALT DISNEY WORLD RESORT COMPLEX
Disney's Animal Kingdom
Epcot Center
Disney's Blizzard Beach Water Park
Disney MGM Studios
Grand Cypress Golf Club
Lake Buena Vista
Downtown Disney
Orange County Convention & Civic Center
Sea World Orlando & Discovery Cove
International Dr
ORANGE COUNTY
Daniel Webster Western Beltway
Boggy Marsh
County Hwy 474
Avalon Rd
World Drive
Buena Vista Dr
Epcot Center Dr
Orange Lake Country Club
Central Florida GreeneWay
Osceola Pkwy
Gatorland Zoo
Irlo Bronson Mem Hwy
Old Lake Davenport
Funie Steed Rd
Goodman Rd
Old Lake Wilson Rd
Celebration Golf Club
Celebration
Kissimmee
Osceola Square Mall
OSCEOLA COUNTY
Kissimmee Gateway Airport
Osceola Regional Medical Center
Highlands Reserve Golf Course
Citrus Ridge
Tri County Rd
International Golf Course
Ginn Reunion Resort
Intercession City
Old Tampa Hwy
Deen Still Rd
Osceola-Polk Line Rd
Kissimmee Oaks Golf Club
Victoria Park
1000 Victoria Park Boulevard
Davenport, FL 33896
Ronald Reagan Pkwy
Lake Tohopekaliga
Baseball City Stadium
Deer Creek Golf Club
Loughman
Poinciana
Ham Brown Rd
Pleasant Hill Rd
Lakeland 20 miles
Heart of Florida Regional Medical Center
POLK COUNTY
Ridgewood Lakes Golf Club
County Hwy 547
County Hwy 557
Polk City Rd
Bay St
Davenport
Bonnet Lake
Hammock Lake
Lake Lowery
Gum Lake
Southern Dunes Golf Club
Haines City
County Hwy 580
Cypress Greens Golf Club
Lake Tracy
30th St
Lake Alfred
Lake Haines
Lake Henry
Lake Eva
Lake Marion
Diamondback Golf Club
Lake Marion Rd
Lake Rochelle
Winter Haven
Universal Studios Florida
Belz Factory Outlet
Festival Bay Mall at Intl. Drive
Orlando Intl. Airport 8 miles
Florida Mall
Vineland Rd
Apopka Vineland Rd
John Young Pkwy
Orange Blossom Trail
Winter Garden Vineland Rd
Reams Rd
4
27
192
429
417
17
92
441
482
423
528
544
580
Ocala
Daytona Beach
Atlantic Ocean
Spring Hill
Deltona
ORLANDO
Kissimmee
Davenport
Clearwater
TAMPA
Brandon
Winter Haven
ST. PETERSBURG
Bradenton
Sarasota
Gulf of Mexico
Sebring
Arcadia
Okeechobee
Lake Okeechobee
Port St. Lucie
Melbourne
Palm Bay
Fort Myers
Cape Coral
Port Charlotte
Venice

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Victoria Park Apartments

Mortgage Loan No. 10 – Victoria Park Apartments

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$36,300,000			Location:	Davenport, FL 33896
Cut-off Date Balance:	$36,300,000			General Property Type:	Multifamily
% of Initial Pool Balance:	3.4%			Detailed Property Type:	Garden
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Thomas L. Cavanaugh			Year Built/Renovated:	2009/N/A
Mortgage Rate:	4.9825%			Number of Units:	348 Units
Note Date:	2/3/2014			Cut-off Date Balance per Unit/SF:	$104,310
First Payment Date:	4/1/2014			Maturity Date Balance per Unit/SF:	$92,501
Maturity Date:	3/1/2024			Property Manager:	Pegasus Residential, LLC
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$3,000,008
IO Period:	36 months			UW NOI Debt Yield:	8.3%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	9.0%
Prepayment Provisions:	LO (25); YM1 (88); O (7)			UW NCF DSCR:	1.25x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$2,898,730 (11/30/2013 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$2,725,833 (12/31/2012)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$2,538,524 (12/31/2011)
Future Debt Permitted (Type):	No			Most Recent Occupancy:	92.0% (1/8/2014)
Reserves(1)				2nd Most Recent Occupancy:	90.1% (12/31/2012)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	84.3% (12/31/2011)
RE Tax:	$57,281	$14,320	N/A	Appraised Value (as of):	$46,000,000 (12/18/2013)
Insurance:	$37,913	$10,773	N/A	Cut-off Date LTV Ratio:	78.9%
Recurring Replacements:	$0	$7,366	N/A	Maturity Date LTV Ratio:	70.0%

Sources and Uses(2)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$36,300,000	100.0%	Loan Payoff:	$35,748,989	98.5%
			Closing Costs:	$455,817	1.3%
			Reserves:	$95,194	0.3%
Total Sources:	$36,300,000	100.0%	Total Uses:	$36,300,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(2)	Note: sums may not total due to rounding.

Victoria Park Apartments Mortgage Loan.

The Mortgage Loan. The tenth largest mortgage loan (the “Victoria Park Apartments Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $36,300,000 and is secured by a first priority fee mortgage encumbering a multifamily garden apartment complex known as Victoria Park Apartments in Davenport, Florida (the “Victoria Park Apartments Property”). The Victoria Park Apartments Mortgage Loan refinanced and paid off the previous loan secured by the Victoria Park Apartments Property, which had an existing balance of approximately $35.7 million.

The Property. The Victoria Park Apartments Property is a 12-building, three-story garden apartment building complex containing 348 units located in Davenport, Florida. The Victoria Park Apartments Property is situated on the east side of Lake Wilson Road, 512 feet north of Jahna Mine Road. The Victoria Park Apartments Property was built in 2009 by the Victoria Park Apartments Borrower on a 19.5 acre parcel of land.

As of January 8, 2014, the Victoria Park Apartments Property was 92.0% occupied and 96.0% leased. The units, which range from one-bedroom through four-bedroom layouts in both townhome-style and flat floor plans, have a total rentable area of 394,476 SF. The unit mix includes 108 one-bedroom units; 108 two-bedroom units; 108 three-bedroom units and 24 four-bedroom units. All units are equipped with equipped kitchens, private alarm, high speed internet, full size washer and dryer, walk-in closets and mini-blinds. Amenities include resort style swimming pool with sunning pavilion and private cabanas, tennis court, fitness center, playground, picnic area, indoor basketball court and car care center. Additionally, the Victoria Park Apartments Property has approximately 741 on-site surface and garage parking spaces (2.13 spaces per unit).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Victoria Park Apartments

The following table presents certain information relating to the unit mix at the Victoria Park Apartments Property:

Victoria Park Apartments Property Unit Mix(2)
Unit Type	Number of Units	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate PSF
1 BR–1 BA	108	98	90.7%	843	$882	$1.05
2 BR–2 BA	108	102	94.4%	1,117	$1,069	$0.96
3 BR–3 BA	108	98	90.7%	1,341	$1,231	$0.92
4 BR–3 BA	24	22	91.7%	1,582	$1,464	$0.93
Total/Wtd. Avg.	348	320	92.0%	1,134	$1,088	$0.96

Source: Borrower rent roll dated January 8, 2014
(1)	Average Monthly Rental Rate is for occupied units only.
(2)	Includes 24 short-term leased vacation rentals.

The Borrower.  The Victoria Park Apartments borrower is Lake Wilson Apartments, LLC, a Florida limited liability company with one independent director (the “Victoria Park Apartments Borrower”). Equity ownership in the Victoria Park Apartments Borrower is held directly 53% by TLC Lake Wilson Holdings, LLC, 46% by Las Olas Victoria Park, LLC and 1% by Rivera Lake Wilson LLC. Equity ownership in Las Olas Victoria Park is held indirectly 87% by DL Trust and 13% by outside investors, none with more than 6% interest. Equity ownership in TLC Lake Wilson Holdings, LLC is held indirectly 80% by the Cavanaugh Family Trust 2001 and 20% by Ann M. Rock and Thomas L. Cavanaugh, the Victoria Park Apartments Mortgage Loan sponsor and nonrecourse carve-out guarantor. Thomas L. Cavanaugh is the founder and president of P.A.C. Land Development (“PACLD”). Founded in 1986 and headquartered in Orlando, Florida, PACLD is a real estate development company that has built more than 4,000 residential units throughout the state of Florida.

The Market. The Victoria Park Apartments Property is located in Davenport, Polk County, Florida, approximately 12 miles southwest of downtown Kissimmie and approximately 20 miles southwest of the Orlando central business district in the Kissimmee/Osceola submarket within the Orlando metropolitan statistical area (“MSA”). The Victoria Park Apartments Property is bounded by Walt Disney World® to the north, Walt Disney’s Celebration Planned Development to the east and U.S. Highway 27 to the west.

According to an industry report, the Kissimmee/Osceola submarket had inventory of 9,440 units with vacancy of 4.8% and average rental rate of $902 per unit as of third quarter 2013. The Orlando MSA had an estimated 2012 population of over 2.2 million, which grew at an annual average rate of 2.4% from 2002 to 2012. The 2013 estimated population within a one-, three- and five-mile radius of the Victoria Park Apartments Property was 2,851, 9,787 and 29,078, respectively. The 2013 estimated average household income within a one-, three- and five-mile radius of the Victoria Park Apartments Property was $53,418, $51,990 and $56,641, respectively.

Orlando is the most visited American city with approximately 57.2 million visitors in 2012, a 3.6% increase from approximately 55.2 million visitors in 2011. Employment in Orlando MSA is concentrated in leisure and hospitality, trade, transportation and utilities and professional and business services. Walt Disney World Company (67,000 employees), Florida Hospital (21,000 employees), Publix Supermarkets Inc. (19,000 employees), Wal-Mart Stores, Inc. (16,757 employees) and Universal Orlando Resort (16,500 employees) are the five largest employers in the Orlando MSA.

Comparable properties to the Victoria Park Apartments Property are shown in the table below:

Competitive Property Summary
Property	Location	Year Built	Occ.	No. Units	Unit Type	Avg. Size (SF)	Avg. Rent per Month	Avg. Rent per Month per Unit
Alta Corners	1000 Ketner Street Davenport, FL	2009	96%	270	1 BR/1 BA 2 BD/2 BA 3 BD/2 BA	721 1,097 1,481	$864 $978 $1,232	$1.20 $0.89 $0.83
Bella	3101 Segreto Lane Kissimmee, FL	2009	90%	432	1 BR/1 BA 2 BD/1 BA 2 BD/2 BA 3 BD/2 BA	700 962 1,012 1,182	$900 $1,030 $1,135 $1,360	$1.29 $1.07 $1.12 $1.15
Integra Meadows at Stoneybrook	9116 Integra Meadows Drive Davenport, FL	2008	94%	304	1 BR/1 BA 2 BD/2 BA 3 BD/2 BA	798 1,057 1,211	$1,100 $1,360 $1,390	$1.38 $1.29 $1.15
Legends	8101 Champions Circle Champions Gate, FL	2001	96%	252	1 BR/1 BA 2 BD/1 BA 2 BD/2 BA 3 BD/2 BA 4 BD/2 BA	717 909 1,058 1,283 1,406	$893 $990 $1,110 $1,260 $1,385	$1.24 $1.09 $1.05 $0.98 $0.99

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Victoria Park Apartments

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Victoria Park Apartments Property:

Cash Flow Analysis(1)
	2010	2011	2012	11/30/2013 TTM		UW	UW per Unit
Gross Potential Rental Income	$4,418,295	$4,225,239	$4,169,181	$4,281,022		$4,386,491	$12,605
Other Income	$436,139	$715,333	$723,145	$735,491		$735,491	$2,113
Less Vacancy & Credit Loss	($2,285,825)	($1,020,274)	($483,588)	($492,730)		($374,303)	(8.53%)
Effective Gross Income	$2,568,609	$3,920,298	$4,408,738	$4,523,783		$4,747,679	$13,643
Total Operating Expenses	$1,136,125	$1,381,774	$1,682,905	$1,625,053		$1,747,671	$5,022
Net Operating Income	$1,432,484	$2,538,524	$2,725,833	$2,898,730		$3,000,008	$8,621
Capital Expenditures	$9,604	$43,851	$0	$0		$88,392	$254
Net Cash Flow	$1,422,880	$2,494,673	$2,725,833	$2,898,730		$2,911,616	$8,367
Occupancy %	N/A	75.9%	88.4%	88.5%	(2)	91.5%
NOI DSCR	0.61x	1.09x	1.17x	1.24x		1.29x
NCF DSCR	0.61x	1.07x	1.17x	1.24x		1.25x
NOI Debt Yield	3.9%	7.0%	7.5%	8.0%		8.3%
NCF Debt Yield	3.9%	6.9%	7.5%	8.0%		8.0%

(1)	Information is based on the underwritten rent roll.

Escrows and Reserves. The Victoria Park Apartments Borrower deposited $57,281 in escrow for annual real estate taxes at loan origination and is required to escrow $14,320 monthly. The Victoria Park Apartments Borrower deposited $37,913 in escrow for insurance at loan origination and is required to escrow $10,773 monthly. The Victoria Park Apartments Borrower is required to escrow $7,366 monthly for recurring replacements.

Lockbox and Cash Management. A springing lockbox applies with respect to the Victoria Park Apartments Mortgage Loan (i.e. the Victoria Parks Apartments Borrower has delivered at loan origination all documentation for the lender to put in place a hard lockbox upon the occurrence and continuation of a Cash Sweep Period). The Victoria Park Apartments Mortgage Loan has springing cash management. Provided a Cash Sweep Period (as defined below) has not commenced, there is no cash management. During a Cash Sweep Period, the Victoria Park Apartments Borrower will be required to deposit all excess cash with respect to the Victoria Park Apartments Mortgage Loan into an account to be held by the lender as additional security for the Victoria Park Apartments Mortgage Loan.

A “Cash Sweep Period” will mean the period generally commencing on the date upon which the debt service coverage ratio for the immediately preceding two quarters is less than 1.05x and ending on the date upon which the debt service coverage ratio for the immediately preceding two quarters equals or exceeds 1.20x. After the first occurrence of a Cash Sweep Period, any subsequent Cash Sweep Period will generally commence on the date upon which the debt service coverage ratio for the immediately preceding two quarters is less than 1.10x and will end when the debt service coverage ratio for the immediately preceding two quarters equals or exceeds 1.20x.

Property Management. The Victoria Park Apartments Property is managed by Pegasus Residential, LLC, a residential property management company. Founded in 2009 and headquartered in Alpharetta, Georgia, Pegasus Residential, LLC specializes in luxury-level management in a variety of markets throughout the southeast and into Texas. Pegasus Residential, LLC currently manages approximately 80 properties across ten states.

Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity.  Not permitted.

Release of Property.  Not permitted.

Terrorism Insurance. The Victoria Park Apartments Borrower is required pursuant to the Victoria Park Apartments Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Victoria Park Apartments Property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Aspen Heights - Harrisonburg

Mortgage Loan No. 11 – Aspen Heights – Harrisonburg

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Aspen Heights - Harrisonburg

Mortgage Loan No. 11 – Aspen Heights – Harrisonburg

HARRISONBURG
ROCKINGHAM COUNTY
Eastern Mennonite University
Hostetter Museum of Natural History
Court Square Theater
Explore More Discovery Museum
Memorial Stadium
Army National Guard
Valley Quilt Museum
Rockingham Mem. Hospital
Forbes Center for the Performing Arts
Long Field/ Mauck Stadium
James Madison University
Edith Johnson Carrier Arboretum
Valley Mall
Spotswood Country Club
Heritage Oaks Golf Course
Valley Brethren-Mennonite Heritage Center (Crossroads)
Belmont Estates
Dayton
Purcell Park
Ramblewood Field
Massanetta Springs
Aspen Heights - Harrisonburg
2100 Aspen Heights Lane
Harrisonburg, VA 22801
Charlottesville 48 miles
Staunton 23 miles
Amberly Rd
Mt. Clinton Pike
Ft. Lynne Rd
Switchboard Rd
Eversole Rd
Rawley Pike
Market St
Garbers Church Rd
Waterman Dr.
High St
Virginia Ave
Liberty St
N. Main St
Washington St
Old Furnace Rd
Reservoir St
Cantrell Ave
South Ave
John Wayland Hwy
S. Main St
Mosby Rd
Stone Spring Rd
Port Republic Rd
Peach Grove Ave
University Blvd
Country Club Rd
Keezletown Rd
Smithland Rd
Spotswood Trail
Boyers Rd
Greendale Rd
Pleasant Vly Rd
Pike Church Rd
Lee Hwy
Cecil Wampler Rd
Indian Trail Rd
42
767
763
753
726
33
718
11
81
712
710
704
659
689
620
WEST VIRGINIA
BALTIMORE
WASHINGTON DC
MARYLAND
VIRGINIA
RICHMOND
NORFOLK
VIRGINIA BEACH
NORTH CAROLINA
DEL
NJ
Frederick
Columbia
Winchester
Leesburg
Rockville
Arlington
Alexandria
Annapolis
Front Royal
Harrisonburg
Culpeper
Fredericksburg
Staunton
Waynesboro
Charlottesville
Lynchburg
Tuckahoe
Mechanicsville
Petersburg
Williamsburg
Newport News
Hampton
Portsmouth
Chesapeake
Suffolk
Salisbury
Dover
Chesapeake Bay
Atlantic Ocean

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Aspen Heights - Harrisonburg

Mortgage Loan No. 11 – Aspen Heights - Harrisonburg

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$30,570,000			Location:	Harrisonburg, VA 22801
Cut-off Date Balance:	$30,570,000			General Property Type:	Multifamily
% of Initial Pool Balance:	2.8%			Detailed Property Type:	Student Housing
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	BRG Partners, LP			Year Built/Renovated:	2013/N/A
Mortgage Rate:	5.070%			Number of Units:	180 Units
Note Date:	12/31/2013			Cut-off Date Balance per Unit/SF:	$169,833
First Payment Date:	2/1/2014			Maturity Date Balance per Unit/SF:	$157,021
Maturity Date:	1/1/2024			Property Manager:	Breckenridge Property Management (2013), LLC
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$2,466,800
Seasoning:	3 months			UW NOI Debt Yield:	8.1%
Prepayment Provisions:	LO (27); YM1 (89); O (4)			UW NOI Debt Yield at Maturity:	8.7%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR:	1.22x
Additional Debt Type:	N/A			Most Recent NOI(2):	$2,641,944 (1/31/2014 T-6 Ann.)
Additional Debt Balance:	N/A			2nd Most Recent NOI(3):	N/A
Future Debt Permitted (Type):	Yes (Mezzanine)			3rd Most Recent NOI(3):	N/A
Reserves(1)				Occupancy Rate:	95.3% (2/18/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	N/A
RE Tax:	$0	$20,752	N/A	3rd Most Recent Occupancy(3):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$41,000,000 (11/19/2013)
Recurring Replacements:	$0	$4,500	N/A	Cut-off Date LTV Ratio:	74.6%
				Maturity Date LTV Ratio:	68.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$30,570,000	100.0%	Loan Payoff:	$23,080,993	75.5%
			Closing Costs:	$429,862	1.4%
			Other Costs:	$2,633,841	8.6%
			Return of Equity:	$4,425,304	14.5%
Total Sources:	30,570,000	100.0%	Total Uses:	30,570,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(2)
The Aspen-Heights - Harrisonburg Property opened in August 2013; therefore, only six months of operating history is available. These six month of operating history were annualized by the lender for presentation herein.

(3)	The Aspen Heights - Harrisonburg Property is newly constructed. Most historical financials and occupancy rates are not available.

The Aspen Heights - Harrisonburg Mortgage Loan

The Mortgage Loan.  The eleventh largest mortgage loan (the “Aspen Heights - Harrisonburg Mortgage Loan”) is evidenced by a note in the original principal amount of $30,570,000 and is secured by a first priority fee mortgage encumbering a student housing property known as Aspen Heights - Harrisonburg located in Harrisonburg, Virginia (the “Aspen Heights - Harrisonburg Property”). The proceeds of the Aspen Heights - Harrisonburg Mortgage Loan were used to refinance a previous construction loan of approximately $23,080,993. Total construction costs were certified as approximately $36,544,650, including approximately $2,853,754 of development and development fee expenses.

The Borrower and the Sponsor. The borrower is Breckenridge Group Harrisonburg Virginia, LLC (the “Aspen Heights - Harrisonburg Borrower”), a single purpose Delaware limited liability company with two independent directors. The Aspen Heights - Harrisonburg Borrower is majority indirectly owned by the Aspen Heights Fund (2013), LP, which is partially owned and controlled by Gregory Henry. Gregory Henry is the nonrecourse carve-out guarantor. Gregory Henry is the founder of Aspen Heights Management, an Austin, Texas-based student housing developer, which, since 2007, has developed 15 student housing projects totaling approximately 9,241 beds.

The Mortgaged Property.  The Aspen Heights - Harrisonburg Mortgage Loan is secured by a 180-unit student housing complex with 600 bedrooms in predominantly 121 two-story buildings located in Harrisonburg, Virginia. The complex was constructed in 2013 and opened in August of that year. The Aspen Heights - Harrisonburg Property caters primarily to students attending James Madison University and is located approximately 1.25 miles from the university campus. Common amenities include two fitness centers, a clubhouse, a resort-style pool and hot tub, a volley ball court, tanning beds, a movie theater, a computer lab, grills and fire pits. The individual apartments contain full kitchens, clothes washers and dryers, private patios or balconies, and a bathroom associated with each bedroom. Apartments may be rented unfurnished or furnished with an additional fee. There are 773 surface parking spaces.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Aspen Heights - Harrisonburg

James Madison University is a public university that was founded in 1908 and enrolled approximately 20,138 students in 2013, up from approximately 18,971 in 2009. The university offers 71 undergraduate degrees and 42 post-graduate degrees.

The Market. The Aspen Heights - Harrisonburg Property is located in Harrisonburg, Rockingham County, Virginia, approximately 1.25 miles from the James Madison University campus and serves primarily as housing for university students. Harrisonburg is located approximately 125 miles southwest of Washington D.C. within the Shenandoah Valley region. James Madison University has approximately 6,377 beds in on-campus housing. The appraiser identified approximately 12,140 off campus student housing bedrooms within a three-mile radius of the campus and noted one new development projected to add 360 bedrooms in 2013 and 2014. The five most competitive properties, all in Harrisonburg, presented below, are between 96% and 100% occupied:

Comparable Property Summary
Property	Location	Year Built	Occ.	No. of Units	Avg. Size (SF)	No. of Bedrooms	Avg. Rent per Unit	Avg. Rent per Bed
Charleston Townes	Reservoir Street & Lucy Drive	2009	100%	132	2,200	528	$1,996	$499
Copper Beech Townhomes – student housing (Phase I)	Chestnut Ridge Road	2008	100%	232	1,682	675	$1,463	$503
Forest Hills Manor	1211 Sully Drive	2005	100%	60	2,450	240	$2,140	$535
865 East	865 Port Republic Road	2009	98%	95	1,176	272	$1,567	$547
North 38 Apartments	1190 Meridian Circle	2008	96%	228	1,312	816	$1,701	$475
Aspen Heights Harrisonburg (Subject Property)	2100 Aspen Heights Lane	2013	95%	180	1,912	600	$1,837	$551

Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Aspen Heights - Harrisonburg Property:

Cash Flow Analysis(1)
	2010	2011	2012	1/31/2014 T-6 Ann.	UW	UW per Unit
Base Rent	$0	$0	$0	$3,979,953	$3,987,060	$22,150
Other Income(2)	$0	$0	$0	$227,503	$260,000	$1,444
Discounts/Concessions	$0	$0	$0	$0	($87,052)	($484)
Less Vacancy	$0	$0	$0	($235,664)	($259,095)	($1,439)
Effective Gross Income	$0	$0	$0	$3,971,793	$3,900,913	$21,672
Total Operating Expenses	$0	$0	$0	$1,329,848	$1,434,113	$7,967
Net Operating Income	$0	$0	$0	$2,641,944	$2,466,800	$13,704
Capital Expenditures	$0	$0	$0	$0	$54,000	$300
Net Cash Flow	$0	$0	$0	$2,641,944	$2,412,800	$13,404
Occupancy %	N/A	N/A	N/A	95.2%	95.0%
NOI DSCR	N/A	N/A	N/A	1.33x	1.24x
NCF DSCR	N/A	N/A	N/A	1.33x	1.22x
NOI Debt Yield	N/A	N/A	N/A	8.6%	8.1%
NCF Debt Yield	N/A	N/A	N/A	8.6%	7.9%

(1)	The Aspen Heights - Harrisonburg property was constructed in 2013 and opened in August of that year. Historical financials include the six months of operations ending on January 31, 2014, annualized.
(2)	Other Income is based on the appraiser’s stabilized estimate.

Escrows and Reserves.  The Aspen Heights - Harrisonburg Borrower is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums (unless the Aspen Heights - Harrisonburg Borrower maintains insurance under an acceptable blanket insurance policy).  The Aspen Heights - Harrisonburg Borrower is also required to make monthly deposits of $4,500 for replacement reserves (which amount may be increased by lender if lender determines that an increase is reasonably necessary to maintain proper operation of the Aspen Heights - Harrisonburg Property).

Lockbox and Cash Management. A soft lockbox is in place with respect to the Aspen Heights - Harrisonburg Mortgage Loan (i.e. the Aspen Heights - Harrisonburg Borrower and/or the property manager collects all rents, revenues, charges and other consideration and deposits such amounts into the lockbox account). The Aspen Heights - Harrisonburg Mortgage Loan has springing cash management. Provided a Cash Sweep Period has not commenced, funds in the lockbox account are swept daily to an account designated by the Aspen Heights - Harrisonburg Borrower. During the continuance of a Cash Sweep Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Aspen Heights - Harrisonburg Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves”, to disburse, so long as no event of default has occurred and is continuing, to the Aspen Heights - Harrisonburg Borrower the amount of monthly operating expenses not otherwise paid or reserved for in the required reserves and referenced in an annual budget approved by lender together with other amounts incurred by the Aspen Heights - Harrisonburg Borrower in connection with the operation and maintenance of the Aspen Heights - Harrisonburg Property approved by lender, and to remit the remainder to an account to be held by the lender as additional security for the Aspen Heights - Harrisonburg Mortgage Loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Aspen Heights - Harrisonburg

A “Cash Sweep Period” will (i) commence upon the occurrence of an event of default and continue until lender’s acceptance of the cure of such event of default and (ii) commence upon the debt service coverage ratio being less than 1.10x and continue until the debt service coverage ratio has been not less than 1.10x for the immediately preceding six consecutive calendar months.

Property Management. The Aspen Heights - Harrisonburg Property is managed by Breckenridge Property Management (2013), LLC, an affiliate of the Aspen Heights - Harrisonburg Borrower.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Mezzanine Loan and Preferred Equity.  Solely in connection with a sale of the Aspen Heights - Harrisonburg Property and corresponding assumption of the Aspen Heights - Harrisonburg Mortgage Loan, mezzanine financing (such financing, the “Permitted Mezzanine Financing”) is permitted, subject to approval by the rating agencies and various other conditions including: (i) no event of default exists, (ii) the mezzanine lender is an institutional lender acceptable to lender and lender approves of the material terms of the Permitted Mezzanine Financing and the terms and provisions of the Permitted Mezzanine Financing documents, (iii) the amount of the mezzanine loan will not result in an aggregate loan-to-value ratio greater than 80% (based upon a new or updated appraisal acceptable to lender) or an aggregate debt service coverage ratio less than 1.25x, (iv) the collateral for the mezzanine loan is a pledge of the ownership interests in the Aspen Heights - Harrisonburg Borrower and (v) the mezzanine lender and lender enter into an intercreditor agreement acceptable to the lender and rating agencies.

Release of Property.  Not permitted.

Terrorism Insurance.  Generally, the Aspen Heights - Harrisonburg Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to lender (but in no event more than the sum of 100% of full replacement costs and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Aspen Heights - Harrisonburg Borrower is required to maintain, and lender will accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Mariano’s Fresh Market

Mortgage Loan No. 12 – Mariano’s Fresh Market

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Original Balance:	$27,000,000			Location:	Chicago, IL 60616
Cut-off Date Balance:	$27,000,000			General Property Type:	Retail
% of Initial Pool Balance:	2.5%			Detailed Property Type:	Anchored
Loan Purpose(1):	Refinance			Title Vesting:	Fee
Sponsor:	Leon Melohn			Year Built/Renovated:	2013/N/A
Mortgage Rate:	4.860%			Net Rentable Area:	65,568 SF
Note Date:	3/6/2014			Cut-off Date Balance per Unit/SF:	$412
First Payment Date:	5/1/2014			Maturity Date Balance per Unit/SF:	$338
Maturity Date:	4/1/2024			Property Manager(4):	N/A
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$2,235,451
IO Period:	N/A			UW NOI Debt Yield:	8.3%
Seasoning:	N/A			UW NOI Debt Yield at Maturity:	10.1%
Prepayment Provisions:	LO (24); DEF (93); O (3)			UW NCF DSCR:	1.29x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI(5):	N/A
Additional Debt Type:	N/A			2nd Most Recent NOI(5):	N/A
Additional Debt Balance:	N/A			3rd Most Recent NOI(5):	N/A
Future Debt Permitted (Type)(2):	Yes (Mezzanine)			Occupancy Rate:	100.0% (1/30/2014)
Reserves				2nd Most Recent Occupancy(5):	N/A
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(5):	N/A
RE Tax:	$0	Springing	N/A	Appraised Value (as of):	$41,200,000 (2/4/2014)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio:	65.5%
Recurring Replacements:	$0	Springing	N/A	Maturity Date LTV Ratio:	53.8%
Other(3):	$0	Springing	N/A

Sources and Uses(1)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$27,000,000	100.0%	Closing Costs:	$192,314	0.7%
			Return of Equity:	$26,807,686	99.3%
Total Sources:	$27,000,000	100.0%	Total Uses:	$27,000,000	100.0%

(1)
The sponsor purchased the Mariano’s Fresh Market Property in an all-cash transaction in January 2014 at a total cost of $40.8 million. The borrower retains $14.0 million of equity in the Mariano’s Fresh Market Property.

(2)	Mezzanine financing is permitted subject to a combined maximum 80% LTV and combined minimum 1.05x DSCR.
(3)
In the event that Roundy’s Supermarkets, Inc. (“Roundy’s”) files for bankruptcy or terminates its lease before lease expiration, the borrower will be required to deposit excess cash flow into a reserve (the “Roundy’s Lease Sweep Reserve”). Funds in the Roundy’s Lease Sweep Reserve may be used to pay for leasing costs in connection with re-leasing the Roundy’s space.

(4)	There is no third party property management company. Mariano’s self manages the Mariano’s Fresh Market Property.
(5)	The Mariano’s Fresh Market Property was constructed in 2013. Historical financials and occupancy rates are not available.

The Mortgage Loan.  The twelfth largest mortgage loan (the “Mariano’s Fresh Market Mortgage Loan”) is evidenced by a note in the original principal amount of $27,000,000 and is secured by a first priority fee mortgage encumbering a 65,568 SF single tenant grocery anchored retail center located in the South Loop neighborhood of Chicago, Illinois (the “Mariano’s Fresh Market Property”). Proceeds from the Mariano’s Fresh Market Mortgage Loan were primarily used to return equity to the sponsor after the sponsor purchased the Mariano’s Fresh Market Property for all cash in January 2014 at a total cost of $40.8 million.

The Property.  The Mariano’s Fresh Market Property was constructed in 2013 as a build-to-suit for the tenant, Roundy’s Supermarkets, Inc. d/b/a Mariano’s Fresh Market (“Mariano’s”) and opened in October of that year. The Mariano’s Fresh Market Property also includes a total of 336 parking spaces. The Mariano’s Fresh Market Property is 100% leased to Mariano’s for an initial term of 20 years, which expires on December 31, 2033. Mariano’s triple net lease is subject to a 4.2% rental increase in year 11 of the lease term. In addition, Mariano’s has four five-year options to renew its lease with rental increases of approximately 4% in each option period. Mariano’s is a subsidiary of Roundy’s Inc. (NYSE: RNDY, Moody’s: B3). Roundy’s Inc. operates 163 retail grocery stores and 100 pharmacies under the Pick ‘n Save, Rainbow, Copps, Metro Market and Mariano’s brands in Wisconsin, Minnesota and Illinois and has a market capitalization of $366 million. Sales at the Mariano’s Fresh Market Property for the period from October 8, 2013 to December 31, 2013 were over $9 million, indicating annualized sales of $598/sf.

The Borrower.  The borrower is Clark 1625, LLC, a single purpose Delaware limited liability corporation ultimately controlled by Leon Melohn, the Mariano’s Fresh Market mortgage loan sponsor and nonrecourse carve-out guarantor. Leon Melohn is the owner and operator of Melohn Properties, Inc., a New York based privately-held real estate company. Leon Melohn has owned or managed in excess of 1,000,000 SF of commercial space, residential properties and free standing retail projects throughout the United States and has over twenty-five years of experience in real estate.

The Market.  The Mariano’s Fresh Market Property is located within the South Loop neighborhood of the city of Chicago. Since 2000, that neighborhood has experienced significant redevelopment from an industrial area to a high density residential area with numerous employment, retail and demand

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Mariano’s Fresh Market

generators. The South Loop is characterized by its close proximity to the Central Business District, Lake Michigan and Grant Park and is home to many of Chicago’s cultural attractions, McCormick Place convention center, and a burgeoning residential neighborhood. Located a mile north of the Mariano’s Fresh Market Property is the Roosevelt Collection urban lifestyle center and mixed-used property, featuring 342 one- and two-bedroom loft-style apartments and 391,050 SF of retail space, including a 16-screen movie theater.

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annualized UW Base Rent	% of Total Annualized UW Rent	Annual UW Base Rent (PSF)	Lease Expiration
Major Tenants
Roundy’s Supermarket, Inc.	NR/B3/B-	65,568	100%	$2,367,040	100%	$36.10	12/31/2033

Total/Wtd. Avg.		65,568	100%	$2,367,040	100%	$36.10

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Mariano’s Fresh Market Property:

Cash Flow Analysis
	2009(1)	2010(1)	2011(1)	2012(1)	2013(1)	UW	UW PSF
Base Rent	$0	$0	$0	$0	$0	$2,367,040	$36.10
Other Income	$0	$0	$0	$0	$0	$0	$0.00
Recoveries	$0	$0	$0	$0	$0	$9,835	$0.15
Discounts/Concessions	$0	$0	$0	$0	$0	$0	$0.00
Less Vacancy	$0	$0	$0	$0	$0	($118,844)	($1.81)
Effective Gross Income	$0	$0	$0	$0	$0	$2,258,031	$34.44
Total Operating Expenses	$0	$0	$0	$0	$0	$22,580	$0.34
Net Operating Income	$0	$0	$0	$0	$0	$2,235,451	$34.09
TI/LC	$0	$0	$0	$0	$0	$19,670	$0.30
Capital Expenditures	$0	$0	$0	$0	$0	$9,835	$0.15
Net Cash Flow	$0	$0	$0	$0	$0	$2,205,945	$33.64
Occupancy %(2)	N/A	N/A	N/A	N/A	N/A	95.0%
NOI DSCR	N/A	N/A	N/A	N/A	N/A	1.31x
NCF DSCR	N/A	N/A	N/A	N/A	N/A	1.29x
NOI Debt Yield	N/A	N/A	N/A	N/A	N/A	8.3%
NCF Debt Yield	N/A	N/A	N/A	N/A	N/A	8.2%
Average Annual Rent PSF	N/A	N/A	N/A	N/A	N/A	$36.10

(1)	The Mariano’s Fresh Market Property was constructed in 2013. Historical financials and occupancy rates are not available.
(2)	Actual occupancy is 100%.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Northway Mall

Mortgage Loan No. 13 – Northway Mall

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$22,500,000			Location:	Colonie, NY 12205
Cut-off Date Balance:	$22,473,429			General Property Type:	Retail
% of Initial Pool Balance:	2.1%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Morton L. Olshan			Year Built/Renovated:	1984; 2000-2001; 2007/N/A
Mortgage Rate:	4.541%			Net Rentable Area:	353,440 SF
Note Date:	2/28/2014			Cut-off Date Balance per Unit/SF:	$63.58
First Payment Date:	4/1/2014			Maturity Date Balance per Unit/SF:	$51.69
Maturity Date:	3/1/2024			Property Manager:	Mall Properties, Inc.
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$2,758,648
IO Period:	0 months			UW NOI Debt Yield:	12.3%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	15.1%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NCF DSCR:	1.87x
Lockbox/Cash Mgmt Status:	Soft/Springing			Most Recent NOI:	$2,821,634 (11/30/2013 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$2,797,677 (12/31/2012)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$2,961,876 (12/31/2011)
Future Debt Permitted (Type):	No			Occupancy Rate:	100.0% (2/25/2014)
Reserves				2nd Most Recent Occupancy:	100.0% (12/31/2013)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	100.0% (12/31/2012)
RE Tax:	$58,327	$19,442	N/A	Appraised Value (as of):	$37,900,000 (1/16/2014)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio:	59.3%
Recurring Replacements:	$0	$3,487	N/A	Maturity Date LTV Ratio:	48.2%
TI/LC:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$22,500,000	100.0%	Loan Payoff:	$18,807,587	83.6%
			Closing Costs:	$230,493	1.0%
			Other Costs:	$58,327	0.3%
			Return of Equity:	$3,403,593	15.1%
Total Sources:	$22,500,000	100.0%	Total Uses:	$22,500,000	100.0%

The Mortgage Loan. The thirteenth largest mortgage loan (the “Northway Mall Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $22,500,000 and is secured by a first priority fee mortgage encumbering an anchored retail shopping center known as Northway Mall in Colonie, New York (the “Northway Mall Property”). The Northway Mall Mortgage Loan refinanced and paid off the previous loan secured by The Northway Mall Property, which had a balance of approximately $18.8 million immediately prior to being paid off.

The Property. The Northway Mall Property is a 353,440 SF anchored retail center located in Colonie, New York on an 38.6-acre site. The Northway Mall Property was constructed in phases in 1984, 2000-2001 and 2007. The Northway Mall Property is located on the west side of Central Avenue, south of the intersection of Central Avenue and Interstate-87/Adirondack Northway, approximately five miles from the Albany International Airport and less than two miles from University of Albany-SUNY.

As of February 25, 2014, the Northway Mall Property was 100.0% occupied by 15 tenants. There are five major tenants occupying between 20,000 SF and 145,000 SF at the Northway Mall Property, which include: Lowe’s Home Improvement (under a 20-year ground lease expiring in 2027), Jo-Ann Stores, Buy Buy Baby, Marshalls and Staples. The Northway Mall Property is shadow anchored by a Target Corp. (124,224 SF), which is not collateral for the Northway Mall Mortgage Loan.

The Borrower.  The borrower is Northway Mall Properties Sub LLC (the “Northway Mall Borrower”), a bankruptcy remote, single-purpose limited liability company with one independent director. Equity ownership in the Northway Mall Borrower is indirectly held by Northway Mall Associates LLC (100% indirect member), which is owned by Morton L. Olshan (25%), The Olshan 1996 Family Trust (34%), The Olshan Family1999 Trust (30%) and other investors (11%).

The Northway Mall Mortgage Loan sponsor is Morton L. Olshan, the founder and chairman of Olshan Properties, formerly Mall Properties, Inc. Olshan Properties owns and/or operates a diverse portfolio of commercial properties that encompasses 11 million SF of retail properties, 19,000 multifamily units, 865 hotel rooms and five million SF of office buildings. Olshan Properties acts as general partner for a series of debt and equity funds through Longview and RCG Longview as well as Normandy Venture Partners.

The Market.  The Northway Mall Property is located in Colonie, New York within the Albany-Schenectady-Troy metropolitan statistical area (“MSA”). The Northway Mall Property is located on 1440 Central Avenue near Interstate Highway 87, which has an average daily traffic count of approximately

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Northway Mall

119,500 vehicles. The Northway Mall Property is situated in northeastern Albany County, about five miles northwest of the Albany central business district including the State Capitol.

The Albany-Schenectady-Troy MSA had an estimated 2013 population of approximately 871,996, which grew at a compound annual average rate of 5.3% from 2000 to 2013. The estimated 2013 population within a one-, three- and five-mile radius of the Northway Mall Property is 5,754, 59,530 and 170,146 persons, respectively. The 2013 estimated average household income within a one-, three- and five-mile radius of the Northway Mall Property was $73,842, $78,024 and $73,641, respectively.

The following table presents a summary regarding major tenants at the Northway Mall Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of Collateral SF	Annualized Underwritten Base Rent ($)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent ($ PSF)(3)	Lease Expiration
Major Tenants
Lowe’s(4)	NR/A3/A-	144,202	41%	$500,000	16%	$3.47	10/15/2027
Jo-Ann Stores, Inc.	NR/NR/NR	45,491	13%	$545,892	17%	$12.00	1/31/2016
Buy Buy Baby	NR/NR/BBB+	37,210	11%	$285,029	9%	$7.66	1/31/2021
Marshall’s	NR/A3/A+	30,045	9%	$255,385	8%	$8.50	1/31/2016
Staples	BBB/Baa2/BBB	22,597	6%	$339,633	11%	$15.03	12/31/2016
Subtotal/Wtd. Avg.		279,545	79%	$1,925,939	60%	$6.89

Other Tenants		73,895	21%	$1,274,704	40%	$17.25
Vacant Space		0	0%	$0	0%	$0.00
Collateral – Total/Wtd. Avg.		353,440	100%	$3,200,643	100%	$9.06

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Total Annualized Underwritten Base Rent ($ PSF) excludes vacant space.
(4)	Lowe’s is under a 20-year ground lease expiring in October 15, 2027, with eight five-year automatic renewal options provided tenant is not in material default.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Northway Mall Property:

Cash Flow Analysis(1)
	2011	2012	11/30/2013 TTM	UW	UW PSF
Gross Potential Rental Income	$3,113,233	$3,177,675	$3,167,096	$3,200,643	$9.06
Expense Reimbursements	$954,128	$1,047,760	$1,059,803	$1,068,171	$3.02
Other Income	$246,323	$15,421	$19,383	$4,800	$0.01
Less Vacancy & Credit Loss	($25,838)	($14,200)	$0	($110,592)	(3.46%)
Effective Gross Income	$4,287,846	$4,226,656	$4,246,282	$4,163,022	$11.78
Total Operating Expenses	$1,325,970	$1,428,979	$1,424,648	$1,404,374	$3.97
Net Operating Income	$2,961,876	$2,797,677	$2,821,634	$2,758,648	$7.81
TI/LC	$0	$0	$0	$144,374	$0.41
Capital Expenditures	$0	$0	$0	$41,848	$0.12
Net Cash Flow	$2,961,876	$2,797,677	$2,821,634	$2,572,427	$7.28
Occupancy %	100%	100%	100%	91.8%
NOI DSCR	2.15x	2.04x	2.05x	2.01x
NCF DSCR	2.15x	2.04x	2.05x	1.87x
NOI Debt Yield	13.2%	12.4%	12.6%	12.3%
NCF Debt Yield	13.2%	12.4%	12.6%	11.4%

(1)	Information is based on the underwritten rent roll.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Elston Center

Mortgage Loan No. 14 – Elston Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Original Balance:	$19,900,000			Location:	Chicago, IL 60630
Cut-off Date Balance:	$19,900,000			General Property Type:	Retail
% of Initial Pool Balance:	1.8%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Howard-Lehigh Corporation			Year Built/Renovated:	2012/N/A
Mortgage Rate:	5.000%			Net Rentable Area:	67,464 SF
Note Date:	3/7/2014			Cut-off Date Balance per Unit/SF:	$295
First Payment Date:	5/1/2014			Maturity Date Balance per Unit/SF:	$250
Maturity Date:	4/1/2024			Property Manager:	Borrower Managed
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	12 months			UW NOI:	$1,640,241
Seasoning:	0 months			UW NOI Debt Yield:	8.2%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity:	9.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.23x
Additional Debt Type:	N/A			Most Recent NOI:	$1,789,750 (12/31/2013)
Additional Debt Balance:	N/A			2nd Most Recent NOI (3):	N/A
Future Debt Permitted (Type):	No			3rd Most Recent NOI (3):	N/A
Reserves				Occupancy Rate:	100.0% (1/2/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	N/A
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(3):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$28,200,000 (1/7/2014)
Recurring Replacements(1):	$0	Springing	N/A	Cut-off Date LTV Ratio:	70.6%
TI/LC: (1):	$0	Springing	N/A	Maturity Date LTV Ratio:	59.7%
Other(2):	$429,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$19,900,000	100.0%	Loan Payoff:	$15,512,796	78.0%
			Closing Costs:	$188,603	0.9%
			Green Roof Escrow(2):	$429,000	2.2%
			Return of Equity:	$3,769,601	18.9%
Total Sources:	$19,900,000	100.0%	Total Uses:	$19,900,000	100.0%

(1)
A $792 per month recurring replacement escrow and a $5,807 per month TI/LC escrow is required at any time the Roundy’s long term credit rating is less than “B-”, or its equivalent, by any rating agency.

(2)
Other escrow represents funds necessary to construct a replacement “green roof” on the Roundy’s tenant space. The funds will be released to pay construction costs or to the borrower if the “green roof” requirement is waived by the City of Chicago.

(3)	The Elston Center Property is recently constructed. Most historical financials and occupancy rates are not available.

The Mortgage Loan.  The fourteenth largest mortgage loan (the “Elston Center Mortgage Loan”) is evidenced by a note in the original principal amount of $19,900,000 that refinanced a construction loan used to build the grocery store-anchored Elston Center (the “Elston Center Property”). Total construction costs associated with the grocery store construction and site preparation for a bank branch were approximately $23,862,529.

The Property. The Elston Center Property is a 67,464 SF retail center anchored by a Mariano’s Fresh Market (“Mariano’s”), which is a division of Roundy’s Supermarket’s Inc. (NYSE: RNDY) (“Roundy’s”). The Mariano’s building was constructed in 2012 as a build-to-suit for the tenant. A JP Morgan Chase (NYSE: JPM) (“JP Morgan”) bank branch is located across the street from the supermarket and is part of the property. The JP Morgan tenant constructed improvements on land leased from the borrower. There are 242 total surface parking spaces. The Mariano’s initial lease term is through December 31, 2032, with four five-year lease renewal options. There are no base rent escalations during the lease term or any renewal periods. Roundy’s operates 163 retail grocery stores and 100 pharmacies under the Pick ‘n Save, Rainbow, Copps, Metro Market and Mariano’s brands in Wisconsin, Minnesota and Illinois. The JP Morgan initial lease term is through December 31, 2033, with four five-year lease renewal options.

The Borrower. The Elston Center Property is owned by Howard-Lehigh Holdings, LLC, which is 100% owned and controlled by the Howard-Lehigh Corporation, a private real estate development company headquartered in Niles, Illinois. The company currently owns and manages seven properties totaling approximately 570,000 SF.

The Market. The Elston Center Property is located in the Jefferson Park neighborhood of Chicago, approximately nine miles northwest of the CBD. The property is within the North retail submarket, which as of September 30, 2013, had an average vacancy rate of 5.5% and average asking rental rate of $26.57 PSF. The appraiser notes 10 grocery store rent comparables with base rental rates from $22.10 PSF to $36.10 PSF and an average base rent of $26.65 PSF. Estimated 2013 population and average household income within a three-mile radius of the property was 309,669 and $69,198, respectively.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Elston Center

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annualized UW Base Rent	% of Total Annualized UW Rent	Annual UW Base Rent (PSF)	Lease Expiration(1)	2013 Sales PSF
Major Tenants
Roundy’s	NR/B3/B-	63,344	94%	$1,624,750	89%	$25.65	12/31/2032	$609.09
JP Morgan Chase Bank	A+/A3/A	4,120	6%	$192,780	11%	$46.79	12/31/2033	N/A
Sub Total/Wtd. Avg.

Vacant Space		0	0%	$0	0%	$0.00

Total/Wtd. Avg.		67,464	100%	$1,817,530	100%	$26.94

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Elston Center Property:

Cash Flow Analysis(1)
	2010	2011	2012	2013	UW	UW PSF
Base Rent(2)	$0	$0	$0	$0	$1,817,530	$26.94
Other Income	$0	$0	$0	$0	$0	$0.00
Recoveries	$0	$0	$0	$0	$619,743	$9.19
Discounts/Concessions	$0	$0	$0	$0	$0	$0
Less Vacancy	$0	$0	$0	$0	($110,384)	($1.64)
Effective Gross Income	$0	$0	$0	$0	$2,326,889	$34.49
Total Operating Expenses	$0	$0	$0	$0	$686,648	$10.18
Net Operating Income	$0	$0	$0	$1,789,750	$1,640,241	$24.31
TI/LC	$0	$0	$0	$0	$53,297	$0.79
Capital Expenditures	$0	$0	$0	$0	$6,334	$0.09
Net Cash Flow	$0	$0	$0	$1,789,750	$1,580,610	$23.43
Occupancy %(3)	N/A	N/A	N/A	100%	95.5%
NOI DSCR	N/A	N/A	N/A	1.40x	1.28x
NCF DSCR	N/A	N/A	N/A	1.40x	1.23x
NOI Debt Yield	N/A	N/A	N/A	9.0%	8.2%
NCF Debt Yield	N/A	N/A	N/A	9.0%	7.9%

(1)	The Elston Center Property is recently constructed. The leases began in September 2012 (Roundy’s) and February 2013 (JP Morgan Chase).
(2)
Base Rent for the JP Morgan Chase space is underwritten at the initial 10 year average of the lease term. The underwritten base rent for the tenant is $192,780 per annum. The actual current base rent is $180,000 per annum. The rent is scheduled to step to $198,000 per annum at the 6th year of the lease term.

(3)	The 2013 occupancy % is as of February 12, 2013, the date the JP Morgan Chase lease commenced.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Reserve at Eagle Ridge

Mortgage Loan No. 15 – Reserve at Eagle Ridge

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$18,850,000			Location:	Waukegan, IL 60087
Cut-off Date Balance:	$18,850,000			General Property Type:	Multifamily
% of Initial Pool Balance:	1.7%			Detailed Property Type:	Garden
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Independence Realty Operating Partnership, LP			Year Built/Renovated:	2002/2008
				Number of Units:	370 Units
Mortgage Rate:	4.670%			Cut-off Date Balance per Unit/SF:	$50,946
Note Date:	2/7/2014			Maturity Date Balance per Unit/SF:	$50,946
First Payment Date:	4/1/2014			Property Manager:	Jupiter Communities, LLC: d/b/a RAIT Residential
Maturity Date:	3/1/2024
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$2,065,570
IO Period:	120 months			UW NOI Debt Yield:	11.0%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	11.0%
Prepayment Provisions:	LO (25); DEF (88); O (7)			UW NCF DSCR:	2.20x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI(1):	$2,118,216 (12/31/2013 T-3 Ann.)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$1,869,004 (12/31/2012)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$1,314,262 (12/31/2011)
Future Debt Permitted (Type):	No			Most Recent Occupancy:	96.2% (1/31/2014)
Reserves				2nd Most Recent Occupancy:	94.7% (12/31/2013)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	86.2% (12/31/2012)
RE Tax:	$529,217	$75,602	N/A	Appraised Value (as of):	$29,400,000 (1/17/2014)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio:	64.1%
Recurring Replacements:	$0	$8,665	N/A	Maturity Date LTV Ratio:	64.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$18,850,000	65.0%	Purchase Price:	$29,000,000	100.0%
Sponsor Equity:	$10,150,000	35.0%
Total Sources:	$29,000,000	100.0%	Total Uses:	$29,000,000	100.0%

(1)	The Most Recent NOI reflects the trailing three months (ending December 31, 2013) annualized.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Reserve at Eagle Ridge Mortgage Loan”) is an acquisition loan evidenced by a note in the original principal amount of $18,850,000 and is secured by a first priority fee mortgage encumbering a multifamily garden apartment complex known as Reserve at Eagle Ridge in Waukegan, Illinois (the “Reserve at Eagle Ridge Property”). The proceeds of the Reserve at Eagle Ridge Mortgage Loan were used to finance the acquisition of the Reserve at Eagle Ridge Property for a purchase price of approximately $29.0 million.

The Property. The Reserve at Eagle Ridge Property is a 13-building, three-story garden apartment building complex containing 370 units located in Waukegan, Illinois. The Reserve at Eagle Ridge Property is situated on the intersection of Lewis Avenue and York House Road, adjacent to the Waukegan Regional Airport and eight miles north of Great Lakes Naval Base. The Reserve at Eagle Ridge Property was built in 2002 and renovated in 2008 on a 26.9 acre parcel of land.

As of January 31, 2014, the Reserve at Eagle Ridge Property was 96.2% leased. The units, which range from studios through two-bedroom layouts, have a total rentable area of 302,310 SF. The unit mix includes six studio units, 130 one-bedroom units and 234 two-bedroom units. All units include equipped kitchens, stackable washer and dryer (in select units), walk-in closets, mini-blinds, high-speed internet access, and balconies and patios with storage. Amenities include an on-site leasing office, outdoor swimming pool with sunning pavilion, fitness center, cyber café with wireless internet, clubhouse, playground, laundry facilities and a pet park. Additionally, the Reserve at Eagle Ridge Property has approximately 692 on-site surface and garage parking spaces (1.87 spaces per unit).

The Borrower.  The Reserve at Eagle Ridge borrower is IRT Eagle Ridge Apartments Owner, LLC, a Delaware limited liability company (the “Reserve at Eagle Ridge Borrower”). Equity ownership in the Reserve at Eagle Ridge Borrower is held indirectly by Independence Realty Trust, Inc. (“IRT”). IRT (NYSE: IRT) is an externally managed and advised apartment real estate investment trust focused on acquiring and owning well-located garden-style and mid-rise apartment properties throughout the United States. IRT is externally advised by a wholly-owned subsidiary of RAIT Financial Trust (“RAIT”) (NYSE: RAS), a multi-strategy real estate investment trust with $3.7 billion of assets under management. Additionally, IRT owns 16 properties containing an aggregate of 4,818 apartment units located in Arizona, Colorado, Georgia, Illinois, Indiana, Mississippi, Oklahoma, Texas and Virginia and managed by RAIT Residential, an affiliate of RAIT.

The Market. The Reserve at Eagle Ridge Property is located at 1947 West Eagle Ridge Drive in Waukegan, Lake County, Illinois, approximately 45 miles north of the Chicago central business district in the East Lake County submarket within the Chicago metropolitan statistical area (“MSA”). The

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Reserve at Eagle Ridge

Reserve at Eagle Ridge Property is bounded by Wisconsin/Illinois border to the north, Lake Michigan to the east, Lake Cook Road to the south and Highway 45 to the west.

According to an industry report, the East Lake County submarket had inventory of 22,197 units contained within 133 buildings with vacancy of 2.4% and average rental rate of $1,016 per unit as of fourth quarter 2013. The Chicago MSA had an estimated 2013 population of approximately 9.6 million, which grew at an annual average rate of 0.3% from 2002 to 2012. The 2013 estimated population within a one-, three- and five-mile radius of the Reserve at Eagle Ridge Property was 7,927, 64,479 and 142,867, respectively. The 2013 estimated average household income within a one-, three- and five-mile radius of the Reserve at Eagle Ridge Property was $64,822, $63,854 and $63,394, respectively.

Employment in Chicago MSA is concentrated in trade, transportation and utilities, professional and business services and education and health services sectors. Wal-Mart Stores Inc. (21,329 employees), Advocate Health Care (14,873 employees), J.P. Morgan Chase & Co. (13,639 employees), Walgreen Co. (13,122 employees) and United Continental Holdings Inc. (13,000 employees) are the five largest employers in the Chicago MSA.

Comparable properties to the Reserve at Eagle Ridge Property are shown in the table below:

Competitive Property Summary
Property	Location	Year Built	Occ.	No. Units	Unit Type	Avg. Size (SF)	Avg. Rent per Month	Avg. Rent per Month per Unit
Northgate Apartments	2330 Samson Avenue Waukegan, IL	2001	95%	378	1 BR/1 BA 2 BR/1 BA 2 BR/2 BA	739 929 1,012	$859 $915 $1,029	$1.16 $0.98 $1.02
The Landings at Amhurst Lake	1375 White Oak Drive Waukegan, IL	1996	94%	340	1 BR/1 BA 2 BR/2 BA	770 1,070	$1,115 $1,364	$1.45 $1.27
Lakes at Fountain Square	500 Lakehurst Road Waukegan, IL	1974	98%	384	1 BR/1 BA 2 BR/1 BA	680 880	$902 $949	$1.33 $1.08
The Preserve at Osprey	2025 Greystem Circle Gurnee, IL	1998	92%	483	Studio 1 BR/1 BA 2 BR/1 BA 2 BR/2 BA	523 821 1,028 1,087	$840 $992 $1,099 $1,220	$1.61 $1.21 $1.07 $1.12
Woodlake Apartments	101 Woodlake Boulevard Gurnee, IL	2000	92%	260	1 BR/1 BA 2 BR/2 BA	759 1,131	$1,019 $1,436	$1.34 $1.27

Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Reserve at Eagle Ridge Property:

Cash Flow Analysis(1)
	2011	2012	12/31/2013 T-3 Ann.(3)		UW	UW per Unit
Gross Potential Rental Income	$3,693,059	$3,766,635	$3,961,632		$4,015,199	$10,852
Other Income	$328,759	$333,811	$296,832		$309,500	$836
Less Vacancy & Credit Loss	($604,928)	($257,322)	($110,352)		($225,343)	(5.61%)
Effective Gross Income	$3,416,890	$3,843,124	$4,148,112		$4,099,356	$11,079
Total Operating Expenses	$2,102,628	$1,974,120	$2,029,896		$2,033,787	$5,497
Net Operating Income	$1,314,262	$1,869,004	$2,118,216		$2,065,570	$5,583
Capital Expenditures	$0	$0	$0		$103,970	$281
Net Cash Flow	$1,314,262	$1,869,004	$2,118,216		$1,961,600	$5,302
Occupancy %	86.2%	94.7%	96.2%	(3)	94.4%
NOI DSCR	1.47x	2.09x	2.37x		2.31x
NCF DSCR	1.47x	2.09x	2.37x		2.20x
NOI Debt Yield	7.0%	9.9%	11.2%		11.0%
NCF Debt Yield	7.0%	9.9%	11.2%		10.4%

(1)	Information is based on the underwritten rent roll.
(2)	The most recent historical cash flow reflects the trailing three months (ending December 31, 2013) annualized.
(3)	Based on a January 31, 2014 borrower rent roll.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Woodland Glen Apartments

Mortgage Loan No. 16 – Woodland Glen Apartments

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Original Balance:	$18,250,000			Location:	Northville, MI 48167
Cut-off Date Balance:	$18,250,000			General Property Type:	Multifamily
% of Initial Pool Balance:	1.7%			Detailed Property Type:	Garden
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Andrew M. Barbas; Marvin C. Daitch			Year Built/Renovated:	1986/N/A
Mortgage Rate:	4.860%			Number of Units:	304 Units
Note Date:	12/17/2013			Cut-off Date Balance per Unit/SF:	$60,033
First Payment Date:	2/1/2014			Maturity Date Balance per Unit/SF:	$51,858
Maturity Date:	1/1/2024			Property Manager:	York Properties, Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	24 months			UW NOI:	$1,580,144
Seasoning:	3 months			UW NOI Debt Yield:	8.7%
Prepayment Provisions:	LO (27); DEF (89); O (4)			UW NOI Debt Yield at Maturity:	10.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.30x
Additional Debt Type:	N/A			Most Recent NOI:	$1,489,100 (10/31/2013 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,398,507 (12/31/2012)
Future Debt Permitted (Type):	No			3rd Most Recent NOI(2):	N/A
Reserves				Occupancy Rate:	88.8% (2/21/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	92.1% (11/11/2013)
RE Tax:	$135,325	$25,424	N/A	3rd Most Recent Occupancy(2):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$24,300,000 (11/4/2013)
Recurring Replacements:	$0	$6,333	N/A	Cut-off Date LTV Ratio:	75.1%
Deferred Maintenance:	$54,950	$0	N/A	Maturity Date LTV Ratio:	64.9%
Capital Improvements(1):	$1,044,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$18,250,000	73.6%	Purchase Price:	$23,000,000	92.7%
Sponsor Equity:	$6,561,668	26.4%	Improvements Escrow(3):	$1,098,950	4.4%
			Closing Costs:	$712,718	2.9%
Total Sources:	$24,811,668	100.0%	Total Uses:	$24,811,668	100.0%

(1)
The borrower intends to make certain capital improvements to the Woodland Glen Apartments property, including, but not limited to asphalt repaving, roof replacements, painting, siding repairs and landscaping. The budgeted costs of these improvements were escrowed at loan closing.

(2)	The borrower purchased the Woodland Glen Apartments property in December 2013 and was provided with limited financial and occupancy history.
(3)	The Improvements Escrow includes the capital improvements escrow of $1,044,000 (see note 1 above) and the deferred maintenance escrow of $54,950.

The Mortgage Loan.  The sixteenth largest mortgage loan (the “Woodland Glens Apartments Mortgage Loan”) is an acquisition loan evidenced by a note in the original principal amount of $18,250,000 and is secured by a first priority fee mortgage encumbering a multifamily garden apartment complex known as Woodland Glens Apartments (the “Woodland Glens Apartments Property”).

The Property.  The Woodland Glens Apartments Property is a 304-unit one- and two-bedroom apartment complex in 19 two-story buildings with 604 surface parking spaces, 304 of which are covered. Common amenities include a heated swimming pool, club house with a fireplace, a library, and business center, and a private park with walking trails. Apartment amenities include covered patios or balconies, walk-in closets and cathedral ceilings in some units. The Woodland Glens Apartments Property was constructed in 1986 and is currently undergoing unit interior renovations as leases turn. Completed renovations include replacement of approximately 50% of the hot water heaters, replacement of approximately 30 to 40 of the furnace units, and replacement of all common area carpeting, in addition to a full interior renovation of 15 apartments. The borrower purchased the Woodland Glens Apartments Property from a seller whose predecessor in title acquired the Woodland Glens Apartments Property pursuant to foreclosure proceedings.

The Borrower.  The borrower is 100% indirectly owned by GN Apartments Investment LLC, a Southfield Michigan-based real estate investment company operated by Andrew M. Barbas and Marvin C. Daitch. An affiliate, York Properties, Inc., manages approximately 3,000 multifamily units, primarily for affiliate owned properties.

The Market.  The Woodland Glens Apartments Property is located in the Novi/Livonia submarket of the Detroit area. As of September 30, 2013, the multifamily submarket for B/C multifamily properties had an average 5.6% vacancy and an effective rental rate of $727 per unit, with a class “B/C” apartment inventory of 7,950 units. The total market, including Class A properties, consists of approximately 19,437 units and had an effective rental rate of $875 per unit, with an average 5.1% vacancy rate. The appraiser notes two new rental apartment developments totaling 455 units are either planned or proposed in the submarket.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15	Woodland Glen Apartments

Unit Mix Summary
Unit Type	No. of Units	% of Total	Average Unit Size (SF)	Average Rent per Month
1 Bedroom/1 Bath	76	25%	794	$785
2 Bedrooms/1 Bath	76	25%	950	$878
2 Bedrooms/2 Bath (Small)	76	25%	1,000	$912
2 Bedrooms 2 Bath (Large)	76	25%	1,100	$962
Total/Wtd. Avg.	304	100%	961	$884

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Woodland Glen Apartments Property:

Cash Flow Analysis(1)
	2010	2011	2012	10/31/2013 TTM	UW	UW per Unit
Base Rent(2)	$0	$0	$2,692,600	$2,845,071	$3,201,228	$10,530
Other Income	$0	$0	$232,773	$237,767	$234,384	$771
Discounts/Concessions	$0	$0	($101,333)	($59,335)	$0	$0
Less Vacancy	$0	$0	$0	$0	($284,320)	($935)
Effective Gross Income	$0	$0	$2,824,040	$3,023,503	$3,151,292	$10,366
Total Expenses	$0	$0	$1,425,533	$1,534,403	$1,571,149	$5,168
Net Operating Income	$0	$0	$1,398,507	$1,489,100	$1,580,144	$5,198
Capital Expenditures	$0	$0	$183,894	$297,837	$76,000	$250
Net Cash Flow	$0	$0	$1,214,613	$1,191,263	$1,504,144	$4,948
Occupancy %	N/A	N/A	N/A	N/A	91.1%
NOI DSCR	N/A	N/A	1.21x	1.29x	1.37x
NCF DSCR	N/A	N/A	1.05x	1.03x	1.30x
NOI Debt Yield	N/A	N/A	7.7%	8.2%	8.7%
NCF Debt Yield	N/A	N/A	6.7%	6.5%	8.2%

(1)	The borrower purchased the Woodland Glen Apartments property in December 2013 and was provided with limited financial and occupancy history.
(2)	Base rent includes historical vacancy.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C15

This Term Sheet was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with its affiliates, “BofA Merrill Lynch”), CIBC World Markets Corp. (together with its affiliates, “CIBCWM”) or Drexel Hamilton, LLC (together with its affiliates, “Drexel” and, collectively with Morgan Stanley, BofA Merrill Lynch and CIBCWM, the “Underwriters”). This Term Sheet was not produced by an Underwriter’s research analyst, although it may refer to a Morgan Stanley, BofA Merrill Lynch or CIBCWM research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

This Term Sheet may have been prepared by or in conjunction with the respective trading desks of the Underwriters that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein. Trading desk materials are not independent of the proprietary interests of the Underwriters, which may conflict with your interests. Each of the Underwriters may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

The information contained in this Term Sheet is subject to change, completion or amendment from time to time, and the information in this term sheet supersedes information in any other communication other than in any other free writing prospectus relating to the securities referred to in this term sheet. This Term Sheet is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction where the offer, solicitation or sale is not permitted. Unless otherwise set forth in this material, any securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this Term Sheet may not be suitable for all investors. This Term Sheet has been prepared and issued by the Underwriters for intended distribution to market professionals and institutional investor clients. Other recipients should seek independent investment advice prior to making any investment decision based on this Term Sheet. This Term Sheet does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this Term Sheet as only a single factor in making an investment decision.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and the Underwriters do not represent that any such assumptions will reflect actual future events. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by one or more Underwriters that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, the Underwriters and each recipient hereof (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure (as such terms are defined in Treasury Regulation 1.60 91-4). For this purpose, “tax structure” is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors. This authorization of tax disclosure is retroactively effective to the commencement of discussions with prospective investors regarding the transactions contemplated herein.

In the United Kingdom, this free writing prospectus is directed only at persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals in accordance with Article 19(5) or (ii) are persons falling within Article 49(2) (“high net worth companies, unincorporated associations etc.”) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as “relevant persons”). This free writing prospectus must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this free writing prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS EXCHANGE ACT OF JAPAN (LAW NO. 25 OF 1948, AS AMENDED (THE “FIEL”)), AND EACH UNDERWRITER HAS AGREED THAT IT WILL NOT OFFER OR SELL ANY OFFERED CERTIFICATES, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY JAPANESE PERSON, OR TO OTHERS FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO ANY JAPANESE PERSON, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND ANY OTHER APPLICABLE LAWS AND REGULATIONS. FOR THE PURPOSES OF THIS PARAGRAPH, “JAPANESE PERSON” SHALL MEAN ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS AND REGULATIONS OF JAPAN.

© 2014 Morgan Stanley